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TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-152140

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 24, 2008)

10,000 Shares of Series B Convertible Preferred Stock, Initial Stated Value $1,000 per Share
Warrants to Purchase 5,000 Shares of Series B Convertible Preferred Stock
Warrants to Purchase 44,582,707 Shares of Common Stock

BEACON POWER CORPORATION

         We are offering an aggregate of 10,000 shares of our Series B Convertible Preferred Stock, par value $0.01 per share, referred to as our preferred stock, together with warrants to purchase up to an aggregate of 5,000 additional shares of our preferred stock, and warrants to purchase up to an aggregate of 44,582,707 shares of our common stock, in this offering. This prospectus also covers the shares of preferred stock or common stock issuable from time to time upon exercise of these warrants, and the shares of common stock issuable upon conversion of the preferred stock. The preferred stock and warrants will be sold in units, each of which consists of (i) one share of preferred stock with an initial stated value of $1,000 per share, (ii) a warrant to purchase 0.5 of a share of preferred stock, exercisable by the holder or, upon certain conditions, by us, at an exercise price of $1,000 per share of preferred stock, and (iii) a warrant to purchase 4,458.27 shares of common stock, together with any associated rights, through December 23, 2015 at an initial exercise price of $0.25234 per share of common stock. Each unit will be sold at a public offering price of $1,000 per unit. Units will not be issued or certificated. The shares of preferred stock and warrants are immediately separable and will be issued separately.

         Our common stock is traded on The NASDAQ Capital Market under the symbol "BCON." On December 21, 2010, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.26 per share. There is no established trading market for our preferred stock or any of the warrants and we do not expect a market to develop. We do not intend to apply for a listing of the preferred stock or any of the warrants on any national securities exchange.

         This prospectus supplement is being filed in substantially identical form under each of (1) our shelf registration statement no. 333-152140 (initially filed July 3, 2008) with respect to the initial $12,526,765 of securities offered hereby (including the public offering price per unit and the exercise price to be paid in connection with the warrants) and (2) our shelf registration statement no. 333-161648 (initially filed September 1, 2009) with respect to any securities sold in excess of such amount.

         Investing in our securities involves significant risks. See the section entitled "Risk Factors" beginning on page S-10 of this prospectus supplement and page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as supplemented in subsequent quarterly reports on Form 10-Q.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public offering price	$1,000.00	$10,000,000(1)

Underwriting discounts and commissions	$70.00	$700,000(2)

Proceeds to Beacon Power Corporation (before expenses)	$930.00	$9,300,000

(1)
Initial gross proceeds. If the warrants to purchase preferred stock are exercised in full, the Company will receive additional gross proceeds of $5 million, for aggregate gross proceeds of $15 million (excluding any common stock warrant exercises).

(2)
The underwriting discounts and commissions will increase to $1.05 million if the warrants to purchase preferred stock are exercised in full.

         We estimate the total expenses of this offering payable by us, excluding the underwriting discounts and commissions, will be approximately $394,500. We anticipate that delivery of the shares of preferred stock and warrants will be made on or about December 23, 2010 subject to customary closing conditions.

Sole Book-Running Manager

LAZARD CAPITAL MARKETS

Prospectus Supplement dated December 22, 2010

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        You should rely only on the information contained in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus that we have authorized to be distributed to you and the documents incorporated by reference herein or therein. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus that we have authorized to be delivered to you is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of units. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying base prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the preferred stock and warrants to purchase common stock and the distribution of this prospectus outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying base prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

        This prospectus supplement is being filed in substantially identical form under each of (1) our shelf registration statement no. 333-152140 (initially filed July 3, 2008) with respect to the initial $12,526,765 of securities offered and sold hereby (including the public offering price per unit and the exercise price to be paid in connection with the warrants) and (2) our shelf registration statement no. 333-161648 (initially filed September 1, 2009) with respect to any securities offered and sold in excess of such amount.

        You should carefully read this prospectus supplement and the accompanying prospectus, including "Risk Factors" beginning on page S-10 of this prospectus supplement and beginning on page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as supplemented in subsequent quarterly reports on Form 10-Q, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we have authorized to be delivered to you when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled "Where You Can Find More Information."

        Unless the context requires otherwise, in this prospectus supplement and the accompanying base prospectus the terms "Beacon," "we," "us" and "our" refer to Beacon Power Corporation and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the information incorporated by reference. Because this is a summary, it does not contain all the information about us that may be important to you. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the heading "Risk Factors" in this prospectus supplement beginning on page S-10 and on page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as supplemented in subsequent quarterly reports on Form 10-Q, and the other documents and the financial statements and related notes that are incorporated by reference in this prospectus.

 Beacon Power Corporation

Our Business

        Our focus is to design, manufacture and commercialize our flywheel-based energy storage systems that can provide frequency regulation and other highly reliable energy solutions for the worldwide electricity grid at competitive costs. We also plan to sell individual and large-scale systems outright or on a fractional basis. As we expand our flywheel production and continue to lower system costs, we believe we will be able to market other cost-effective applications for our flywheel systems that will further expand our revenue. Beacon is a development-stage company that was incorporated in Delaware on May 8, 1997.

        Our market focus is on the five geographic regions of the domestic grid that provide open bid markets for regulation services. These regional grid operators purchase frequency regulation services from independent providers in open bid markets that they manage and maintain. We are seeking to become one such provider. We believe our technology will offer grid operators the benefits of greater reliability; faster response time; cleaner operation, including zero direct emissions of carbon dioxide (CO2), nitrogen oxide, sulfur dioxide and mercury; and lower maintenance costs compared to conventional power generation facilities that also provide frequency regulation services. We believe that we will have lower operating costs and faster response time than the majority of other entities that provide frequency regulation services, which we believe will allow us to have sufficient margins to make our services economically viable.

Operations

        In August 2010, our wholly-owned subsidiary, Stephentown Regulation Services, LLC (SRS), closed on a loan with the Federal Financing Bank (FFB) guaranteed by the Department of Energy (DOE), which, over time, will allow us to borrow up to approximately $43 million. As part of the loan closing, Beacon contributed approximately $26 million to SRS representing its equity in the project by transferring $7 million in cash to SRS, and providing other in-kind equity of approximately $18.9 million. Approximately two weeks after closing, SRS used approximately $4 million of the cash equity contribution provided to it by Beacon to reimburse Beacon for allowable costs previously incurred. Monthly disbursements from the loan began in September 2010, and are based upon eligible project spending. Each loan disbursement is subject to the satisfaction of certain conditions. This loan will provide debt financing for 62.5% of the estimated $69 million total project cost of our 20 megawatt (MW) plant currently under construction in Stephentown, New York. Four MW of the 20 MW total are expected to be online and earning revenue by the end of 2010. We expect to have between 16 MW and 20MW in operation in Stephentown by the end of the first quarter of 2011, with any remaining amounts operational during the second quarter of 2011.

        In addition to the revenues we expect to generate from the Stephentown plant, we plan to increase our revenues by building additional 20 MW facilities, which are currently under development. We have been awarded a $24 million DOE Smart Grid stimulus grant to support our second 20 MW frequency regulation facility, which will be located in the Mid-Atlantic ISO (PJM) region. This plant will likely be built either in the Chicago Heights, Illinois area or in Hazle Township, Pennsylvania. We have site control and have filed interconnection applications for two sites in the Chicago area, as well as one site in Hazle Township, PA, and one site in Glenville, NY.

        We are also identifying other plant locations for future merchant facilities, as well as marketing our systems to domestic and foreign utilities that lack open-bid markets with the objective of selling our plants in those markets on a turnkey basis. Additionally, we are exploring other potential flywheel applications, including the sale of systems for wind/diesel/flywheel energy storage hybrid power systems on islands and remote grids, as well as military applications. In September 2010 we were also awarded a two-year ARPA-E development contract which we expect will provide us with $2.2 million to develop the initial design of a new type of flywheel that would have the capability of storing four times the energy as our current Gen4 flywheel. If successful, this new flywheel design would be capable of delivering 100 kW for up to one hour. Additional effort and funding would be required once a design is developed before this new flywheel could be commercialized. Target markets for this device would include ramp mitigation for wind and solar generation whose power output may exceed local ramp rate limitations, demand limiting for commercial, industrial, institutional and government facilities that pay high electricity demand charges, and back-up power supply for a portion of the Uninterruptable Power Supply (UPS) market that requires extended time to achieve orderly shutdown because the customer lacks back-up generation capability.

Company Information

        We maintain our principal offices and research and development laboratory at 65 Middlesex Road, Tyngsboro, Massachusetts 01879. Our telephone number is 978-694-9121. Our website address is www.beaconpower.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Preferred Stock offered	10,000 shares (the "Preferred Shares") of Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), not including the shares of Preferred Stock issuable upon exercise of the preferred stock warrants described below.
Stated Value. Each share of Preferred Stock will have an initial "Stated Value" of $1,000, subject to reduction upon conversion or redemption, by us or by the holder, as described below.

Maturity Date. The Preferred Stock will have a maturity date of February 1, 2012, unless extended under certain limited circumstances. Any remaining Stated Value, plus accrued and unpaid dividends, will be paid at the maturity date.

Dividends. The Preferred Stock is entitled to receive dividends on the Stated Value, at a rate of eight percent (8%) per annum. We may elect to pay the dividends in cash or, if certain "Equity Conditions" are satisfied, in shares of our common stock. Dividends are payable monthly, in arrears, on the first day of each month beginning February 1, 2011, through the maturity date. If we elect to pay dividends in shares of our common stock, and subject to the Equity Conditions being met, we will give notice to holders on the twenty-third (23rd) trading day prior to the applicable dividend due date. At the same time, we will deliver a number of shares of our common stock equal to the dividend amount divided by the Market Price (as described below) determined as of the date notice is given. On the dividend due date, we will make a similar determination using the Market Price as of the dividend due date. If the number of shares so calculated exceeds the number of shares that we delivered with the notice, then we will deliver the difference (if any) on the applicable dividend payment date. If the number of shares so calculated is less than the number of shares we delivered with the notice, then the dollar amount reflecting the excess shares we delivered will be automatically redeemed (or, in the case of the final dividend date or a dividend date on which no Preferred Shares remain outstanding following any conversions or redemptions as of that date, the excess shares or the equivalent cash amount will be returned to us). In the event of certain "triggering events", the dividend rate will increase to fifteen percent (15%) per annum through the time such "triggering event" is cured.

The "Market Price" is the arithmetic average of the six (6) lowest daily volume weighted average prices, or VWAPs, during the twenty (20) consecutive trading day period ending two trading days prior to the relevant date of determination.

Conversion by Holder. Subject to the ownership and conversion limitations described below, a holder of shares of Preferred Stock may convert its shares of Preferred Stock at any time after the initial issuance date, plus accrued and unpaid dividends, at a rate equal to the "Conversion Price." The Conversion Price initially will be $0.25234 per share, subject to adjustment as described below.

Redemption. Unless we elect a company conversion (described below), we will redeem, pro rata among the holders of Preferred Stock based on their initial holdings, the aggregate Stated Value of 1,154 shares of Preferred Stock (the "installment amount") on the first business day of each month, beginning February 1, 2011 through the maturity date (each, an "installment date"). If the preferred stock warrants being offered herein are not exercised (by the holder or by us), the Preferred Stock issued in this offering will be redeemed according to this schedule prior to the maturity date. The installment amount payable to any holder may be reduced for such holder by conversion, redemption, failure to have exercised the preferred stock warrants being offered herein or otherwise. We will give notice to the holders on the twenty-third (23rd) trading day prior to each installment date, specifying our election to make the redemption payment in cash or, subject to the Equity Conditions, to cause a company conversion of the same number of shares of Preferred Stock as described below. We will pay the redemption payment in cash in immediately available funds on the installment date.

Company Conversion. In lieu of making a cash redemption on the installment date in any month, and subject to the Equity Conditions being satisfied, we may elect to cause a conversion of all or part of the installment amount required to be redeemed for the applicable month (a "company conversion"). If we elect to do this, we will give notice to the holders on the twenty-third (23rd) trading day prior to the installment date, at which time we will deliver a number of shares of common stock determined by dividing the installment amount being converted by the lower of (i) the then applicable conversion price, and (ii) 85% or 90% (depending on whether the Market Price of our common stock is below or above $1.00, respectively) of the Market Price as of the installment notice date. On the relevant installment date, we will make a similar determination of the number of shares issuable on conversion based on the Market Price of our common stock as of the installment date. If the number of shares so calculated as of the installment date exceeds the number of shares that we delivered with the notice, then we will deliver the difference on the applicable installment date. If the number of shares so calculated is less than the number of shares we delivered with the notice, then the dollar value representing the difference will be automatically redeemed (except that excess shares delivered on the last installment date, or another installment date at which no further Preferred Shares remain outstanding, or the equivalent cash amount will be returned by the holder). If the Equity Conditions cease to be true after we deliver the notice of our election to cause a company conversion, but before the installment date, then the holders of Preferred Stock may do either or both of (i) causing us to redeem all or part of the conversion amount, in cash, at 125% of such amount, and/or (ii) declaring the conversion void with respect to all or a portion of the conversion amount (the "voided amount"), in which event the conversion price of the voided amount will be reduced to the lowest of (i) the then applicable conversion price, (ii) 85% or 90%, as the case may be (see above) of the Market Price on the date the conversion is voided, or (iii) 85% or 90%, as the case may be (see above) of the Market Price on the date that the holder delivers a notice of conversion of the voided amount.

Equity Conditions. The "Equity Conditions" will be satisfied on any date if (a) on each day during the 30 trading days prior to such measurement date, all shares of common stock issued and issuable upon conversion of the Preferred Stock (including the Preferred Stock issuable on exercise of the preferred stock warrants offered hereby) or payable as dividend shares and upon exercise of the common stock warrants offered hereby will be eligible for sale without restriction and without the need for registration under the securities laws; (b) on each such day, the common stock is listed on The NASDAQ Capital Market or on one of several named alternative markets, and if we are subject to certain delisting proceedings or fail to meet the maintenance requirements of such a market, we must meet the minimum listing conditions of one of the other eligible markets (which could include the OTC Bulletin Board for this purpose); (c) on each such day, we have delivered common stock upon conversion by holders of Preferred Stock on a timely basis, as and if required; (d) any applicable shares to be issued in connection with the determination may be issued in full without violating the rules of our principal market or the ownership limitations described below (except that the ownership limits will not prevent us from making payments to any holder in shares of common stock up to such limits); (e) during such period, we shall have made timely payments as required under the terms of the Preferred Stock; (f) there has been no "triggering event" or potential triggering event under the certificate of designations; (g) we have no knowledge of any fact that would cause the shares of common stock issuable in connection with the securities offered in this offering not to be eligible for sale without restriction; (h) we meet certain minimum average trading volume qualifications on our principal market (i.e., a $200,000 daily dollar volume, averaged over the applicable 30 trading days); and (i) we are otherwise in material compliance with our covenants and representations in the related transaction documents, including the certificate of designations.

Optional Prepayment. We can redeem any or all of the Preferred Stock at any time, so long as the Equity Conditions have been satisfied on the date we deliver a redemption notice to the holders and on the redemption date. The redemption price in connection with any such optional redemption will be an amount in cash equal to 125% of the sum of the Stated Value of the Preferred Stock being redeemed, with accrued and unpaid dividends, and an additional make-whole amount to reflect the dividends that would have been payable through the maturity date if the Preferred Stock had remained outstanding.

Mandatory Repurchase. The Preferred Stock is subject to mandatory redemption at the election of a holder upon the occurrence of certain triggering events. The redemption price in these circumstances would be the greater of (a) 125% of the Stated Value plus accrued dividends, and (b) the number of shares into which the holder's Preferred Stock may be converted multiplied by the highest closing sale price of our common stock during the period immediately prior to the triggering event and the date the holder delivers a notice of redemption, plus in each case the additional make-whole amount that would apply in an optional prepayment (reflecting dividends that would have been payable through maturity if the Preferred Stock had remained outstanding). "Triggering events" include, among other events, certain breaches by us of our agreements, failures to pay amounts when due, failures to maintain any registration statement as required, the failure to keep our common stock listed on an eligible market (not including the OTC Bulletin Board), and failure to keep a sufficient number of authorized shares reserved for issuance on conversion of the Preferred Stock or exercise of the warrants.

Adjustments to Conversion Price. The conversion price of the Preferred Stock will be adjusted to reflect any stock splits and similar capital events proportionately. In the event of a consolidation of our common stock, such as a reverse stock split, the conversion price of the Preferred Stock will be proportionately increased and then further adjusted (but not increased) to equal the product of (x) the quotient determined by dividing the conversion price in effect prior to the stock combination by the average of the daily volume weighted average trading prices (or VWAPs) for the 15 trading days prior to such combination, and (y) the VWAPs for the 15 trading days following the combination.

In addition, if we issue (or are deemed to issue through the issuance or sale of convertible securities) shares of common stock at a price less than the conversion price at the time, the conversion price of the Preferred Stock will be reduced to the price at which such common stock is issued or deemed to be issued. Adjustments will not be required upon the issuance of certain "excluded securities", including shares issued or deemed to be issued under our existing employee stock plans, or upon the issuance of shares of common stock as dividend payments or conversions under the Preferred Stock. However, if we issue or are deemed to have issued common stock in connection with the dividend date or installment date in June 2011, it will not be excluded from these adjustment provisions so that the conversion price of the Preferred Stock would be adjusted upon such issuance to the lower of (i) the conversion price at that time or (ii) the Market Price at the time of the relevant dividend or installment date.

Ownership and Conversion Limitations. We will not effect any conversion of the Preferred Stock, nor shall a holder convert its shares of Preferred Stock, to the extent that such conversion would cause the holder to have acquired, through conversion of the Preferred Stock or otherwise, beneficial ownership of a number shares of our common stock in excess of 4.99% of our common stock immediately preceding the conversion. This limitation may from time to time be increased or decreased as it applies to any holder, but not above 9.99% or below 4.99%, by such holder, effective upon the sixty-first (61st) day after it gives us written notice of the adjustment.

Liquidation Preference. In the event of a liquidation event, before any amounts are made available to the holders of our common stock, the holders of the Preferred Stock will be entitled to receive in cash, out of our assets, an amount per share of Preferred Stock equal to the Stated Value, with accrued and unpaid dividends, plus an amount representing the dividends that would have accrued but for such event through the maturity date. After such a distribution, the holders of the Preferred Stock will be entitled to participate in any distribution to the holders of our common stock on an as-converted basis.

Covenants. While the Preferred Stock is outstanding, neither we nor our subsidiaries may incur any additional indebtedness, with the exception of certain project-level indebtedness at the subsidiary level, our guaranty of such project-level indebtedness, and ordinary course equipment leases, obligations to vendors and similar exceptions. We are also prohibited from issuing additional or other capital stock that is senior to, or on par with, the Preferred Stock, or from issuing certain variable rate securities, without the consent of holders of 90% of the Preferred Stock then outstanding.
This prospectus also relates to the offering of the shares into which the Preferred Stock may be converted.
See "Description of the Securities We Are Offering—Preferred Stock".
Preferred Stock Warrants offered
Warrants to purchase up to 5,000 shares of Preferred Stock, having an aggregate stated value of $5 million. The preferred stock warrants will be exercisable during the period commencing on the date of original issuance and ending on the maturity date of the Preferred Stock, at an exercise price of $1,000 per share of preferred stock.

Subject to the Equity Conditions, we will have the right to force the holders of the preferred stock warrants to exercise the warrants for cash under certain conditions. If either (a) the closing bid price of our common stock exceeds 150% of the initial conversion price of the Preferred Stock during any 20 trading days in a period of 30 consecutive trading days, or (b) we consummate a qualifying public offering of our common stock for net proceeds to us of at least $10 million, then we have the right to require the holders of the preferred stock warrants to exercise the warrants in full, so long as the Equity Conditions are met.

In addition, beginning on the installment date of the Preferred Stock in October 2011, and on the installment date in each month thereafter through the maturity date, so long as the Equity Conditions are then met, we will have the right to require the holders to exercise their preferred stock warrants in an aggregate amount (among the holders pro rata based on their initial shares of Preferred Stock) equal to 1,154 shares of Preferred Stock on each such date (except that the amount subject to forced exercise in October 2011 will be an aggregate of 384 shares of Preferred Stock).

If less than $500,000 in Stated Value of Preferred Stock that was initially issued in this offering remains outstanding, we have the right (with 24 trading days' notice to the holders) to make forced exercises on sequential installment dates beginning earlier than October 2011.

This prospectus also relates to the offering of the shares of preferred stock issuable upon exercise of these warrants.
See "Description of the Securities We Are Offering—Preferred Stock Warrants".
Common Stock Warrants offered
Warrants to purchase up to 44,582,707 shares of common stock. The common stock warrants will be exercisable during the period commencing on the date of original issuance and ending five (5) years from the date of such issuance at an exercise price of $0.25234 per share of common stock.

The exercise price will be adjustable in connection with certain capital events, such as stock splits or consolidations, and will also be adjustable on a weighted-average basis in connection with the issuance or deemed issuance of share of our common stock at a price per share deemed to be less than the then-existing exercise price of the warrants. In addition, if we combine our stock after the warrants are issued, such as through a reverse stock split, then the exercise price of the common stock warrants will be adjusted downward to the product of (i) the quotient determined by dividing the exercise price in effect prior to the combination by the average VWAPs over the 15 trading days prior to the combination, multiplied by (ii) the average VWAPs over the 15 trading days after the combination, if such amount is less than the exercise price.

Beginning June 1, 2011 and ending on the date the preferred stock warrants described above have been exercised in full (or otherwise 91 days after the maturity date of the Preferred Stock), holders will be able to exercise the common stock warrants for their pro rata portion of $1 million during each calendar month, at an exercise price equal to the lower of (a) the then applicable exercise price and (b) 85% or 90% of the Market Price, depending on whether the Market Price is below or above $1.00 at the time, respectively.

Subject to the Equity Conditions, we will have the right to force the holders of the common stock warrants to exercise the warrants for cash, if the arithmetic average of the VWAP of our common stock for any twenty (20) trading days during a consecutive thirty (30) trading day period equals or exceeds 200% of the initial exercise price (as adjusted appropriately for any stock dividends, stock splits, stock combinations and similar events).
This prospectus also relates to the offering of the shares of common stock issuable upon exercise of these warrants.
See "Description of the Securities We Are Offering—Common Stock Warrants".
Preferred stock to be outstanding after this offering(1)	10,000 shares
Common stock to be outstanding after this offering(2)	199,890,859 shares

Risk Factors	See "Risk Factors" beginning on page S-10 of this prospectus supplement and on page 20 of our Annual Report on Form 10-K, as supplemented in subsequent quarterly reports on Form 10-Q, for a discussion of factors you should consider carefully when making an investment decision.
Use of proceeds	The net proceeds from this offering will be used for general corporate purposes, including ongoing working capital requirements. See "Use of Proceeds" on page S-44.
The NASDAQ Capital Market Symbol
Our common stock is listed on The NASDAQ Capital Market under the trading symbol "BCON." There is no established public trading market for the offered shares of Preferred Stock or any of the warrants and we do not expect a market to develop. We do not intend to apply for a listing of the Preferred Stock or any of the warrants on any national securities exchange.

(1)
The number of shares of preferred stock to be outstanding immediately after this offering excludes the 5,000 shares of preferred stock that may be issued upon the exercise (including any forced exercise) of the preferred stock warrants.

(2)
The number of shares of common stock to be outstanding immediately after this offering as shown above reflects the 199,890,859 shares of common stock outstanding as of December 20, 2010. This number excludes shares of common stock that may be issued upon conversion of the Preferred Stock issued hereby (or issuable upon exercise of the preferred stock warrants issued hereby) or upon the payment of the monthly dividend amounts or any conversion of monthly installment amounts thereunder, the number of which will be determined in part by reference to the market price of our common stock, and also excludes the 44,582,707 shares of common stock issuable upon the exercise of the common stock warrants offered hereby. This number also excludes: (i) 16,650,290 shares of our common stock subject to outstanding options under our current and previous equity incentive plans, which have a weighted average exercise price of $0.81 per share; (ii) approximately 55,479 shares of common stock reserved for future issuance under our employee stock purchase plan; (iii) 55,507,440 shares of our common stock issuable upon exercise of outstanding warrants issued prior to this offering which together have a weighted average exercise price of $1.24 per share; and (iv) 593,521 shares of our common stock available for future grants or awards under our RSU Plan.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should consider the following risk factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those risks discussed in Part I, Item 1A—Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2009 and those discussed in Part II, Item 1A—Risk Factors of our Quarterly Reports on Form 10-Q for subsequent fiscal quarters, before deciding to purchase any of our securities. The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may become important factors that affect us. If any of these risks occur, our business could suffer, the market price of our securities could decline and you could lose all or part of your investment in our securities.

Risks Related to this Offering and the Preferred Shares

We may not have the cash necessary to redeem the Preferred Shares.

        We have the obligation to make monthly dividend and redemption payments on the Preferred Shares commencing February 1, 2011, which mandatory dividend and redemption payments may each be made at our option in cash or in shares of our common stock, except that our right to make payment in shares of common stock is dependent upon our satisfying certain Equity Conditions. Among other things, these Equity Conditions include our continued listing on The NASDAQ Capital Market or another permitted exchange (as described in more detail below), and our stock maintaining certain minimum average trading volumes during the applicable measurement period. If we cannot satisfy the Equity Conditions, we will not be able to make our monthly mandatory dividend or redemption payments in stock, and we would be forced to make such monthly payments in cash. We may not have sufficient cash resources at the applicable time to make those cash payments, or to make such cash payments in full.

        Further, any failure to pay any amounts due to the holders of the Preferred Shares, as well as certain other "triggering events," including, without limitation, our failure to timely deliver shares, our suspension of trading, our failure to keep reserved for issuance an adequate number of shares of common stock to cover conversion of the Preferred Shares, and breaches of certain representations, warranties and covenants that are not timely cured, where a cure period is permitted, would permit the holders of our Preferred Shares to compel our redemption of such Preferred Shares in cash at a price per share equal to the greater of (i) 125% of the stated value of the Preferred Shares being redeemed and accrued dividends and (ii) the market value of the number of shares into which the Preferred Shares, plus accrued dividends, could be converted by the holder at the time a notice of redemption is delivered by the holder, valued at the greatest closing sales price during the period from the date immediately before the triggering event through the date the holder delivers a redemption notice, in each case plus an additional make-whole amount per Preferred Share being redeemed. The OTC Bulletin Board is one of the alternative markets permitted under the Equity Conditions, meaning that if we are listed on The NASDAQ Capital Market but fall below the minimum listing standards of that market, we will still satisfy the Equity Conditions if we satisfy the minimum listing standards of the OTC Bulletin Board at that time. However, if we are actually delisted from The NASDAQ Capital Market, without obtaining a listing on another national securities exchange (but not including the OTC Bulletin Board), it would constitute a "triggering event" under the certificate of designations (and consequently, would also cause a failure of the Equity Conditions). Thus, if we are delisted from The NASDAQ Capital Market, or if for any other reason we are required to repurchase the Preferred Shares in cash prior to maturity, no assurance can be given that we would have the cash or financial resources available to us to make such a payment, and such an acceleration could have a material adverse effect on our business and financial condition and may impair our ability to continue in business as a going concern.

The Preferred Shares are senior obligations of ours, and rank prior to our common stock with respect to dividends, distributions and payments upon liquidation.

        The rights of the holders of the Preferred Shares rank senior to the obligations to our common stock holders. Upon our liquidation, the holders of Preferred Shares are entitled to receive a liquidation preference of $1,000 per share, plus all accrued but unpaid dividends at the rate of 8% per annum, plus an amount representing the dividends to which such Preferred Shares would have been entitled through their maturity date, prior and in preference to any distribution to the holders of any other class of our equity securities. Further, no dividends on our common stock can be paid without the consent of the holders of 90% of the outstanding Preferred Shares, and the holders of Preferred Shares, as well as the holders of the warrants being issued to the purchasers of Preferred Shares, have the right to participate in any payment of dividends or other distributions made to the holders of common stock to the same extent as if they had converted the Preferred Shares or exercised the warrants. The existence of such a senior security could have an adverse effect on the value of our common stock.

Holders of the Preferred Shares have rights that may restrict our ability to operate our business.

        Under the certificate of designations establishing the terms of the Preferred Stock, we are subject to certain covenants that limit our ability to create new series of preferred stock, other than series junior to the Preferred Stock, and to offer and sell certain types of variable priced securities. We are also limited, with certain exceptions, in our ability and the ability of our subsidiaries to incur debt other than in connection with project-level financings through our subsidiaries. Such restrictions may have an adverse effect on our ability to operate our business while the Preferred Shares are outstanding.

The market price of our shares of common stock may be volatile and issuances of large amounts of shares of our common stock could cause the market price of our common stock to decline.

        As of December 20, 2010, 199,890,859 shares of our common stock were outstanding. In the eleven months ended November 30, 2010, our common stock traded as low as $0.18 and as high as $0.54, and in the year ended December 31, 2009, traded as low as $0.32 and as high as $1.09. If we issue a significant number of shares of common stock or securities convertible into common stock in a short period of time, there could be a dilution of the existing common stock and a decrease in the market price of the common stock.

        The market price of our shares of common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our shares of common stock may fluctuate and cause significant price variations to occur. Some of the other factors that may cause our stock price to fluctuate and may contribute to our stock price's volatility include the number of shares issued or issuable in connection with our equity financings, regulatory developments, our progress in developing our planned frequency regulation facilities, market and pricing conditions for frequency regulation, regulatory developments and other matters, including those set forth under "—Risks Relating to Our Business" below and under "Special Note Regarding Forward-Looking Statements" herein. We cannot assure you that the market price of our shares of common stock will not fluctuate or decline significantly in the future.

        Because the Preferred Shares are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the value of the Preferred Shares. Holders of Preferred Shares who receive our shares of common stock upon conversion of their Preferred Shares, or upon our election to pay dividends or installment amounts in common stock, will be subject to the risk of volatile market prices and wide fluctuations in the market price of our shares of common stock. Depending on the market price of our common stock during the applicable measurement periods, and our election to pay such amounts in cash or in stock, the number of shares of common stock issued to the holders of Preferred Shares could be very significant. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our shares of common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market prices of our shares of common stock will not fall in the future.

Our stockholders will experience significant dilution upon the issuance of common stock upon conversion or redemption payments under the Preferred Shares, if we issue additional equity securities in future financing transactions and if the shares of our common stock underlying our significant number of outstanding warrants are purchased.

        The issuance of common stock as mandatory redemption payments or upon conversion of some or all of the Preferred Shares (whether by us or by the holders) will dilute the ownership interests of our existing holders of our shares of common stock. If the initial aggregate Stated Value of the Preferred Stock is converted into our common stock at its initial conversion price, we would issue 39,629,072 shares of common stock upon their conversion. We may also issue an additional $5 million stated value of Preferred Stock upon exercise in full (including a forced exercise by us, if the conditions are met) of the preferred stock warrants, which could also be converted into 19,814,536 shares of common stock if converted at the initial conversion price. This excludes the effect of any exercise of the warrants, and it excludes the effect of any common stock we may issue as dividends or as conversion shares, in lieu of paying monthly dividends or redemption amounts in cash, which may be made at a price lower than the initial conversion price. The initial conversion price of the Preferred Stock is adjustable based on certain events, including if we issue equity securities (other than certain excluded securities) at a deemed price of less than the conversion price at the time. Our payment of stock as dividends or conversion of installment payments will not trigger such an adjustment, except for stock we use to make the June 1, 2011 dividend or installment payment. The conversion price of the Preferred Stock will also be adjusted if we effect a reverse stock split, to reflect the proportionate (adjusted) trading prices of our common stock before and after the effective date.

        We expect to make the mandatory redemption and dividend payments under the terms of the Preferred Shares in shares of our common stock. Although the dollar amount of such redemption payments are known, the number of shares to be issued in connection with such redemption payments may fluctuate based on the stock price. Any sales or perceived sales in the public market of our shares of common stock issuable upon such conversion or redemption payments could adversely affect prevailing market prices of our shares of common stock. The issuance of common stock upon conversion of the Preferred Shares or upon such redemption and dividend payments may also have the effect of reducing our net income per share (or increasing our net loss per share). In addition, the existence of the Preferred Shares may encourage short selling by market participants because the conversion of the Preferred Shares or the existence of the redemption payments could depress the market price of our shares of common stock.

        In addition, we have a significant number of securities convertible into, or allowing the purchase of, our common stock. Investors could be subject to increased dilution upon the conversion or exercise of these securities. The common stock warrants offered in this offering have an exercise price that is adjustable, on a weighted average basis, in connection with our future issuance or deemed issuance of common shares at a price below the conversion price of the warrants, which could further subject investors to dilution (in addition to the event giving rise to such an adjustment), and are further exercisable between June 1, 2011 and the time the preferred stock warrants are exercised in full (or 91 days after the maturity date of the Preferred Stock if later), to exercises in the aggregate amount of $1 million per month at prices determined by reference to the market price of our common stock at the time. The exercise price may also be adjusted if we effect a reverse stock split, depending on the relative trading prices before and after the combination. Also, the issuance of additional shares as a result of such conversion or purchase, or their subsequent sale, could adversely affect the price of our common stock.

        Investors in our company will be subject to increased dilution upon conversion of our preferred stock and upon the exercise of outstanding stock options and warrants and vesting of restricted stock units granted by us. There were 199,890,859 shares of our common stock outstanding as of December 20, 2010. As of that date, outstanding stock options and warrants that are exercisable and vesting of restricted stock units granted by us represented an additional 72,806,730 shares of our common stock that could be issued in the future. Most of the outstanding shares of our common stock, as well as the vast majority of the shares of our common stock that may be issued under our outstanding options, warrants and restricted stock units, are not restricted from trading or have the contractual right to be registered.

        Any significant increase in the number of shares offered for sale could cause the supply of our common stock available for purchase in the market to exceed the purchase demand for our common stock. Such supply in excess of demand could cause the market price of our common stock to decline.

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock.

        Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. It is anticipated that the purchasers of the Preferred Shares will be selling shares of common stock issued to them as conversion shares in lieu of a mandatory redemption or as dividend shares on each scheduled payment date. We cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

The repurchase right in the Preferred Shares and the warrants triggered by a change of control or other fundamental transaction could discourage a potential acquiror.

        The repurchase rights in the Preferred Shares and the warrants being sold in this offering could discourage a potential acquiror. The terms "change of control" and "fundamental transaction" refer to specific transactions and may not include other events that might adversely affect our financial condition or results of operations. Our obligation to redeem the Preferred Shares or warrants upon a change of control or fundamental transaction, respectively, would not necessarily afford you protection in the event of a highly leveraged transaction, or, with respect to the change of control redemption right in the Preferred Stock, a reorganization, merger or similar transaction involving us, for example where the holders of our voting power prior to the transaction hold, after the transaction, publicly traded shares with the voting power to elect a majority of the board of directors of the surviving entity.

The premium payable on Preferred Shares redeemed in connection with certain changes of control or a mandatory repurchase may not adequately compensate you for any lost value of your Preferred Shares as a result of such transaction.

        Holders who redeem their Preferred Shares upon a "Triggering Event" or whose Preferred Shares are redeemed in connection with our decision to mandatorily redeem the Preferred Shares will be entitled to receive a premium set forth in the certificate of designation of at least 25% (or, if more, the market value of the common shares into which the Preferred Shares could be converted, as calculated therein), plus certain make-whole amounts. Any premium or other amounts you may receive in connection with these events may not adequately compensate you for any lost value of your Preferred Shares as a result of such transaction.

The conversion rate of the Preferred Shares may not be adjusted for all dilutive events.

        The conversion rate of the Preferred Shares is subject to adjustment for certain events, including, but not limited to, certain distributions on our shares of common stock, the issuance of certain rights or warrants to holders of our shares of common stock, subdivisions or combinations of our shares of common stock, and certain new issuances of common stock or common stock equivalents at prices below the conversion price of the Preferred Shares. The conversion rate will not be adjusted for other events, such as an issuance of our shares of common stock in certain acquisition transactions or pursuant to employee stock options, that may adversely affect the trading price of our shares of common stock. There can be no assurance that an event will not occur that is adverse to the interests of the holders and the value of the Preferred Shares but does not result in an adjustment to the conversion rate.

You may be deemed to receive a taxable distribution without the receipt of any cash or property.

        The conversion rate of the Preferred Shares will be adjusted in certain circumstances. Certain adjustments to the conversion rate of the Preferred Shares and certain adjustments to the number of shares underlying the common stock warrants and/or exercise price of the common stock warrants, and the failure to make certain adjustments with respect to the Preferred Shares and warrants that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a taxable constructive distribution to you for U.S. federal income tax purposes, notwithstanding the fact that you do not receive an actual distribution of cash or property. In addition, you may be subject to U.S. federal withholding taxes in connection with such a constructive distribution. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the Preferred Shares.

Our ability to use net operating losses to offset future taxable income may be subject to certain limitations.

        We currently have significant net operating losses, or NOLs, that may be used to offset future taxable income. In general, under Section 382 the Code (as defined herein), a corporation that undergoes an "ownership change" is subject to limitations on its ability to utilize its pre-change NOLs to offset future taxable income. This offering or future changes in our stock ownership, some of which are outside of our control, could result in an ownership change under Section 382 of the Code, which would significantly limit our ability to utilize NOLs to offset future taxable income.

We have never paid dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

        We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future for holders of our common stock.

Our management will have broad discretion with respect to the use of the proceeds of this offering.

        We intend to use the net proceeds to us of this offering for general corporate purposes and working capital. Our management will have broad discretion as to the application of these net proceeds. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.

Investors in this offering will pay a higher price than the book value of our common stock.

        Investors in this offering will suffer substantial dilution in the net tangible book value of the common stock they purchase in this offering (such as by exercise of the common stock warrants offered hereby or upon conversion or redemption of Preferred Shares at the applicable rates) because the price per share of our common stock being offered hereby is substantially higher than the current book value per share of our common stock. For example, based on the initial common stock warrant exercise price of $0.25234 per common share, and assuming the exercise immediately following completion of the offering of all of the common stock warrants offered hereby into 44,582,707 shares of common stock), investors exercising warrants to purchase common stock would suffer immediate and substantial dilution of $0.089 per share in the net tangible book value of the common stock. See "Dilution" on page S-44 for a more detailed discussion of the dilution you will incur in this offering.

Our common stock may be delisted from The NASDAQ Capital Market, which would materially adversely affect the liquidity and price of our common stock.

        Our common stock is currently listed on The NASDAQ Capital Market. On September 16, 2009, we received a letter from The NASDAQ Stock Market, Inc., indicating that for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Capital Market under Listing Rule 5550(a)(2), and describing a timetable for bringing us into compliance with that rule. We were provided 180 days, or until March 16, 2010, to regain compliance. We did not regain compliance by that date, but because we met the applicable standards for initial listing on The NASDAQ Capital Market (other than the minimum bid price requirement), we were granted a second 180 calendar day compliance period, or until September 13, 2010.

        On September 14, 2010, at the end of the previously applicable grace periods, we received a letter from The NASDAQ Stock Market informing us that our common shares had failed to comply with the minimum bid price required for continued listing on The NASDAQ Capital Market under the applicable listing rule, and as a result, without further action our common shares would be subject to delisting. We appealed the Staff's determination, which stayed the delisting of our common stock from The NASDAQ Capital Market pending a hearing and the written decision of the listing qualifications panel. Our hearing was held in October 2010. On December 3, 2010, the listing qualifications panel granted our request to extend the listing of our common stock on The NASDAQ Capital Market, subject to the condition that on or before March 14, 2011, we must evidence a closing bid price per share of $1.00 or more for a minimum of ten prior consecutive trading days.

        There can be no assurance that we will be able to meet The NASDAQ Stock Market's minimum bid price requirements prior to this deadline, and we therefore may lose our eligibility for quotation on The NASDAQ Stock Market. At our annual meeting of stockholders on July 21, 2010, our stockholders approved the implementation of a reverse stock split at a ratio of between 1-for-2 and 1-for-10, which could be used, in the discretion of the Board at the ratio (if any) chosen by the Board, to regain compliance with the minimum bid price rule. If we implement such a reverse split and our stock price declines in proportionate terms immediately after such a split, the conversion price of the Preferred Stock will be adjusted to reflect the proportionate decline. Even if we regain compliance, we have been in the past, and may again be in the future, unable to meet the listing requirements for The NASDAQ Capital Market, particularly if our common stock fails to trade at or above $1.00 per share for an extended period of time.

        If we are delisted from The NASDAQ Capital Market while the Preferred Shares are outstanding, and we are not thereafter listed on another national stock exchange (excluding, for this purpose, the OTC Bulletin Board), the holders of the Preferred Shares may be able to require a cash redemption of the outstanding Preferred Shares, and we would consequently not meet the "Equity Conditions" described above, either of which events may leave us without sufficient cash to make such payments.

Risks Relating to Our Business

        In addition to the risks described below, the risks discussed in Part I, Item 1A—Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2009 and those discussed in

Part II, Item 1A—Risk Factors of our Quarterly Reports on Form 10-Q for subsequent fiscal quarters are incorporated herein by reference.

We will require additional financing to sustain our operations and without it we may not be able to continue operations.

        We will require substantial capital resources in order to conduct our operations and develop and manufacture commercial quantities of the Smart Energy Matrix™ flywheel system, and we cannot assure you that our existing capital resources will be sufficient to fund our current and planned operations. We anticipate that such capital resources will be obtained from a combination of equity, debt, and/or the sale of turnkey systems. The extent of the funds needed is dependent, in part, on the volume of flywheels that we produce and deploy and/or sell as turnkey systems.

        Through our wholly-owned subsidiary, Stephentown Regulation Services, LLC (or SRS), in August 2010 we closed on a loan with the Federal Financing Bank (FFB) guaranteed by the Department of Energy (DOE), which, over time, will allow us to borrow up to approximately $43 million in order to fund (together with our required equity contribution) the construction of our first 20 MW frequency regulation facility, in Stephentown, New York. The terms of the FFB loan limit the ability of SRS to pay dividends to Beacon Power Corporation out of cash generated from the Stephentown operations, other than distributions for reimbursement of eligible project expenses. Among other conditions, such dividends or distributions to us can be made only after (i) the physical completion of the project; (ii) 6 months have passed from the time SRS has made two scheduled principal and interest payments on the loan (which payments are scheduled to begin in September 2012) and SRS has otherwise achieved "project completion" with respect to the Stephentown project; (iii) SRS has generated cash available for servicing the debt in the previous two fiscal quarters sufficient to meet the next scheduled payment, and has a 12-month debt service coverage ratio of at least 1.40:1.00; (iv) the debt service reserve account will exceed required amounts after giving effect to the distribution, and (v) no event of default or potential event of default exists under the loan documents, before or giving effect to the distribution. Cash generated by SRS from the Stephentown project thus may not be available to Beacon Power Corporation for our general corporate operating purposes as and when it is generated by the Stephentown project.

        We have received a $24 million grant from the DOE in order to fund a portion of the expected total cost of our second planned 20 MW frequency regulation facility. We will need further funding to complete our second and subsequent facilities. Additional financing through grants, strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. The interest of the public and private equity markets to any proposed financing is substantially affected by the general economic, market and political climate and by other factors which are unpredictable and over which we have no control. Additional equity financings, if we obtain them, could result in significant dilution to current shareholders. Further, in the event that additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates, or products that we would otherwise seek to develop and commercialize ourselves.

        We have experienced net losses since our inception and, as of September 30, 2010, had an accumulated deficit of approximately $222.6 million. Even if we anticipate positive EBITDA from our Stephentown operations alone once they are fully operational, we do not expect to have positive EBITDA (earnings before interest, taxes, depreciation and amortization) or positive cash flow from consolidated operations until we have deployed a sufficient number of merchant plants and/or sell a sufficient number of turnkey systems. We will need to raise additional capital from a combination of equity and/or project financing, the sale of our systems and/or other sources to build regulation facilities, support our operations, implement our business plan and continue as a going concern. If we are unable to raise additional capital, we may be forced to significantly curtail our operations, which would affect our plant development schedule and our financial condition generally.

        Miller Wachman LLP, our independent auditor, has included an explanatory paragraph expressing uncertainty in its audit report on our consolidated financial statements for the fiscal year ended December 31, 2009, which identifies our recurring losses and negative cash flows and raises doubt about our ability to continue as a going concern. We do not believe that the net proceeds from this offering will be sufficient to alleviate our auditor's going concern qualification. Should we experience a cash shortage that requires us to curtail or cease our operations, or should we be unable to continue as a going concern, you could lose all or part of your investment in our securities.

If frequency regulation service pricing decreases over an extended period, it may have a material adverse impact on plant revenues, cash flow and our ability to raise equity or pay debt.

        Over the longer term, the market pricing for frequency regulation services tends to follow the pricing for energy. Hence, when the price of energy drops, frequency regulation prices may be adversely affected, which could materially affect our revenue. Electricity prices have been below recent historical averages due to the economic recession, and the impact of a decrease in natural gas commodity prices. Frequency regulation clearing prices have also been lower than they have been in recent history, including in the geographic regions in which we are developing plants, which we believe to be largely attributable to the lower energy prices generally. While we believe these are temporary trends, if they should continue indefinitely, this could have a material adverse effect on our revenues, our cash flow and our ability to raise equity or pay debt.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Forward-looking statements can generally be identified by our use of words such as "anticipates," "believes," "continue," "estimates," "expects," "intends," "may," "opportunity," "plans," "potential," "predicts," or "will," the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements.

        These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Our beliefs and assumptions could prove incorrect. New risks and uncertainties emerge from time to time, and it is not possible for us to predict which factors will arise or how they may affect us.

        These and other factors, including those factors set forth under "Risk Factors" in this prospectus supplement, the accompanying prospectus and the annual and quarterly reports incorporated therein, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf. You should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

        In this offering, we are offering units consisting of (i) one share of our Series B Convertible Preferred Stock, par value $0.01 per share, (ii) one warrant to purchase 0.5 of a share of our Series B Convertible Preferred Stock, exercisable by the holder or, upon certain conditions, by us, at an exercise price of $1,000 per share of preferred stock (the "preferred stock warrants" or "preferred warrants"), and (iii) one warrant to purchase 4,458.27 shares of our common stock, together with any associated rights, at an exercise price of $0.25234 per share, through December 23, 2015 (the "common stock warrants" or the "common warrants"). Units will not be issued or certificated. The shares of preferred stock and warrants are immediately separable and will be issued separately. This prospectus also relates to the offering of shares of our preferred stock upon exercise, if any, of the preferred stock warrants, and the offering of shares of our common stock upon exercise, if any, of the common stock warrants, as well as the issuance of shares of our common stock upon any conversion of the Preferred Stock.

Preferred Stock

        General.    We are authorized to issue up to 10 million shares of preferred stock, par value $0.01 per share, with such designations, rights and preferences as may be determined from time to time by our Board of Directors, without further stockholder approval. Accordingly, our Board of Directors has created out of the authorized and unissued shares of our preferred stock a series of preferred stock designated as the Series B Convertible Preferred Stock (the "Preferred Stock"), comprising up to 15,000 shares of Preferred Stock (the "Preferred Shares").

        The following is a brief description of the terms of the Preferred Stock being offered in this offering. The description of the Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations for the Preferred Stock, which is attached hereto as Exhibit A and which will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC by us in connection with this offering.

        Stated Value.    Each share of Preferred Stock will be issued with an initial Stated Value of $1,000 per share (the "Stated Value"). The Stated Value is subject to reduction upon voluntary or scheduled redemptions or conversions as described in more detail below.

        Maturity Date.    The maturity date of the Preferred Stock will be February 1, 2012, unless extended at the option of the Holder of the Preferred Shares. For a description of the extension of the maturity date, see "—Mandatory Redemption at Maturity" below.

        Dividends.    Holders of the Preferred Shares shall be entitled to receive dividends payable in cash or common stock, as described below, on the outstanding Stated Value of the Preferred Shares, which dividends shall be calculated without giving effect to any reduction for the payment of any Installment Amount (defined below) payable on such date, at the per share rate of eight percent (8%) per annum, which shall be cumulative. Dividends on the Preferred Shares will commence accruing on the date of their issuance and will be computed on the basis of a 365-day year and actual days elapsed. Dividends will be payable in arrears on each dividend date. A "dividend date" is defined in the certificate of designations as the first day of each month with the first dividend date being February 1, 2011, and the last dividend date being the maturity date.

        Dividends will be payable on each dividend date to the record holders of the Preferred Shares on the applicable dividend date, in shares of common stock ("Dividend Shares") so long as the Equity Conditions described in the next paragraph have been satisfied; provided however, that we may, at our option following notice to each Holder, pay dividends on any dividend date in cash ("Cash Dividends"), or in a combination of Cash Dividends and Dividend Shares so long as the Equity Conditions have been met. We will deliver a written notice to each holder of the Preferred Shares on the twenty-third (23rd) trading day before the dividend date, which notice either (A) confirms that dividends to be paid on such dividend date shall be paid entirely in Dividend Shares or (B) elects to pay dividends as Cash Dividends or a combination of Cash Dividends and Dividend Shares and specifies the amount of dividends that shall be paid as Cash Dividends and the amount of dividends, if any, that shall be paid in Dividend Shares. If any dividends will be paid as Dividend Shares, the notice will also certify that the Equity Conditions have been met as of such time. If any portion of dividends for a particular dividend date shall be paid in Dividend Shares, then contemporaneously with the delivery of our notice of our election to pay all or a portion of the dividends in Dividend Shares, we will deliver to the Holder a number of shares of common stock equal to (x) the amount of dividends payable in Dividend Shares on the applicable dividend date divided by (y) the arithmetic average of the six (6) lowest daily volume weighted average prices (VWAPs) of our common stock during the twenty (20) consecutive trading days ending two (2) trading days before the date we were required to give notice of our election (the "Pre-Dividend Shares"). Then, on the related dividend date, we will deliver a notice setting forth the calculation of the dividend balance shares and pay to the Holder a number of shares of common stock equal to any dividend balance shares (if such number is greater than zero). "Dividend balance shares" means a number of shares of Common Stock, which may be positive or negative, equal to (i) the number of shares of common stock equal to the applicable cash amount of dividends elected or deemed elected to be paid in Dividend Shares on such dividend date divided by the arithmetic average of the six (6) lowest VWAPs of our common stock during the twenty (20) consecutive trading day period ending on the second (2nd) trading day prior to the dividend date (the "Dividend Conversion Price") (without taking into account the delivery of any Pre-Dividend Shares), rounded up to the nearest whole share of common stock (the "Post-Dividend Shares") minus (ii) the amount of any Pre-Dividend Shares delivered with respect to such date. If the Equity Conditions are not satisfied as of the Dividend Notice Date, then unless we have elected to pay all such dividends in cash, the dividend notice shall indicate that unless the Holder waives the Equity Conditions, the dividends shall be paid in cash. In the event that the number of dividend balance shares calculated with respect to any dividend date is less than zero, then the Holders' Preferred Shares will be automatically redeemed in accordance with the Holder's pro rata portion in an aggregate number equal to the quotient of (i) that number of shares by which the dividend balance shares is less than zero multiplied by (ii) the Dividend Conversion Price applicable to such dividend date, divided by the Stated Value of one Preferred Share; provided, however, that if the number of dividend balance shares is less than zero with respect to the final dividend date or a dividend date on which there are no Preferred Shares outstanding (after giving effect to any conversion or redemptions occurring as of such date), then the Holder shall return to us within three (3) trading days, either, at the Holder's election, (x) that number of shares by which the dividend balance shares is less than zero, or (y) the product of the number of shares by which the dividend balance shares is less than zero multiplied by the Dividend Conversion Price applicable to such final dividend date.

        The term "Equity Conditions" means (A) on each day during the period beginning thirty (30) trading days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), all shares of common stock issued and issuable upon conversion of the Preferred Shares (including the Preferred Shares issuable on exercise of the preferred stock warrants offered hereby), as Dividend Shares and upon exercise of the common stock warrants shall be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; (B) on each day during the Equity Conditions Measuring Period, the common stock is designated for quotation on the NASDAQ Capital Market or on one of several named alternative exchanges and shall not have been suspended from trading from all such exchanges or markets (other than certain suspensions of not more than two (2) days) nor shall proceedings for such delisting or suspension from any applicable exchanges or markets have been commenced, threatened or pending, either in writing by such exchange or market or by our falling below the minimum listing maintenance requirements of such exchange or market, unless in either case we meet the minimum listing conditions of one or more of the other permitted exchanges (including for this purpose the OTC Bulletin Board); (C) on each day during the Equity Conditions Measuring Period, we shall have delivered common stock upon conversion of the Preferred Shares to the Holders on a timely basis following the receipt by us of a conversion notice; (D) any applicable shares of common stock to be issued in connection with the event requiring determination may be issued in full without violating the limitation on beneficial ownership or the rules or regulations of The NASDAQ Capital Market; provided, however, that the foregoing shall not preclude us from issuing such number of shares that does not cause any such violation; (E) during the Equity Conditions Measuring Period, we shall have timely made any payments within five (5) business days of when the payment was due pursuant to the certificate of designations or the common stock and preferred stock warrants (the "Transaction Documents"); (F) during the Equity Conditions Measuring Period, there shall not have occurred a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (G) we shall have no knowledge of any fact that would cause all shares of common stock issued and issuable upon conversion of the Preferred Shares (including Preferred Shares issuable on exercise of the preferred stock warrants offered hereby), as Dividend Shares and upon exercise of the common stock warrants not to be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; (H) the arithmetic average of the product of (i) the VWAP for each trading day during the Equity Conditions Measuring Period, multiplied by (ii) the daily volume for such day as reported by Bloomberg, exceeds $200,000; and (I) on each day during the 60 calendar days prior to the relevant determination date, we otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

        Optional Installment Conversion or Redemption by the Company.    Commencing on February 1, 2011 and on the first (1st) business day of each month thereafter through the maturity date (each an "Installment Date"), provided that all Equity Conditions have been satisfied as of the applicable notice or payment dates, we will convert from the Holders of the Preferred Shares, pro rata among the Holders based on their initial holdings, an amount equal to the aggregate Stated Value of 1,154 Preferred Shares (as such amount may be reduced for any Holder or its transferees by conversion, redemption, failure to exercise preferred stock warrants as of the relevant installment date, or otherwise, the "Installment Amount") due on that date by converting the Installment Amount into shares of our common stock (a "Company Conversion"); provided, however, that we may instead, at our option following notice to the Holders, pay the Installment Amount by redeeming such Installment Amount for cash (a "Company Redemption") or by any combination of a Company Conversion and a Company Redemption so long as we convert and/or redeem all of the outstanding applicable Installment Amount on the applicable Installment Date. This monthly redemption (or conversion) schedule means that if the preferred stock warrants being offered herein are not exercised in full, either by us or by the holders thereof, the Preferred Stock issued in this offering will be redeemed prior to the scheduled February 1, 2012 maturity date.

        On or prior to the twenty-third (23rd) trading day prior to each Installment Date, we will deliver written notice (each, a "Company Installment Notice" and the date all of the Holders receive such notice is referred to as the "Company Installment Notice Date"), to each Holder of Preferred Shares either (A) confirming that the applicable Installment Amount of the Preferred Shares will be converted in whole pursuant to a Company Conversion (such amount to be converted, the "Company Conversion Amount") or (B) stating that we will redeem for cash, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption (such amount to be redeemed, the "Company Redemption Amount") and the portion, if any, that we elect to convert pursuant to a Company Conversion (such amount, also, a "Company Conversion Amount") which amounts when added together, must equal the applicable Installment Amount. If any portion of the Installment Amount is to be converted pursuant to a Company Conversion, our notice will certify that the Equity Conditions have been satisfied as of the date of the Company Installment Notice. Each Company Installment Notice will be irrevocable. If we do not timely deliver a Company Installment Notice, then we will be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and will be deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied. Except as expressly set forth above, we will convert and/or redeem the applicable Installment Amount of the Preferred Shares pro rata among the Preferred Holders.

        In the calculations described below relating to a Company Conversion or a Company Redemption, the "Market Price" means the arithmetic average of the six (6) lowest daily volume weighted average prices (or VWAPs) during the twenty (20) consecutive trading days ending two (2) trading days immediately prior to the date of determination.

        Any Company Conversion Amount will be converted in accordance with (i) below and any Company Redemption Amount shall be redeemed in accordance with (ii) below:

            (i)  (1) If we deliver a Company Installment Notice and confirm a Company Conversion, in whole or in part, then on the Company Installment Notice Date, we will deliver to each Holder's account with DTC, or issue each Holder a certificate for, a number of shares of common stock equal to the Holder's quotient of (A) the Company Conversion Amount for such Holder divided by (B) the lower of (a) the then-applicable conversion price and (b) either 85% or 90% (depending on whether the Market Price is below or above $1.00, respectively) of the Market Price at such date (such shares, the "Pre-Installment Conversion Shares"). On the applicable Installment Date, we will deliver a notice setting forth the calculation of, and will deliver to each Holder, a number of additional shares of common stock (if a positive number) equal to (i) the applicable Company Conversion Amount for such Installment Date divided by the lower of (a) the then-applicable conversion price and (b) either 85% or 90% (depending on whether the Market Price is below or above $1.00, respectively) of the Market Price for such date (the lower of such prices being called the "Company Conversion Price") without taking into account the delivery of any Pre-Installment Conversion Shares, minus (ii) the amount of any Pre-Installment Conversion Shares previously delivered with respect to the related Installment Date (the "Installment Balance Conversion Shares"). In the event that the number of Installment Balance Conversion Shares calculated with respect to any Installment Date is less than zero, then the Holders' Preferred Shares shall be automatically redeemed in accordance with the Holders' pro rata portions, based on their initial holdings, in an aggregate number equal to the quotient of (i) the number of shares by which the Installment Balance Conversion Shares are less than zero multiplied by the Company Conversion Price applicable to such Installment Date, divided by (ii) the Stated Value of one Preferred Share, applying the reduction to the last Installment Date on which payments are then scheduled to be paid to each Holder unless a Holder specifies another order. If the number of Installment Balance Conversion Shares is less than zero with respect to the final Installment Date or an Installment Date on which there are no Preferred Shares outstanding (after giving effect to any conversion or redemptions occurring as of such date), then the Holder shall return to the Company within three (3) trading days of the determination thereof, either, at the Holder's election, (x) that number of shares by which the Installment Balance Conversion Shares is less than zero, or (y) the number of shares by which the Installment Balance Conversion Shares is less than zero multiplied by the Company Conversion Price applicable to such final Installment Date. If a Triggering Event occurs during the period from any Company Installment Notice Date through the Installment Date and a Holder elects to cause us to redeem its Preferred Shares under the circumstances described below under "—Redemption Option by the Holders Upon a Triggering Event", then, at the Holder's option, either (1) the Holder, upon receipt of the applicable redemption price (which will include redemption of any portion of a Company Conversion Amount represented by Pre-Installment Conversion Shares that the Holder shall return to us), shall return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date, or (2) the Conversion Amount used to calculate the redemption amount payable by us upon a Triggering Event will be reduced by the product of (x) the number of Pre-Installment Conversion Shares delivered in connection with the Installment Date by (y) the price used to calculate the number of Pre-Installment Conversion Shares as described above.

          (2)   If the Equity Conditions are not satisfied at any time after the Company Installment Notice Date and prior to the Installment Settlement Date, then at the option of any Holder designated in writing to us, the Holder may require us to do either one or both of the following: (A) we will redeem all or any part designated by the Holder of the applicable Company

  Conversion Amount (such designated amount is referred to as the "First Redemption Amount") on the third trading day after day of delivery of the notice to us, and we will pay to the Holder on such trading day an amount in cash equal to 125% of such First Redemption Amount, and/or (B) the Company Conversion shall be null and void with respect to all or any part designated by the Holder of the applicable Company Conversion Amount and the Holder shall be entitled to all the rights of a holder of Preferred Shares with respect to such amount of the Company Conversion Amount; provided, however, that the Conversion Price for such applicable Company Conversion Amount shall thereafter be adjusted to equal the lowest of (1) the then applicable Conversion Price, (2) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (3) the Company Conversion Price as in effect on the date on which the Holder delivers a Conversion Notice relating thereto. If the Holder elects to require payment of the First Redemption Amount upon our failure to satisfy the Equity Conditions following the Company Installment Notice Date, at the Holder's option, either (x) the Holder shall, upon receipt of the First Redemption Amount (which amount includes redemption of any portion of a Company Conversion Amount represented by Pre-Installment Conversion Shares that the Holder shall return to us), return to us any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (y) any related First Redemption Amount shall be reduced by the product of the Company Conversion Amount of such Holder applicable to such Installment Date multiplied by the conversion share ratio of such Holder (which is the ratio of the number of Pre-Installment Shares delivered in connection with the Installment Date to the number of Post-Installment Shares relating to that date). If we fail to redeem any First Redemption Amount on or before the applicable payment date, then the Holder shall have certain rights available as if we failed to pay the applicable Company Redemption Price and all other rights as a Holder of Preferred Shares (including, without limitation, such failure constituting a Triggering Event). Notwithstanding anything to the contrary, but subject to the limitations on beneficial ownership described below, until we deliver common stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into common stock. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Company Installment Notice Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted will be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

           (ii)  If we elect, or are deemed to have confirmed, a Company Redemption, then the Company Redemption Amount which is to be paid to the Holder on the applicable Installment Date shall be redeemed by us, and we will pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 100% of the Company Redemption Amount. If we fail to redeem the Company Redemption Amount on the applicable Installment Date by payment of the applicable redemption price on such date, then at the option of the Holder designated in writing to us (any such designation shall be deemed a "Conversion Notice"), the Holder may require us to convert all or any part of the Company Redemption Amount at 75% of the lower of (a) the then-applicable Conversion Price and (b) either 85% or 90% (depending on whether the Market Price is below or above $1.00, respectively) of the Market Price as of the Installment Date. Notwithstanding anything to the contrary, but subject to the limitations on beneficial ownership described below, until the applicable redemption price (together with any interest thereon) is paid in full, the Company Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by the Holder into common stock. In the event a Holder elects to convert all or any portion of the Company Redemption Amount applicable to such Holder prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

        Optional Conversion by the Holders.    At any time following the issuance of the Preferred Shares, each holder of the Preferred Shares shall be entitled to convert any whole number of Preferred Shares, plus accrued but unpaid dividends per Preferred Share then remaining, into fully paid and nonassessable shares of common stock. The number of shares of common stock issuable upon conversion of each Preferred Share shall be determined according to the following formula (the "Conversion Rate"):

 Conversion Amount
Conversion Price

        The "Conversion Amount" means the sum of the Stated Value and the Additional Amount. The "Additional Amount" means, on a per Preferred Share basis, the product of (x) the Stated Value and (y) the result of the following formula: (Dividend Rate)(N/365), where N is the number of days from and excluding the last dividend date on which dividends have been paid in full by us, or the initial issuance date if no dividends have yet been paid. No fractional shares of common stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of common stock to be issued will be rounded up to the nearest whole number.

        The conversion of Preferred Shares is governed by the terms set out in the certificate of designations. Upon our receipt of a properly completed conversion notice, we will send, within one trading day, a confirmation of receipt of the conversion notice to the applicable Holder and to our transfer agent. On or before the third (3rd) trading day following our receipt of the conversion notice, we or our transfer agent will credit the aggregate number of shares of common stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (if our transfer agent is not participating in the DTC Fast Automated Securities Transfer Program) issue and deliver to an address the Holder specifies in the conversion notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of common stock to which the Holder shall be entitled and (B) pay to the Holder in cash the amount of any dividends per applicable Preferred Share that, but for such event, would have accrued with respect to such Preferred Share if the Preferred Share had remained outstanding for the period from such event through the maturity date (the "Make-Whole Additional Amount"). In the event we fail to deliver common stock on conversion by a Holder, we will be subject to potential damages as outlined in the certificate of designation, including (i) 1.5% of the market value of the shares that we failed to deliver for each day during which the conversion has not been timely effected, or (ii) if our failure to deliver shares upon conversion extends for five (5) trading days, a number of additional shares representing the value of those cash damages, measured by reference to the Conversion Price. In addition, if the Holder of Preferred Shares purchases shares of our common stock to deliver in satisfaction of a sale by that Holder, we will be required to pay cash to the Holder in an amount representing its total purchase price for those shares (including commissions and expenses) in lieu of delivering the shares of common stock on conversion, or (at the Holder's election) deliver shares of common stock plus an amount in cash representing the difference between the Holder's purchase price for the shares it purchased, over the market value of the shares issued upon conversion, valued at the closing sale price on the conversion date.

        None of the above limits the right that holders of the Preferred Shares have to require us to repurchase the Preferred Shares. See "—Redemption Option by the Holders Upon a Triggering Event" below.

        Optional Redemption by the Company.    We will have the right at any time to redeem any or all of the Preferred Shares pursuant to the terms of the certificate of designation, provided that we meet the Equity Conditions on the date we give notice of our decision to effect such a redemption to the holders of Preferred Shares, and on the redemption date. We will redeem the Preferred Shares by delivering cash in an amount equal to 125% of the sum of the Conversion Amount being redeemed and any Make-Whole Additional Amount thereon. We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of the Preferred Shares. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be the twentieth (20th) business day following the notice date. Notwithstanding anything to the contrary, until the applicable redemption price is paid in full, the number of Preferred Shares subject to redemption hereunder may be converted, in whole or in part, by the Holders into shares of common stock.

        Mandatory Redemption at Maturity.    If any Preferred Shares remain outstanding on the maturity date, we will redeem those Preferred Shares in cash in an amount equal to the outstanding Conversion Amount for each such share (the "Maturity Date Redemption Price"). We will pay the Maturity Date Redemption Price on the maturity date. If we fail to redeem all of the Preferred Shares outstanding on the maturity date, then in addition to any remedy a Holder may have under the Transaction Documents, (I) the applicable Maturity Date Redemption Price payable in respect of the unredeemed Preferred Shares will bear interest at the rate of one and one-half percent 1.5% per month, prorated for partial months, until paid in full, and (II) the Holder will have the option to require us to convert any or all of its Preferred Shares for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into (on a per Preferred Share basis) shares of common stock equal to the number which results from dividing the Maturity Date Redemption Price (together with any interest thereon) by the lower of (x) the Conversion Price and (y) the Market Price. If we have failed to pay the Maturity Date Redemption Price in a timely manner as described above, then the maturity date may be extended at the option of any applicable Holder for any Preferred Shares held by such Holder until the date the Holders receive such shares of common stock or Maturity Date Redemption Price. The maturity date also may be extended at the option of any applicable Holder for any Preferred Shares held by such Holder for as long as (A) the conversion of such Preferred Shares would violate the limitation on beneficial ownership (provided, that in such case dividends will cease to accrue as of the maturity date, but other rights of the Preferred Stock, such as the right to participate in dividends and distributions shall continue) or (B) a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event shall have occurred and be continuing or (C) the Equity Conditions have not been satisfied (as indicated in a notice from us to the Holders delivered thirty (30) trading days prior to the maturity date) or waived by the applicable Holder prior to and as of the maturity date. Except as explicitly permitted herein, we do not have the right to require any Holder to redeem any of its outstanding Preferred Shares or any unpaid dividends thereon.

        Reservation of Shares Issuable Upon Conversion.    We will be required to have sufficient authorized and unissued shares of common stock for each of the Preferred Shares equal to 130% of the number of shares of common stock necessary to effect the conversion at the Conversion Rate (without regard to any limitations on any such conversion) with respect to the Conversion Amount of each such Preferred Share as of no later than 90 days following the initial issuance date; provided, that until such time, all unissued and previously unreserved shares of common stock shall be reserved for the conversion of or payments of dividends on the Preferred Shares, which amount shall not be less than 80% of the number of shares of common stock necessary to effect the conversion at the Conversion Rate (without regard to any limitations on any such conversion) with respect to the Conversion Amount of each such Preferred Share. Until 90 days following the initial issuance date, we will not be required to issue shares of common stock in excess of this initial required reservation amount. We will be required, so long as any of the Preferred Shares are outstanding following 90 days after the initial issuance date, to take all action necessary to reserve and keep available out of our authorized and unissued common stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of common stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding; provided that at no time after the 90 days following the initial issuance date shall the number of shares of common stock so reserved be less than 130% of the number of shares of common stock for which the Preferred Shares (including the Preferred Shares underlying the preferred stock warrants) are at any time convertible (without regard to any limitations on conversions) (such 130% and, prior to the 90 days following the initial issuance date, the initially required amount described above, the "Required Reservation Amount"); provided, further, that after the 90 days following the initial issuance date, any Dividend Shares we issue will not be issued from any common stock so reserved.

        If at any time while any of the Preferred Shares or the preferred stock warrants remain outstanding we do not have a sufficient number of authorized and unreserved shares of common stock to satisfy our obligation to reserve for issuance upon conversion of the Preferred Shares (including the Preferred Shares underlying the preferred stock warrants) at least a number of shares of common stock equal to the Required Reservation Amount (an "Authorized Share Failure"), then we will immediately deliver a notice to the Holders specifying the number of shares unavailable to satisfy the Required Reservation Amount and will take all action necessary to increase our authorized shares of common stock to an amount sufficient to allow us to reserve the Required Reservation Amount for the Preferred Shares then outstanding (including holding a meeting within ninety (90) days after the occurrence of the Authorized Share Failure for the purpose of seeking approval of an increase in the number of authorized shares of common stock, if the Authorized Share Failure is then continuing).

        Redemption Option by the Holders upon a Triggering Event.    In addition to all other rights of the Holders contained in the certificate of designations, after a Triggering Event (as described below), each Holder will have the right, at such Holder's option, to require us to redeem all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the sum of (i) the greater of (A) 125% of the Conversion Amount and (B) the product of (1) the Conversion Rate in effect at such time as such Holder delivers the Notice of Redemption at Option of Holder described below and (2) the greatest closing sale price of the common stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the Holder delivers the Notice of Redemption at Option of Holder and (ii) the Make-Whole Additional Amount per Preferred Share being redeemed.

        A "Triggering Event" shall be deemed to have occurred upon any of the following events:

            (i)  while the Registration Statement is required to be maintained, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for the issuance and sale of the shares upon conversion of the Preferred Shares or exercise of the common stock and preferred warrants offered hereby, and such lapse or unavailability continues for a period of ten (10) consecutive trading days or for more than an aggregate of thirty (30) days in any 365-day period;

           (ii)  the suspension from trading or failure of the common stock to be listed on The NASDAQ Capital Market or on the New York Stock Exchange, the NYSE AMEX Equities, The NASDAQ Global Select Market or The NASDAQ Global Market for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period;

          (iii)  (A) our failure to deliver the required number of shares of common stock within ten (10) business days after any applicable Conversion Date or (B) our notice, written or oral, to any Holder of our intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of common stock that is tendered;

          (iv)  at any time following the tenth (10th) consecutive business day (x) from and after the 90th day following the date of issuance, that a Holder's pro rata allocation of authorized shares is less than the number of shares of common stock that such Holder would be entitled to receive upon a conversion of the full Conversion Amount of the Preferred Shares (without regard to any limitations on beneficial ownership or otherwise) or (y) prior to such 90th day, the initially required reservation amount is not authorized or reserved;

           (v)  our failure to pay to the Holder any amounts when and as due pursuant to the certificate of designations or any other Transaction Document;

          (vi)  specified voluntary or involuntary events involving bankruptcy, insolvency, decrees or orders for relief under bankruptcy, insolvency, reorganization and similar laws, the appointment of a custodian, receiver or similar official, an order for the winding up or liquidation of our affairs, commencement by us of a voluntary case or proceeding under bankruptcy or similar laws, making an assignment for the benefit of creditors, and similar voluntary or involuntary events enumerated in the certificate of designations (in the case of involuntary events, so long as such events continue unstayed and in effect for a period of 60 days); or

        (viii)  we breach any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least five (5) business days.

        Within one (1) business day after the occurrence of a qualifying Triggering Event, we will deliver written notice thereof via facsimile and overnight courier to each Holder. At any time after the earlier of a Holder's receipt of such a notice and such Holder becoming aware of a Triggering Event, any Holder of Preferred Shares then outstanding may require us to redeem up to all of such Holder's Preferred Shares by delivering written notice via facsimile and overnight courier ("Notice of Redemption at Option of Holder") to us, which notice shall indicate the number of Preferred Shares that such Holder is electing to redeem.

        Upon our receipt of a Notice(s) of Redemption at Option of Holder from any Holder, we will within one (1) business day notify each other Holder by facsimile of our receipt of such notice(s). On the fifth (5th) business day after our receipt of the first Notice of Redemption at Option of Holder, we will deliver an amount in cash equal to the applicable redemption price described above to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) business day after our receipt of the first Notice of Redemption at Option of Holder. To the extent redemptions are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by us, such redemptions shall be deemed to be voluntary prepayments. If we are unable to redeem all of the Preferred Shares submitted for redemption, we will (i) redeem a pro rata amount from each Holder based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders and (ii) in addition to any remedy such Holder may have under the certificate of designations, pay to each Holder interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full. In the event a holder redeems less than all of its remaining Preferred Stock (including any Preferred Stock issuable pursuant to the preferred stock warrants described below), the Stated Value redeemed shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the Notice of Redemption at Option of Holder.

        Redemption Right by the Holders Upon a Change in Control.    No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a "fundamental transaction" (see "—Preferred Stock Warrants—Fundamental Transactions") other than a reorganization, recapitalization or reclassification of the common stock (a "Change of Control"), but not prior to the public announcement of such Change of Control, we will deliver written notice to the Holders setting forth a description of the transaction in reasonable detail and the anticipated change of control redemption date if then known. We will redeem (a "Change of Control Redemption") all outstanding Preferred Shares concurrently with the change of control redemption date. Each Preferred Share will be redeemed in cash at a price equal to the sum of (I) 125% of the greater of (i) the Conversion Amount being redeemed and (ii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the greatest closing sale price of the common stock during the period commencing as of the trading day immediately prior to the public announcement of such proposed Change of Control and ending as of the trading day immediately prior to the consummation of such Change of Control by (2) the Conversion Price and (II) the applicable Make-Whole Additional Amount (the sum of the foregoing clauses (I) and (II) the "Change of Control Redemption Price"). To

the extent redemptions are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by us, such redemptions shall be deemed to be voluntary prepayments. Until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Preferred Shares may be converted, in whole or in part, by any Holder for shares of common stock, or shares or equity interests of the successor entity substantially equivalent to the Company's common stock.

        Limitation on Beneficial Ownership.    We will not effect any conversion of, or make any dividend, distribution or other issuance or grant in respect of, Preferred Shares, and no Holder shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with its affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of common stock that exceeds 4.99% (the "Maximum Percentage") of the number of shares of common stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing, the number of shares of common stock beneficially owned by a Holder and its affiliates shall include the number of shares of common stock issuable upon conversion of the Preferred Shares with respect to which the determination is being made, but shall exclude the number of shares of common stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other of our securities (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in the certificate of designations. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. By written notice to us, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% or less than 4.99%; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to us, and (ii) any such increase or decrease will apply only to the Holder providing such written notice and not to any other Holder. In the event that we are prohibited from paying any Dividend Shares, Pre-Installment Conversion Shares or any other dividend, distribution, grant or issuance as provided under the certificate of designations (such shares, the "Limited Shares"), we will pay and deliver such shares or other securities or rights on the dates and to the extent such limitation would not apply to the delivery of the Limited Shares on any such date as set forth in a notice from the Holder to us or, if Limited Shares have not been delivered at or prior to the maturity date, the Holder may extend the maturity date for so long as such restriction continues. Dividends shall cease to accrue with respect to the Stated Value that would otherwise have been converted as of an Installment Date but for the limitations of beneficial ownership.

        Equal Treatment of Holders.    No consideration shall be offered or paid to any of the Holders to amend or waive or modify any provision of the Preferred Shares, common stock warrants or preferred stock warrants, unless the same consideration is also offered to all of the Holders. This is a separate right granted to each of the Holders by us and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

        Negative Covenants.    As long as any Preferred Shares are outstanding, unless certain Holders shall have otherwise given prior written consent, we will not, and we will not permit any of our subsidiaries to, directly or indirectly incur or guarantee, assume or suffer to exist any indebtedness, other than (i) equipment leases, obligations to vendors and other indebtedness provided in good faith that entails commercial benefits, (ii) Company guarantees of a subsidiary's project obligations, (iii) indebtedness for borrowed money incurred by any subsidiary solely to finance such subsidiary's ordinary course projects or (iv) indebtedness of the Company and its subsidiaries outstanding on the initial issuance date, which shall not include extensions, financings or modifications of such initial issuance date indebtedness. Also, for so long as any Preferred Stock (or preferred stock warrants) remain outstanding, we will not issue or sell any rights, warrants or options to subscribe for or purchase common stock or convertible securities at a price which varies or may vary with the market price of the common stock, including by way of one or more resets to fixed prices (and other than the securities offered hereby), unless the conversion, exchange or exercise price cannot be less than the applicable Conversion Price of the Preferred Stock.

        Liquidation Preference.    In the event of either a voluntary or involuntary liquidation, dissolution or winding up of us or our subsidiaries, the assets of which constitute all or substantially all of the assets of our business and that of our subsidiaries taken as a whole, in a single transaction or series of transactions (a "liquidation event"), the Holders shall be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to its stockholders (the "liquidation funds"), before any amount shall be paid to the holders of any of our capital stock of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on our liquidation, dissolution and winding up, an amount per Preferred Share equal to the sum of the Conversion Amount plus, as to an applicable event on any applicable date, the Make-Whole Additional Amount; provided that, if the liquidation funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of our preferred stock that are of equal rank with the Preferred Shares as to payments of liquidation funds (the "pari passu shares"), if any, then each Holder and each holder of any such pari passu shares shall receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such holder as a liquidation preference, in accordance with their respective certificate of designations, preferences and rights, as a percentage of the full amount of liquidation funds payable to all holders of Preferred Shares and pari passu shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of common stock and treating for the purpose thereof all of the Preferred Shares as having been converted into common stock, to participate in the distribution of any of our remaining assets to the holders of the outstanding common stock.

        Participation.    Subject to the rights of the holders, if any, of the pari passu shares, the Holders shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of common stock to the same extent as if such Holders had converted the Preferred Shares into common stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of common stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of common stock. If we grant or issue any options, warrants or other rights to purchase stock, warrants securities or other property ("purchase rights"), on a pro rata basis to the record holders of our common stock, then the Holders of Preferred Shares will be entitled to acquire the purchase rights that they would have acquired if they had converted their Preferred Shares into common stock (without taking into account any limitations on beneficial ownership) immediately prior to the record date for determining the recipients of the purchase rights.

        Ranking.    All shares of common stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon our liquidation, dissolution and winding up. The rights of the shares of common stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of 90% of the Stated Value of the Preferred Stock then outstanding, we will not hereafter authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon a Liquidation Event. We will be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon our liquidation, dissolution and winding up, provided, that the maturity date (or any other date requiring redemption, repayment or any other payment, including, without limitation, dividends in respect of any such preferred shares) of any such junior preferred shares is not on or before 91 days after the Maturity Date. In the event of our merger or consolidation with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein

(except that the Preferred Shares may not be pari passu with, or junior to, any Capital Stock of the successor entity).

Preferred Stock Warrants

        The following summary of certain terms and provisions of the preferred stock warrants offered in this offering is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of preferred stock warrant attached as Exhibit B to this prospectus supplement. Prospective investors should carefully review the terms and provisions set forth in the form of preferred stock warrant. For purposes of this description of the preferred stock warrants, the term "warrant" applies to the preferred stock warrants unless specifically stated otherwise.

        Registration of Warrant.    We will register the warrants in a warrant register maintained by us for that purpose in the name of the record holder thereof from time to time.

        Registration of Transfers.    We will register the transfer of any portion of a warrant in the warrant register, upon surrender of the warrant to us at our address specified herein. In the event that the initial holder of any warrants sells or otherwise transfers any of such holder's warrants, the transferee will be allocated a pro rata portion of such holder's "Forced Exercise Allocation Percentage" and the "Pro Rata Forced Exercise Amount", each as described below.

        Exercise and Duration of Warrants.    A warrant may be exercised, in whole or in part, by the registered holder at any time and from time to time on or after the date it is issued until and including its expiration date, which will be the maturity date of the Preferred Stock. At 11:59 P.M., New York City time on the expiration date, the portion of any warrant that has not been exercised shall become void and of no value. A holder may exercise a warrant by delivering to us (i) an exercise notice, in the form attached to the warrant, appropriately completed and duly signed, and (ii) payment of the exercise price in cash or by wire transfer in immediately available funds.

        Exercise Price Per Share.    The exercise price per preferred share will be $1,000. No exercise by a holder (other then as set forth below under "—Exercise Elected by Us") may be for less than one share of Preferred Stock, unless less than one share remains subject to exercise under the applicable warrant.

        Delivery of Warrant Shares.    Upon exercise of a warrant, we will promptly (provided that we have received the aggregate exercise price, and within the time periods specified in the warrant) issue a certificate for the preferred stock issuable upon such exercise. Upon delivery of the exercise notice, provided that the holder delivers the aggregate exercise price, the holder shall be deemed to have become holder of record of the relevant preferred stock upon delivery of the exercise notice, so long as the holder delivers the exercise price by the third trading day following the exercise notice.

        If we fail to deliver common stock in a timely fashion, so long as the holder has delivered the aggregate exercise price, then we will pay damages to the holder for every day by which the delivery of the Preferred Stock is delayed in an amount equal to 1.5% of the product of (i) the number of shares into which the delayed Preferred Stock could be converted, and (ii) the closing sale price of our common stock on the date the warrant shares were due to be delivered. The holder may also void the exercise and retain, or have returned, any portion of the warrant that has not been converted pursuant to the notice, without affecting its right to receive the damages described above. If we cannot deliver shares of Preferred Stock upon exercise of a preferred stock warrant because a registration statement is not available for the issuance of the applicable Preferred Stock and the underlying common stock, the holder will not be required to deliver the aggregate exercise price, but we will be required (instead of delivering such securities) to pay the holder in cash an amount equal to (i) the greater of (a) 125% of the Stated Value of the applicable Preferred Shares subject to the exercise notice, and (b) the amount derived from multiplying the number of shares subject to the exercise notice, by the Conversion Rate of the Preferred Stock immediately prior to the exercise notice, multiplied by the closing sale price of our common stock immediately prior to the exercise notice, plus in either case the make-whole additional amount that the holder would have received on a voluntary conversion of Preferred Stock (representing the dividends that would have been payable on the related Preferred Stock if it remained outstanding to the maturity date), minus (ii) the applicable aggregate exercise price of the warrants.

        Charges, Taxes and Expenses.    Issuance and delivery of certificates for shares of preferred stock upon exercise of a warrant shall be made without charge to the holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates.

        Exercise Elected by Us.    So long as the Equity Conditions are satisfied, we may require the holders to exercise the warrants and purchase the underlying shares of Preferred Stock:

            (i)  in full, if the closing bid price of our common stock shall have exceeded 150% of the initial conversion price of the Preferred Stock (which shall only be adjusted by proportionate reductions or increases upon subdivisions or combinations, respectively, of our capital stock) on 20 trading days during any 30 consecutive trading day period; or

           (ii)  in full, if we have consummated an underwritten public offering of our common stock with net proceeds to us of at least $10 million (with an exercise described in (i) above, a "forced full exercise"); or

          (iii)  in part, beginning on the first business day of October 2011 and on each of the first business days in November 2011, December 2011, January 2012 and February 2012 (each, subject to acceleration as described below, a "warrant installment date"), up to an aggregate amount of 384 shares of Preferred Stock on the first such date, and 1,154 shares of Preferred Stock on each subsequent date, in each case pro rata among the holders of the warrants based upon their initial Preferred Stock investments (a "forced installment exercise").

        Upon any exercise of a warrant from time to time, the number of shares of Preferred Stock into which the warrant may be converted in subsequent forced installment exercises or a forced full exercise, each as described above, shall reduce the number of shares of Preferred Stock that would otherwise be included in any later installment exercises or full exercise, applying any such reduction to any forced exercise in the chronological order in which they occur.

        We can exercise our right to require a forced installment exercise by delivering a notice to the holders of the warrants twenty-three (23) trading days prior to the applicable warrant installment date. The notice will specify the trading day for the closing of the exercise, which will be the next calendar warrant installment date, as well as the number of shares subject to the forced exercise and the information required to be provided to the holders of Preferred Stock with respect to a dividend date or an Installment Date (see "—Preferred Stock—Dividends" and "—Optional Installment Conversion or Redemption by the Company" above). The notice will also need to specify that the Equity Conditions have been satisfied. We will deliver with the notice the number of shares, if any, that would be delivered to the holders of the Preferred Stock as of the applicable dividend date or Installment Date pursuant to the certificate of designations for the Preferred Stock, and from the date of such notice the number of shares of Preferred Stock subject to the forced exercise notice will be deemed outstanding for all purposes under the Certificate of Designations provided that the holder of the warrant delivers the applicable exercise price on the warrant installment date. If the remaining aggregate outstanding Stated Value of the Preferred Stock initially issued in this offering is less than $500,000, we have the right to deliver a notice to the holders of the warrants designating any Installment Date for the Preferred Stock earlier than that in October 2011 as the initial warrant installment date, with the remaining warrant installment dates to occur in successive months, so long as we give twenty-four (24) trading days advance notice of the revised initial warrant installment date.

        We can exercise our right to require a forced full exercise within three trading days of the first occurrence of the satisfaction of either condition described in clauses (i) or (ii) above, subject to the Equity Conditions being satisfied. To effect a forced full exercise, we will be required to give notice to all holders of the warrants within that two trading day time period, specifying the trading day selected for the closing of the forced full exercise, which will be six trading days after the date the conditions were first satisfied. The notice will also set forth the number of shares subject to forced full exercise for the holder and the number of shares being issued in aggregate to all holders in the forced full exercise, and will certify that the Equity Conditions have been satisfied. The shares of Preferred Stock subject to the forced full exercise notice will be deemed outstanding from the date of such notice, provided that the holder delivers the exercise price on the specified exercise date. For purposes of determining amounts payable in respect of an Installment Date under the certificate of designations for the Preferred Stock, the Preferred Stock issued in a forced full exercise will only participate in payments relating to the first Installment Date (including participating in Pre-Installment Conversion Shares with respect to such Installment Date) that occurs from and after the twenty-fourth (24th) trading day after the our notice of a forced full exercise.

        We will file a current report on Form 8-K upon the exercise, in full or in part, of a preferred stock warrant, to the extent any exercise or group of exercises of the warrants is for greater than $500,000, or we otherwise determine the event to be material.

        "Equity Conditions" under the preferred stock warrants has the same meaning as under the Preferred Stock certificate of designations. See "—Preferred Stock—Dividends" above.

        Fundamental Transactions.    We will not enter into a "fundamental transaction" unless the successor assumes our obligations under the preferred stock warrants, including an agreement to deliver on exercise of the warrant a security of the successor entity substantially similar to the Preferred Stock. In addition, unless the warrants will be redeemed concurrently with a change of control as set forth in the next paragraph, the sucessor entity or its parent must be a publicly traded corporation whose common stock is quoted on or listed for trading in an Eligible Market. Upon the occurrence of a fundamental transaction, unless the warrant is redeemed, the successor entity will succeed to our obligations. A "fundamental transaction" means each of the following: (i) we merge or consolidate with or into another person, or (ii) we sell all or substantially all of our assets, or (iii) we consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person as a result of which the other person becomes the beneficial owner of more than 50% of our outstanding shares of common stock (not including any shares of common stock held by the other person or persons making or party to, or associated or affiliated with the other person or persons making or party to, the stock purchase agreement or other business combination), or (iv) we reorganize, recapitalize or reclassify our common stock, or (v) we allow another person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of our outstanding shares of common stock (not including any shares of common stock held by the person or persons making or party to such purchase, tender or exchange offer), or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either 50% or more of the aggregate ordinary voting power represented by our issued and outstanding common stock, or 50% or more of the aggregate ordinary voting power represented by issued and outstanding common stock not held by the person or persons as of the date of the issuance of the warrant.

        In the event of a fundamental transaction other than a reorganization, recapitalization, or reclassification of our common stock (a "change of control"), we will give no more than 15 nor less than 10 days prior notice of the consummation of such a change of control, describing the transaction and the anticipated date of consummation. We will redeem the warrant in full concurrently with the consummation of a change of control, in cash at a price equal to the sum of (x) 125% of the greater of (i) the Stated Value of the number of shares of Preferred Stock for which the warrant is exercisable and (ii) the product of such amount and the quotient determined by dividing the greatest closing sale price of our common stock during the period prior to the announcement of the proposed change of control and ending on the trading day prior to the change of control, divided by the conversion price, and (y) an amount reflecting the dividends to which the underlying Preferred Stock would have been entitled through their maturity date, if the shares of Preferred Stock were outstanding on the date of the change of control.

        Authorized Shares.    While any of the preferred stock warrants remain outstanding, we will reserve a sufficient number of authorized shares of Preferred Stock equal to the number of shares of Preferred Stock as shall from time to time be necessary to effect the exercise of all of the warrants then outstanding, and we will issue no additional shares of Preferred Stock except upon the exercise of warrants.

Common Stock

        The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption "Description of Capital Stock" starting on page 6 of the accompanying prospectus.

Common Stock Warrants

        The following summary of certain terms and provisions of the common stock warrants offered in this offering is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of common stock warrant attached as Exhibit C to this prospectus supplement. Prospective investors should carefully review the terms and provisions set forth in the form of common stock warrant. For purposes of this description of the common stock warrants, the term "warrant" applies to the common stock warrants unless specifically stated otherwise.

        Registration of Warrant.    We will register the warrants in a warrant register maintained by us for that purpose in the name of the record holder thereof from time to time.

        Registration of Transfers.    We will register the transfer of any portion of a warrant in the warrant register, upon surrender of the warrant to us at our address specified herein.

        Exercise and Duration of Warrants.    A warrant may be exercised, in whole or in part, by the registered holder at any time and from time to time on or after the date it is issued until and including its expiration date, which will be sixty months after the issue date. At 11:59 P.M., New York City time on the expiration date, the portion of any warrant that has not been exercised shall become void and of no value. A holder may exercise a warrant by delivering to us (i) an exercise notice, in the form attached to the warrant, appropriately completed and duly signed, and (ii) payment of the exercise price (which may take the form of a "cashless exercise" if so indicated in the exercise notice and if a "cashless exercise" may occur at such time in accordance the provisions described below).

        Exercise Price Per Share.    The exercise price per share will be $0.25234. The exercise price per share may be adjusted from time to time as described under "—Certain Adjustments" below. In addition, during the period beginning on June 1, 2011 and ending on the date the preferred stock warrants described above have been exercised in full, holders will be able to exercise the warrants for their pro rata portion of $1 million during each calendar month, at an exercise price equal to the lower of (a) the then applicable exercise price and (b) 85% or 90% of the Market Price, depending on whether the Market Price is below or above $1.00 at the time, respectively.

        Delivery of Warrant Shares.    Upon exercise of a warrant, we will promptly (but in no event later than three trading days after we have received the exercise notice, and provided that we have received the aggregate exercise price or a notice of cashless exercise, if permitted) either (i) credit the number of shares of our common stock to which the warrant holder is entitled upon exercise of the warrant to such warrant holder's or its designee's balance account with The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) system or (ii) issue a certificate for the common stock issuable upon such exercise. Upon delivery of the exercise notice, provided that the holder delivers the aggregate exercise price (or notice of a cashless exercise, if permitted), the holder shall be deemed to have become holder of record of the relevant common stock upon delivery of the exercise notice.

        If we fail to deliver common stock by the third trading day after the date on which delivery of the relevant common stock is required, so long as the holder has delivered the aggregate exercise price (or notice of a cashless exercise, if permitted) and if on or after such third business day the holder purchases shares of our common stock to deliver in satisfaction of a sale by the holder of shares of common stock issuable upon exercise of the warrant that the holder anticipated receiving from us, then we will either, at the holder's discretion, pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any, and other reasonable out of pocket expenses) for the shares of common stock so purchased (at which point our obligation to deliver and issue the relevant common stock shall terminate), or promptly honor our obligation to deliver common stock and pay cash to the holder in an amount equal to the excess (if any) of the holder's total purchase price over the product of (a) the number of shares of our common stock purchased by the holder, times (b) the closing bid price of our common stock on the date of the event giving rise to our obligation to deliver the relevant common stock.

        Charges, Taxes and Expenses.    Issuance and delivery of certificates for shares of common stock upon exercise of a warrant shall be made without charge to the holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates.

        Certain Adjustments.    The exercise price and number of shares of common stock issuable upon exercise of a warrant are subject to adjustment as set forth below:

          (a)    Adjustments upon Subdivision or Combination of Common Stock.    If we subdivide (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of our outstanding shares of common stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares issuable upon exercise of the warrant will be proportionately increased. If we combine (by any reverse stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of our outstanding shares of common stock into a smaller number of shares (each, a "Stock Combination Event"), the Exercise Price in effect immediately prior to such combination will be increased to equal the product of (i) the quotient determined by dividing (A) the Conversion Price in effect immediately prior to such combination by (B) the arithmetic average of the VWAP during the 15 trading days immediately prior to such combination, and (ii) the arithmetic average of the VWAP during 15 trading days immediately following the date of such combination.

          (b)    Stock Combination Event Adjustment.    If at any time after the date the warrants are issued there occurs a Stock Combination Event and the product of (i) the quotient determined by dividing the exercise price immediately prior to the event by the average daily VWAPs of our common stock during the fifteen (15) trading days immediately prior to the event, multiplied by (ii) the average daily VWAPs of our common stock during the fifteen (15) trading days immediately following the event (the "Event Market Price") is less than the exercise price then in effect (after giving effect to the adjustment in clause (a) above), then the exercise price of the common stock warrant will be reduced to the Event Market Price.

          (c)    Future Equity Issuances.    If at any time we issue or sell, or are deemed to issue or sell (as described below) shares of our common stock for a consideration per shares less than the exercise price in effect immediately prior to the issuance or sale (a "dilutive issuance"), then immediately after the dilutive issuance, the exercise price of the warrant will be reduced to an amount equal to the product of (A) the exercise price in effect immediately prior to the dilutive issuance and (B) the quotient determined by dividing (1) the sum of (a) the product derived by multiplying the exercise price in effect immediately prior to the dilutive issuance by the number of shares of common stock deemed outstanding immediately prior to the dilutive issuance, plus (b) the consideration, if any, received by us upon such dilutive issuance, by (2) the product derived by multiplying the exercise price in effect immediately prior to the dilutive issuance by the number of shares of common stock deemed outstanding immediately after the dilutive issuance. If we grant or sell options, warrants, rights or other convertible securities, and the lowest price per share for which one share of common stock is issuable upon the exercise, conversion or exchange of the option, warrant, right or other convertible security is less than the exercise price of the warrant at the time, then such share of common stock will be deemed to be outstanding and to have been issued and sold by us for such price per share at the time of the granting or sale of the options, warrants, rights or other convertible securities. No further adjustment of the exercise price will be made upon the actual issuance of such shares upon the exercise or conversion of such options, warrants, rights or convertible securities. Common stock will be "deemed outstanding" for purposes of calculating the adjustment if it is actually outstanding at such time or if it is deemed to be outstanding by virtue of being issuable upon exercise, conversion or exchange of an option, warrant, right or other convertible security at a price less than the exercise price of the warrants at the time of its issuance, as described above. No adjustment will be made, however, with respect to any "excluded securities", meaning any shares of common stock issued or issuable or deemed to be issued as described above (i) under certain employee benefit plans, (ii) in respect of redemption or conversion of the Preferred Stock or in respect of common stock paid as dividends on the Preferred Stock, (iii) on conversion of any options, warrants, rights or convertible securities outstanding immediately prior to the date the warrants are issued, (iv) in connection with any stock split, stock dividend, recapitalization or similar transaction for which adjustment is made under "—Adjustments upon Subdivision or Combination of Common Stock" above, and (v) as consideration issued to the stockholders of the target entity in a merger transaction or stock acquisition, or to the partners in a strategic business partnership or joint venture, in each case with unaffiliated third parties at an arms' length basis, the purpose of which is not to raise additional capital.

          (d)    Voluntary Adjustment.    We may at any time during the term of the warrant reduce the then-current exercise price to any amount and for any period of time deemed appropriate by our board of directors.

          (e)    Other Events.    If any event occurs of the type contemplated by the foregoing provisions but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then our Board of Directors will make an appropriate adjustment in the exercise price and the number of shares of common stock into which the warrants can be converted so as to protect the rights of the holder of the warrant. No such adjustment will increase the exercise price of the warrant or decrease the number of shares of common stock into which the warrants can be converted as otherwise determined pursuant to the foregoing provisions.

        Rights upon Distribution of Assets.    If we declare or make any dividend or other distribution of our assets (a "Distribution") to our stockholders after the issuance of the warrant, then the holder of a warrant will be entitled to receive the amount of any such Distribution which the holder would have received if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrant (without regard to any limitations on the exercise of the warrant) immediately before the date on which a record is taken for the declaration or payment of the Distribution, or if no record date is taken, the date as of which the record holders of common stock are to be determined for the declaration or payment of the Distribution.

        Payment of Exercise Price.    The holder shall pay the exercise price in immediately available funds; provided, however, if at anytime there is (i) no effective registration statement registering the relevant common stock and (ii) no effective registration statement registering the resale of or no current prospectus available for the resale of the relevant common stock by the holder, the holder shall exercise the warrant in whole or in part through a "cashless exercise," in which event we will issue to the holder the number of shares of common stock determined as follows:

	X	=	(A×B) - (A×C) D
where
	X	=	the number of shares of common stock to be issued to the holder.
	A	=	the number of shares of common stock with respect to which a warrant is being exercised.
	B	=	the arithmetic average of the daily volume weighted average price of the common stock on each of the five (5) trading days immediately preceding the date of the exercise notice.
	C	=	the exercise price then in effect at the time of the exercise.
	D	=	the volume weighted average price of the common stock on the date of the exercise notice.

        Limitations on Exercise.    The number of shares of our common stock that may be acquired by a holder upon any exercise of a warrant shall be limited so that the total number of shares of our common stock then beneficially owned by such holder and its affiliates does not exceed 4.99% of the total number of issued and outstanding shares of our common stock. For purposes of determining the holder's beneficial ownership, the aggregate number of shares of common stock beneficially owned by a holder and its affiliates will include the number of shares issuable upon exercise of the warrant as to which the determination is being made, but will exclude (i) shares issuable upon exercise of the remaining unexercised portion of the warrant and (ii) exercise or conversion of the unexercised or unconverted portion of any other of our securities, including the Preferred Stock, subject to a similar limitation on conversion or exercise. A holder may, by written notice to us, increase or decrease the maximum percentage limitation applicable to it (but not to any other holder of the warrants) to any other percentage not in excess of 9.99%, nor less than 4.99%, provided that such change will not be effective until the 61st day after notice is delivered to us. Our obligation to issue shares of common stock upon the exercise of a warrant shall be suspended until such time, if any, as shares of common stock may be issued in compliance with such limitation. For the avoidance of doubt, the determination of whether a warrant can be exercised (vis-a-vis other convertible securities held by a holder or its affiliates) will be made on the basis of the order in which submissions for exercise or conversion are made to us.

        Exercise Elected by Us.    Subject to certain exceptions, while the warrants are outstanding, if the arithmetic average of the daily volume weighted average price of a share of our common stock for each of 20 trading days out of 30 consecutive trading days (the "Average VWAP") equals or exceeds 200% of the initial exercise price of the warrants (as adjusted to take into account any stock dividend, stock split, stock combination or similar event), and if at the time of such measurement the Equity Conditions (described below) are satisfied, then we may, subject to certain conditions, require the holders to exercise the warrant in full or in part. To require such an exercise, we will give notice within two trading days of the end of the 30 trading day measurement period, specifying the date (not sooner than 20 trading days nor later than 40 trading days following the notice) chosen for exercise, among other things. Notwithstanding such a notice, the holder may exercise the warrant at any time prior to the exercise date specified. Our right to require the exercise of the warrants is subject to the following additional conditions: (i) the Equity Conditions must continue to be met after the date we deliver notice, through the date chosen for exercise (in the absence of which the company's exercise notice will be considered void), and (ii) we cannot elect to require any holder to exercise its warrants if the aggregate number of shares subject to our mandatory exercise election with respect to such holder, multiplied by the arithmetic average of the volume weighted average price of a share of our common stock during each of the 30 trading days in the measurement period described above, is in excess of such holder's pro rata portion of 250% of the aggregate dollar trading volume (as reported on Bloomberg) of our common stock on our principal trading market over the 30 trading day measurement period. Any exercise elected by us in this manner must be made on a pro rata basis with respect to all warrants then outstanding. Notwithstanding the foregoing, the company may not deliver more than two (2) such notices hereunder (or in the event that the number of shares exercised pursuant to any such notice is less than the number of shares subject to such notice (the number of shares unable to be exercised, the "Forced Exercise Limitation Number") as a result of the application of the maximum ownership limitations described above, then the company may deliver one (1) additional notice for a number of warrant shares not in excess of the number of shares equal to the Forced Exercise Limitation Number.)

        "Equity Conditions" under the warrants means each of the following: (i) on each day during the period beginning thirty trading days prior to the date of determination and ending on the date of determination (the "equity conditions measuring period"), all shares of our common stock issuable upon exercise of the warrants shall be eligible for resale by the holder without restriction and without need for additional registration under any applicable federal or state securities laws and we shall have no knowledge of any fact that would cause any warrant shares not to be so eligible for resale by the holder without restriction and without the need for additional registration under any applicable federal or state securities laws; (ii) on each day during the equity conditions measuring period, our common stock is designated for listing on The NASDAQ Capital Market or on another specified national securities exchange (or the OTC Bulletin Board), and shall not have been suspended from trading from all such exchanges or markets, nor shall proceedings for delisting or suspension from all relevant exchanges have been commenced, threatened or pending, either in writing or by our falling below the minimum listing standards, unless in either case we meet the minimum listing conditions of at least one of the other permitted exchanges; (iii) on each day during the equity conditions measuring period, we have delivered common stock upon exercise of the warrants to the holder on a timely basis upon any exercise; (iv) any applicable shares of common stock to be issued in connection with the event requiring determination may be issued in full without violating the maximum ownership limitations described above or the rules or regulations of our principal market; provided, however, that the foregoing shall not preclude us from issuing such number of shares that does not cause any such violation; (v) during the equity conditions measuring period, we shall not have failed to timely make any payments within five (5) business days of when such payment is due pursuant to any Transaction Documents (as defined in the certificate of designations for the Preferred Stock); (vi) during the equity conditions measuring period, there shall not have occurred a Triggering Event (as defined in the certificate of designations for the Preferred Stock) or an event that with the passage of time or giving of notice would constitute a Triggering Event; (vii) we shall have no knowledge of any fact that would cause all shares of common stock issued and issuable upon exercise of the warrants not to be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; and (viii) on each day during the equity conditions measuring period, we otherwise shall be in material compliance with and shall not be in breach of any provision, covenant, representation or warranty of any Transaction Document.

        Fundamental Transactions.    In the event of any "fundamental transaction", then at the request of the warrant holder delivered before the 90th day after such transaction, we (or a successor entity) shall purchase the warrant from the warrant holder by paying to the warrant holder, within five (5) business days after such request (or, if later, on the effective date of the transaction), cash in an amount equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the date of such transaction. A "fundamental transaction" means each of the following: (i) we merge or consolidate with or into another person, or (ii) we sell all or substantially all of our assets, or (iii) we consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person as a result of which the other person becomes the beneficial owner of more than 50% of our outstanding shares of common stock (not including any shares of common stock held by the other person or persons making or party to, or associated or affiliated with the other person or persons making or party to, the stock purchase agreement or other business combination), or (iv) we reorganize, recapitalize or reclassify our common stock, or (v) we allow another person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of our outstanding shares of common stock (not including any shares of common stock held by the person or persons making or party to such purchase, tender or exchange offer), or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either 50% or more of the aggregate ordinary voting power represented by our issued and outstanding common stock, or 50% or more of the aggregate ordinary voting power represented by issued and outstanding common stock not held by the person or persons as of the date of the issuance of the warrant.

        Insufficient Authorized Shares.    If at any time while any of the warrants remain outstanding we do not have a sufficient number of authorized and unreserved shares of common stock to satisfy our obligation to reserve for issuance upon exercise of the warrants at least 130% of the number of shares of common stock as shall from time to time be necessary to effect the exercise of all of the warrants then outstanding (the "required reserve amount"), then we will be required immediately to deliver a notice to the holders specifying the number of shares unavailable to satisfy our obligations under the warrant and shall take all action necessary to increase our authorized shares of common stock to an amount sufficient to allow us to reserve the required reserve amount for the warrants then outstanding. As soon as practicable after the date of the occurrence of our failure to maintain the required reserve amount, but in no event later than ninety (90) days after the occurrence of such failure, and assuming such failure still exists, we will hold a meeting of our stockholders for the approval of an increase in the number of authorized shares of common stock. In connection with such meeting, we will use our best efforts to solicit our stockholders' approval of such increase in authorized shares of our common stock and to cause our board of directors to recommend to the stockholders that they approve such proposal. In the event that upon any exercise of a warrant, we do not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the holder elects to void such exercise, we will pay to the holder within three (3) trading days of the applicable exercise, cash in an amount equal to the product of (i) the number of warrant shares that we are unable to deliver pursuant hereto and (ii) the value of such warrant shares based on a black-scholes option pricing model.

        Fractional Shares.    We will not be required to issue any fractional shares of our common stock on the exercise of a warrant but rather the number of shares of common stock to which shall be rounded up to the nearest whole number.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax consequences to holders (as defined below) of the purchase, ownership and disposition of the preferred stock warrants and the common stock warrants (together, the "Warrants") the convertible preferred stock, the convertible preferred stock underlying the preferred stock warrants, and common stock underlying the common stock warrants. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final and temporary Treasury Regulations promulgated thereunder and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor's decision to purchase shares of convertible preferred stock and Warrants nor any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This summary is not intended to be applicable to all categories of investors, such as dealers in securities, banks, insurance companies, tax-exempt organizations, persons that hold the convertible preferred stock, Warrants or common stock as part of a straddle or conversion transaction or holders subject to the alternative minimum tax, each of which may be subject to special rules. In addition, this discussion is limited to persons who hold the convertible preferred stock, Warrants and common stock as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. As used in this section, a "U.S. holder" is a beneficial owner of convertible preferred stock, Warrants or common stock that is for U.S. federal income tax purposes:

  •
  an individual U.S. citizen or resident alien;

  •
  a corporation, or entity taxable as a corporation that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose world-wide income is subject to U.S. federal income tax; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

        A "non-U.S. holder" is a beneficial owner of convertible preferred stock, Warrants or common stock that is not a U.S. holder.

        If a partnership holds convertible preferred stock, Warrants or common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

        YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF CONVERTIBLE PREFERRED STOCK, WARRANTS AND COMMON STOCK UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS.

Allocation of Purchase Price Between Convertible Preferred Stock and Warrants

        Each holder that purchases a unit will receive convertible preferred stock, a warrant for a certain amount of common stock, and a warrant for a certain amount of preferred stock. You must allocate the purchase price for the unit between the convertible preferred stock and the Warrants in proportion to their relative fair market values on the date that the unit is purchased by you. This allocation of the purchase price will establish your initial tax basis for U.S.federal income tax purposes in your convertible preferred stock and Warrants.

        You should consult your own tax advisor regarding the allocation of the purchase price between the convertible preferred stock and the Warrants.

Consequences to U.S. Holders

        Distributions.    The amount of any distribution to you with respect to convertible preferred stock or common stock will be treated as a dividend, generally to the extent of our current or accumulated earnings and profits ("earnings and profits") as determined under U.S. federal income tax principles. Dividends are generally taxed as ordinary income; however, dividends received by non-corporate holders in taxable years beginning before January 1, 2011, may qualify for taxation at lower rates applicable to long-term capital gains provided certain holding period and other requirements are satisfied. Congress has proposed to extend this preferential rate for dividends received by non-corporate taxpayers for two years. Non-corporate holders should consult their own tax advisors regarding the applicability of such lower rates under their particular factual situation. To the extent the amount of any distribution to you with respect to convertible preferred stock or common stock exceeds our earnings and profits, the excess will be applied against and will reduce your adjusted tax basis (on a dollar-for-dollar basis) in the convertible preferred stock or common stock, as the case may be. Any amount in excess of your adjusted tax basis will be treated as capital gain. If we are not able to make distributions on the convertible preferred stock, the accreted liquidation preference of the convertible preferred stock will increase and such increase may give rise to deemed dividend income to holders of the convertible preferred stock in the amount of all, or a portion of, such increase. Any deemed dividend would be taxable in the same manner as a cash distribution of equal amount, and therefore would result in tax liability even though no cash is received.

        If a distribution with respect to convertible preferred stock is made in shares of common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and your tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and your holding period for such common stock will begin on the day following the distribution date.

        Dividends to Corporate Shareholders.    In general, a distribution which is treated as a dividend for U.S. federal income tax purposes and is made to a corporate shareholder with respect to the convertible preferred stock or common stock will qualify for the 70% dividends-received deduction under Section 243 of the Code. Corporate shareholders should note, however, there can be no assurance that the amount of distributions made with respect to the convertible preferred stock or the common stock will not exceed the amount of our earnings and profits in the future. Accordingly, there can be no assurance that the dividends-received deduction will be available in respect of distributions on the convertible preferred stock or common stock.

        In addition, there are many exceptions and restrictions relating to the availability of such dividends-received deduction such as restrictions relating to:

  •
  the holding period of stock the dividends on which are sought to be deducted;

  •
  debt-financed portfolio stock;

  •
  dividends treated as "extraordinary dividends" for purposes of Section 1059 of the Code; and

  •
  taxpayers that pay corporate alternative minimum tax.

        Corporate shareholders should consult their own tax advisors regarding the extent, if any, to which such exceptions and restrictions may apply to their particular factual situation.

        Sale or Other Disposition.    Upon a sale or other disposition of convertible preferred stock or common stock (other than an exchange of convertible preferred stock for common stock pursuant to the conversion privilege), you generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property you receive on the sale or other disposition and your adjusted tax basis in the convertible preferred stock or common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the convertible preferred stock or common stock, as applicable, is more than one year. Long-term capital gains may qualify for reduced rates under U.S. federal income tax laws.

        Redemptions.    If a redemption satisfies certain tests provided in Section 302(b) of the Code, the redemption would be treated as a sale of the convertible preferred stock, with similar tax consequences to a sale as described above under "Sale or Other Disposition". The redemption will satisfy such tests if it (i) is "substantially disproportionate" with respect to the holder's interest in our stock, (ii) results in a "complete termination" of the holder's interest in all our classes of stock, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code.

        In determining whether any of the tests under Section 302(b) has been met, stock considered to be owned by the holder by reason of certain constructive ownership rules described in the Code (including rules that would treat warrants as having been exercised), as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) will be satisfied with respect to any particular holder of the convertible preferred stock depends upon the facts and circumstances of the holder at the time that the determination must be made, you are advised to consult your own tax advisors to determine such tax treatment.

        If a redemption of the convertible preferred stock does not meet any of the tests under Section 302(b), the redemption proceeds will be treated as a distribution, with the tax consequences described under "Distributions" above. In such a case, a stockholder's adjusted tax basis in the redeemed convertible preferred stock will be transferred to such stockholder's remaining stock holdings in us. If the stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

        Conversion of Preferred Stock in Exchange for Common Stock.    You generally will not recognize gain or loss by reason of receiving common stock in exchange for convertible preferred stock upon conversion of the convertible preferred stock, except gain or loss will be recognized with respect to the fair market value of any shares of common stock attributable to dividend arrearages and generally will be treated as a constructive distribution (to the extent not otherwise previously taken into account as a deemed dividend) as described above under "Distributions." The adjusted tax basis of the common stock so acquired will be equal to the adjusted tax basis of the shares of convertible preferred stock exchanged, and the holding period of the common stock received will include the holding period of the convertible preferred stock exchanged. The adjusted tax basis of any common stock treated as a constructive distribution will be equal to its fair market value on the date of the exchange, and the holding period of such stock will commence on the day after such exchange.

        Adjustment of Conversion Price.    Holders of convertible preferred stock may, in certain circumstances, be deemed to have received constructive distributions of stock if the conversion rate for the convertible preferred stock is adjusted. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the convertible preferred stock, however, generally will not be considered to result in a constructive distribution of stock. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, or certain adjustments are not made, and have the effect of increasing the holders' proportionate interest in our assets or earning and profits, such holders generally will be deemed to have received constructive distributions in amounts based upon the value of such holders' increased interests in our equity resulting from such adjustments. The amount of the distribution will be treated as a distribution to a holder with the tax consequences specified above under "Distributions." Accordingly, you could be considered to have received distributions taxable as dividends to the extent of our earnings and profits even though you did not receive any cash or property as a result of such adjustments.

        Warrants.    Upon the exercise of a Warrant for cash, you will not recognize gain or loss and the amount paid for the Warrant will be added to your basis in the common stock or preferred stock received, as applicable. Your holding period for the common stock or preferred stock (as applicable) purchased pursuant to exercise of a Warrant for cash will begin on the day following the date of exercise and will not include the period you held the Warrant. Upon a sale or other disposition (other than exercise) of a Warrant, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your tax basis in the Warrant. Such gain or loss will be long-term capital gain or loss provided you held the Warrant for more than one year at the time of sale or other disposition. In the event a Warrant is allowed to lapse unexercised, you will generally have a capital loss equal to your basis in the Warrant. Such loss will be a long-term capital loss provided you held the warrant for more than one year at the time the Warrant is allowed to lapse.

        Certain adjustments to, or failure to adjust, the number of shares underlying the Warrants and/or exercise price of the Warrants may cause holders of Warrants and our equity stock to be treated as having received a distribution, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of such holders in our company. Such a distribution would be taxable to holders as a dividend, return of capital or capital gain in accordance with rules discussed above under "Distributions":

        Recent Legislation Relating to Surtax on Unearned Income.    Recently enacted legislation may require certain non-corporate U.S. holders to pay a 3.8% surtax on, among other things, dividends (including payments deemed to be dividends) on the convertible preferred stock, common stock and Warrants and capital gains from the sale, exchange, redemption or other taxable disposition of the convertible preferred stock, common stock and Warrants. This legislation would apply for taxable years beginning after December 31, 2012. You should consult your own tax advisors regarding the effect, if any, of this legislation on your ownership and disposition of the convertible preferred stock, common stock and Warrants.

        Backup Withholding.    Under the backup withholding provisions of the Code and applicable Treasury Regulations, you may be subject to backup withholding with respect to dividends paid (including dividends deemed paid) on, or the proceeds of a sale, exchange or redemption of, convertible preferred stock, common stock or Warrants unless:

  •
  you are a corporation or come within certain other exempt categories and when required demonstrate this fact, or

  •
  within a reasonable period of time, you provide a taxpayer identification number, certified under penalties of perjury as well as certain other information or otherwise establish an exemption from the backup withholding rules.

        The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

Consequences to Non-U.S. Holders

        Dividends.    In general, dividends paid to you with respect to our convertible preferred stock or common stock will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable income tax treaty. Dividends that are effectively connected with your conduct of a trade or business in the United States (and if a tax treaty applies, dividends that are attributable to a U.S. permanent establishment) are generally subject to U.S. federal income tax on a net income basis and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be applicable under an income tax treaty.

        For purposes of obtaining a reduced rate of withholding under an income tax treaty, you generally will be required to provide a U.S. taxpayer identification number as well as certain information concerning your country of residence and entitlement to tax treaty benefits. Generally, this will be accomplished by providing a properly executed IRS Form W-8BEN. If you instead are claiming an exemption from withholding with respect to dividends effectively connected with the conduct of a trade or business within the United States, you will be required to provide an appropriate certification to us or our paying agent (generally by providing a properly completed IRS Form W-8ECI).

        Sale or Other Disposition.    As a non-U.S. Holder, you generally will not be subject to U.S. federal income tax on any gain recognized on the sale or other disposition of convertible preferred stock, common stock or Warrants unless:

  •
  the gain is considered effectively connected with the conduct of a trade or business by you within the United States and, where a tax treaty applies, is attributable to a U.S. permanent establishment of yours (and, in which case, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30% or a lower rate as may be specified by an applicable income tax treaty);

  •
  you are an individual who holds the convertible preferred stock or common stock as a capital asset and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and other conditions are met; or

  •
  we are, or have been within the five years preceding your disposition of the convertible preferred stock or common stock, a "United States real property holding corporation," or a USRPHC, for U.S. federal income tax purposes; we believe we currently are not a USRPHC.

        Conversion of Preferred Stock in Exchange for Common Stock.    You generally will not recognize any gain or loss by reason of receiving common stock in exchange for convertible preferred stock upon conversion of the convertible preferred stock, except gain or loss will be recognized with respect to the fair market value of any shares of common stock attributable to dividend arrearages and generally will be treated as a constructive distribution, and will be taxable, as described above under "—Dividends," to you to the extent of our earnings and profits.

        Constructive Dividends.    The conversion rate of the convertible preferred stock is subject to adjustment in certain circumstances. Any such adjustment, or failure to make an adjustment, could, in certain circumstances, give rise to a deemed distribution to a Non-U.S. holder of convertible preferred stock. See "Consequences to U.S. Holders—Adjustment to Conversion Price". Certain adjustments to, or failure to adjust, the number of shares underlying the Warrants and/or exercise price of the Warrants may cause holders of Warrants to be treated as having received a distribution on the Warrants. See "Consequences to U.S. Holders—Warrants". Any such deemed distribution with respect to the convertible preferred stock or the Warrants, and distributions on the convertible preferred stock made in common stock, would be subject to U.S. federal withholding tax on dividend income to the same extent as an actual distribution, as described above under "Dividends". Because deemed distributions or distributions made in common stock would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the U.S. federal tax on such dividend from any cash, shares of common stock or preferred stock, or sales proceeds otherwise payable to a non-U.S. holder.

        Information Reporting and Backup Withholding.    We must report annually to the IRS and to you the amount of dividends paid (including dividends deemed paid) to you and the tax withheld with respect to those dividends, regardless of whether withholding was required. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or other applicable agreements.

        Backup withholding is generally imposed on certain payments to persons that fail to furnish the necessary identifying information to the payor. You generally will be subject to backup withholding tax with respect to dividends paid (including dividends deemed paid) on, and proceeds from a sale or other disposition of, your convertible preferred stock, common stock or Warrants unless you certify your non-U.S. status (and we do not have actual knowledge or reason to know that you are a U.S. holder).

        The payment of proceeds of a sale of convertible preferred stock, common stock or Warrants effected by or through a U.S. office of a broker is subject to both backup withholding and information reporting unless you provide the payor with your name and address and you certify under penalties of perjury as to your non-U.S. status or you otherwise establish an exemption. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of convertible preferred stock, common stock or Warrants by or through a foreign office of a broker. If, however, such broker is, for U.S. federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more United States persons that, in the aggregate, hold more than 50% of the income or capital interest in the partnership, such payments will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

        Under recently enacted legislation, a 30% withholding tax would be imposed on certain payments made after December 31, 2012 to certain foreign financial institutions, investment funds, and other non-U.S. persons that fail to comply with certain information reporting requirements in respect of their direct and indirect U.S. shareholders and U.S. accountholders. Such payments may include actual or deemed U.S.-source distributions and proceeds from the sale of securities.

        THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM YOUR PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED STOCK, THE CONVERTIBLE PREFERRED STOCK UNDERLYING THE PREFERRED STOCK WARRANTS, WARRANTS AND ANY COMMON STOCK UNDERLYING THE CONVERTIBLE PREFERRED STOCK AND COMMON STOCK WARRANTS, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

USE OF PROCEEDS

        We expect the initial net proceeds to us from this offering to be approximately $8.9 million, based on an initial offering size of $10 million, excluding the proceeds, if any, from the exercise of the preferred stock warrants or common stock warrants issued in this offering, and after deducting underwriting fees and commissions and all estimated offering expenses due and payable by us, as described in "Underwriting". Total gross proceeds to us will be $15 million if the warrants to purchase preferred stock are exercised, assuming no exercise of the common stock warrants.

        The net proceeds from this offering (including any proceeds from the exercise of the preferred stock warrants or the common stock warrants) will be used for general corporate purposes, including our ongoing working capital requirements.

        Pending the application of the net proceeds, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference stock dividends to earnings on a historical basis for the periods indicated. For purposes of this calculation, "earnings" consist of net loss from continuing operations plus fixed charges. "Fixed charges" consist of the sum of interest expense and the component of rental expense believed by management to be representative of the interest factor for those amounts. We had no preference stock dividends over the indicated periods, so that the ratio of earnings to combined fixed charges and preference security dividends is the same as the ratio of earnings to fixed charges. Earnings in each of the periods indicated were inadequate to cover fixed charges. The coverage deficiency for each period is specified below.

	Year Ended December 31,
						Nine Months Ended September 30, 2010
	2005	2006	2007	2008	2009
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—
Coverage Deficiency (in $ millions)	9.3	12.2	12.9	23.6	19.2	16.7

DILUTION

        If you invest in our units, your interest in the common stock underlying the securities contained therein (such as by exercise of the common stock warrants at their initial exercise price) may be diluted to the extent of the difference between the price you pay per share of our common stock and the net tangible book value per share of our common stock after this offering. Our net tangible book value on September 30, 2010 was approximately $28,470,084, or approximately $0.143 per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of common stock immediately after the completion of this offering. The following table illustrates the dilution applicable to purchasers of common stock upon exercise of the common stock warrants included in the units in this offering. For purposes of this calculation, (i) the entire purchase price for the unit is being allocated to the preferred stock contained in the unit, (ii) we assume that all common stock warrants included in the units will be exercised in cash immediately following the closing at their initial exercise price, (iii) all underwriting fees and commissions and our estimated offering expenses are allocated to the preferred stock and not the warrants, and (iv) we exclude both the effect of the receipt of the purchase price for the units in this offering and the potential effect of any conversion of our preferred stock into shares of our common stock (or the exercise of any preferred stock warrants), or any dividend or redemption payments with respect to the preferred stock that we may make in shares of our common stock. Without taking into account any other changes in our net tangible book value after September 30, 2010, other than to give effect to our receipt of the estimated proceeds from the assumed exercise of common stock warrants covering 44,582,707 shares of common stock at an initial exercise price of $0.25234 per share, our pro forma net tangible book value as of September 30, 2010, would have been approximately $39,720,084, or $0.163 per share. This represents an immediate increase in the net tangible book value of $0.020 per share to our existing stockholders, and an immediate dilution in net tangible book value of $0.089 per share to investors exercising warrants in this offering. The following table illustrates this per share dilution:

Exercise price per share of warrants included in each unit:	$0.25234
Net tangible book value per share as of September 30, 2010:	$0.143
Increase in net tangible book value per share attributable to investors participating this offering upon exercise of common stock warrants:	$0.020
As adjusted net tangible book value per share after giving effect to this offering:	$0.163
Dilution per share to investors participating in this offering upon common stock warrant exercise:	$0.089

        The above discussion and table are based on 199,620,070 shares of our common stock outstanding as of September 30, 2010 as adjusted for the 44,582,707 shares underlying common stock warrants issued in this offering and their assumed immediate exercise at the initial exercise price of those warrants. This excludes the effect of up to 39,629,072 shares of common stock issuable upon conversion of the preferred stock offered in this offering at the initial conversion price per share, the effect of up to 19,814,536 shares of common stock issuable upon conversion of shares of preferred stock that may be issued upon exercise of the preferred stock warrants (at the initial conversion price of the preferred stock) or the issuance of an indeterminate number of shares of common stock should we elect to make dividend or redemption payments in shares of common stock with respect to the preferred stock. It also excludes, as of September 30, 2010:

  •
  Approximately 16,650,290 shares of our common stock subject to outstanding options under our current and previous equity incentive plans, which have a weighted average exercise price of $0.81 per share;

  •
  Approximately 55,479 shares of common stock reserved for future issuance under our employee stock purchase plan;

  •
  55,507,440 shares of our common stock issuable upon exercise of outstanding warrants, which have a weighted average exercise price of $1.24 per share; and

  •
  593,521 shares of our common stock representing granted but unvested awards under our RSU arrangements.

        To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, Lazard Capital Markets LLC, as the sole underwriter, has agreed to purchase, and we have agreed to sell to it, the number of units (each unit consisting of one share of preferred stock, one warrant to purchase 0.5 of a share of preferred stock, and one warrant to purchase 4,458.27 shares of common stock, together with any associated rights) at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement as indicated below:

Underwriter	Number of Units
Lazard Capital Markets LLC	10,000

Total:	10,000

        The underwriter is offering the units subject to its acceptance of the shares of preferred stock and warrants contained in each unit from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the units offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriter is obligated to take and pay for all of the units offered by this prospectus supplement if any such units are taken.

        The underwriter initially proposes to offer the units directly to the public at the public offering price listed on the cover page of this prospectus supplement. In addition, the underwriter may offer some of the units to other securities dealers at a price that represents a concession not in excess of $42.00 per unit under the public offering price.

        The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

	Per Unit	Total
Public offering price	$1,000.00	$10,000,000
Underwriting discount	$70.00	$700,000
Proceeds, before expenses, to us	$930.00	$9,300,000

        If the preferred stock warrants offered hereby are exercised in full, we will receive additional gross proceeds of $5 million, for aggregate gross proceeds of $15 million (excluding any exercises of common stock warrants) and the underwriting discounts and commissions will increase to $1.05 million.

        The expenses of the offering, not including the underwriting discount, payable by us are estimated to be $269,500. In addition, we have agreed to reimburse the underwriter for certain fees and legal expenses incurred by it in connection with this offering, which shall not exceed $125,000 (or such lesser amount as would not result in the total compensation paid to the underwriter under applicable FINRA rules exceeding 8.0% of the gross proceeds of the offering). The relationship between Lazard Frères & Co. LLC and Lazard Capital Markets LLC is governed by a business alliance agreement between their respective parent companies. Pursuant to such agreement, Lazard Frères & Co. LLC referred this offering to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith; however, such referral fee is not in addition to the fee paid by us to Lazard Capital Markets LLC described above. In no event will the total amount of compensation paid to the underwriter and other securities brokers and dealers under applicable FINRA rules exceed 8.0% of the gross proceeds of the offering.

Quotation on The NASDAQ Global Market

        Our common stock is listed on The NASDAQ Capital Market under the symbol "BCON." There is no established trading market for our preferred stock or the warrants and we do not expect a market to develop. We do not intend to apply for a listing of the preferred stock or any of the warrants on any national securities exchange.

No Sales of Similar Securities

        We, and each of our executive officers and directors, have agreed with Lazard Capital Markets LLC, subject to certain exceptions, not to dispose of or hedge any of our shares of common stock or securities convertible into or exercisable or exchangeable for common stock for 90 days after the date of this prospectus without first obtaining the written consent of Lazard Capital Markets LLC. The 90-day "lock-up" period during which we and our executive officers and directors are restricted from engaging in transactions in our common stock or securities convertible into or exercisable or exchangeable for common stock is subject to extension such that, in the event that either (i) during the last 17 days of the "lock-up" period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the "lock-up" period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless Lazard Capital Markets LLC waives, in writing, such an extension.

Price Stabilization, Short Positions

        In order to facilitate the offering of the units, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may sell more units than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing units in the open market. A short position may be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

        We have agreed to indemnify the underwriter and Lazard Frères & Co. LLC against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement. We have also agreed to contribute to payments the underwriter and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.

        A prospectus in electronic format may be made available on websites maintained by the underwriter. The underwriter may agree to allocate a number of units to its online brokerage account holders. Internet distributions will be allocated by the underwriter on the same basis as other allocations.

United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as "relevant persons"). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        The underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and

          (b)   it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

        To the extent that the offer of the units is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the units which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

          (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of units (other than the underwriter) will be deemed to have represented, acknowledged and agreed that it will not make an offer of units to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of units to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any units in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an "offer of Shares to the public" in relation to any units in any Relevant Member State has the same meaning as in the preceding paragraph.

LEGAL MATTERS

        The validity of securities offered hereby will be passed upon for us by Edwards Angell Palmer & Dodge LLP, our counsel. Proskauer Rose LLP in New York, New York is acting as counsel for the underwriter in connection with this offering.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of Miller Wachman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy any document filed by us with the Securities and Exchange Commission at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        You may also obtain copies of this information by mail at prescribed rates by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement on the SEC's website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

        We are incorporating by reference the following reports that we have filed with the SEC (including the information deemed furnished in these reports):

  •
  Our Annual Report on Form 10-K, for the year ended December 31, 2009;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

  •
  Our Current Reports on Forms 8-K filed with the SEC on February 5, 2010, February 22, 2010, March 5, 2010, March 22, 2010, April 22, 2010, April 30, 2010, May 28, 2010, July 6, 2010, July 26, 2010, August 12, 2010, September 20, 2010, October 8, 2010, November 29, 2010, December 1, 2010, December 3, 2010 and December 6, 2010; and

  •
  The description of our common stock contained in our registration statement on Form 8-A under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        We will furnish without charge to you, on written or oral request, a copy of all of the documents incorporated by reference, including exhibits to these documents. You should direct any request for documents to Beacon Power Corporation, Attention: Corporate Secretary, 65 Middlesex Road, Tyngsboro, Massachusetts 01879. Our telephone number is 978-694-9121.

Exhibit A

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK
OF
BEACON POWER CORPORATION

        Beacon Power Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to the provisions of the DGCL, the Board of Directors of the Company adopted resolutions (i) designating a series of the Company's previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of fifteen thousand (15,000) shares of Series B Convertible Preferred Stock of the Company, as follows:

        RESOLVED, that the Company is authorized to issue fifteen thousand (15,000) shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

        (1)    Dividends.

          (a)   The holders of Preferred Shares (each, a "Holder" and collectively, the "Holders"), shall be entitled to receive dividends ("Dividends") payable, subject to the conditions and other terms hereof, in shares of Common Stock or cash on the Stated Value (as defined below) of such Preferred Share, which Dividends for the avoidance of doubt shall be calculated on such Preferred Shares without giving effect to any reduction for the payment of any Installment Amount payable on such date, at the Dividend Rate (as defined below), which shall be cumulative. Dividends on the Preferred Shares shall commence accruing on the Initial Issuance Date and, with respect to Preferred Shares issued following the Initial Issuance Date, on the Subsequent Issuance Date relating to such Preferred Shares) and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable in arrears on the first day of each month (each, a "Dividend Date") with the first Dividend Date being February 1, 2011, and the last Dividend Date being the Maturity Date. If a Dividend Date is not a Business Day (as defined below), then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date.

          (b)   Dividends shall be payable on each Dividend Date, to the record holders of the Preferred Shares on the applicable Dividend Date, in shares of Common Stock ("Dividend Shares") so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to each Holder, pay Dividends on any Dividend Date in cash ("Cash Dividends") or in a combination of Cash Dividends and, so long as there has been no Equity Conditions Failure, Dividend Shares. The Company shall deliver a written notice (each, a "Dividend Election Notice") to each holder of the Preferred Shares on the Dividend Notice Due Date (the date such notice is delivered to all of the holders, the "Dividend Notice Date") which notice (1) either (A) confirms that Dividends to be paid on such Dividend Date shall be paid entirely in Dividend Shares or (B) elects to pay Dividends as Cash Dividends or a combination of Cash Dividends and Dividend Shares and specifies the amount of Dividends that shall be paid as Cash Dividends and the amount of Dividends, if any, that shall be paid in Dividend Shares and (2) unless the Company has elected to pay Dividends solely as Cash Dividends, certifies that there has been no Equity Conditions Failure as of such time. If any portion of Dividends for a particular Dividend Date shall be paid in Dividend Shares, then (I) contemporaneously with the delivery of the Dividend Election Notice on the applicable Dividend Notice Date, the Company shall pay to the Holder, in accordance with Section 1(c), a number of shares of Common Stock equal to (x) the amount of Dividends payable on the applicable Dividend Date divided by (y) the applicable

  Initial Dividend Conversion Price (the "Pre-Dividend Shares") and (II) on the second (2nd) Trading Day immediately after the end of the Dividend Measuring Period (the "Dividend Settlement Date"), the Company shall deliver a notice setting forth the calculation of the Dividend Balance Shares (and the calculation of the component parts of such calculation) and pay to the Holder, in accordance with Section 1(c), a number of shares of Common Stock equal to any Dividend Balance Shares (if such number is greater than zero (0)). Dividends to be paid on a Dividend Notice Date or on a Dividend Date in Dividend Shares shall be paid in a number of fully paid and nonassessable shares of Common Stock (rounded up to the nearest whole share). If the Equity Conditions are not satisfied as of the Dividend Notice Date, then unless the Company has elected to pay such Dividends in cash, the Dividend Notice shall indicate that unless the Holder waives the Equity Conditions, the Dividends shall be paid in cash. In the event that the number of Dividend Balance Shares calculated with respect to any Dividend Date is less than zero, then the Holders' Preferred Shares shall be automatically redeemed in accordance with the amount attributable to any Holder (based on the number of Pre-Dividend Shares delivered to such Holder) in an aggregate number equal to the quotient of (i) the product of (A) that number of shares by which the Dividend Balance Shares attributable to such Holder is less than zero (0) multiplied by (B) the Dividend Conversion Price applicable to such Dividend Date, divided by (ii) the Stated Value of one Preferred Share, applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to each Holder, unless a Holder shall notify the Company within five (5) Trading Days of the Dividend Settlement Date that Installment Amounts relating to such Holder should be reduced in another manner; provided, however, that, in lieu of the automatic redemption contemplated above, if the number of Dividend Balance Shares is less than zero with respect to the final Dividend Date or a Dividend Date on which there are no Preferred Shares outstanding (after giving effect to any conversion or redemptions occurring as of such date), then the Holder shall return to the Company within three (3) Trading Days of the determination thereof, either, at the Holder's election, (x) that number of shares by which the Dividend Balance Shares is less than zero (0), or (y) an amount in cash equal to the product of (I) that number of shares by which the Dividend Balance Shares is less than zero (0) multiplied by (II) the Dividend Conversion Price applicable to such final Dividend Date. If an automatic redemption occurs as described in the foregoing sentence, the Company shall within one (1) Business Day of such event deliver a notice to each Holder setting forth: (i) the aggregate number of Preferred Shares redeemed in such automatic redemption from all Holders and the calculation of such redemption, and (ii) the number of such Holder's Preferred Shares redeemed and the calculation of such redemption.

          (c)   When any Dividend Shares are to be paid on a Dividend Date or a Dividend Settlement Date, as applicable, then the Company shall (i) (A) provided that the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and such action is not prohibited by applicable law or regulation or any applicable policy of DTC, credit such aggregate number of Dividend Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian ("DWAC") system, or (B) if the foregoing shall not apply, issue and deliver on the applicable Dividend Date or Dividend Settlement Date, as the case may be, to the address set forth in the register maintained by the Company for such purpose or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Dividend Date or Dividend Settlement Date, a certificate, registered in the name of the Holder or its designee, for the number of Dividend Shares to which the Holder shall be entitled and (ii) with respect to each Dividend Date, pay to the Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Dividends. Notwithstanding the foregoing, the Company shall not be entitled to pay Dividends in Dividend Shares and shall be required to pay all such Dividends in cash as Cash Dividends on the applicable Dividend Notice Date or Dividend Settlement Date if, unless consented to in writing by the Holder, there has been an Equity Conditions Failure. If a

  Triggering Event or Equity Conditions Failure occurs during the period from the Dividend Notice Date through the Dividend Settlement Date, then on the Dividend Settlement Date, at the Holder's option, either (1) the Holder may require the Company to pay the Dividend due on the applicable Dividend Date as Cash Dividends (including any Dividends represented by Pre-Dividend Shares) and, in conjunction with receipt of such cash payment, shall return the applicable number of Pre-Dividend Shares or (2) the Company shall pay an additional amount to the Holder as Cash Dividends equal to the Dividend Balance Amount.

        (2)    Conversion of Preferred Shares.    Preferred Shares shall be convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

          (a)    Certain Defined Terms.    For purposes of this Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Beacon Power Corporation (this "Certificate of Designations") the following terms shall have the following meanings:

              (i)  "Additional Amount" means, on a per Preferred Share basis, the product of (A) the result of the following formula: (Dividend Rate)(N/365) and (B) the Stated Value.

             (ii)  "AMEX" means the NYSE AMEX Equities.

            (iii)  "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

            (iv)  "Bloomberg" means Bloomberg Financial Markets.

             (v)  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            (vi)  "Capital Stock" means: (A) in the case of a corporation, corporate stock; (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership or limited liability company interests; and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           (vii)  "Change of Control" means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

          (viii)  "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(d)(iii). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

            (ix)  "Company Conversion Measuring Period" means the twenty (20) consecutive Trading Days ending two (2) Trading Days immediately prior to the applicable Installment Date.

             (x)  "Company Conversion Price" means as of any date of determination, that price which shall be, the lower of (i) the applicable Conversion Price and (ii) (x) if the Market Price on the date of determination is below $1.00, that price computed as 85% of the Market Price as of the Installment Settlement Date and (y) otherwise, that price computed as 90% of the Market Price as of the Installment Settlement Date. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during the related measuring period (although for the avoidance of doubt, the $1.00 price set forth above shall not be so adjusted).

            (xi)  "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

           (xii)  "Conversion Amount" means the sum of (A) the Additional Amount and (B) the Stated Value.

          (xiii)  "Conversion Price" means $0.25234, subject to adjustment as provided herein.

          (xiv)  "Conversion Share Ratio" means, as to any Installment Date, the quotient of (i) the number of Pre-Installment Conversion Shares delivered in connection with such Installment Date divided by (ii) the number of Post-Installment Conversion Shares relating to such Installment Date.

           (xv)  "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

          (xvi)  "Daily Dollar Volume" means on any Trading Day the product of (i) the VWAP of the Common Stock for such Trading Day, multiplied by (ii) the daily volume of the Common Stock for such Trading Day as reported by Bloomberg.

         (xvii)  "Dividend Balance Amount" means for any Dividend Date, an amount equal to (i) the Dividends due on such Dividend Date minus (ii) an amount equal to (A) the Dividends due on such Dividend Date multiplied by (B) the Dividend Share Ratio.

        (xviii)  "Dividend Balance Shares" means, for any Dividend Date, a number of shares of Common Stock, which may be positive or negative, equal to (i) the Post-Dividend Shares with respect to such Dividend Date minus (ii) the amount of any Pre-Dividend Shares delivered with respect to such Dividend Date.

          (xix)  "Dividend Conversion Price" means, with respect to any Dividend Date, that price which shall be the arithmetic average of the six (6) lowest VWAPs of the Common Stock during the applicable Dividend Measuring Period. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during the applicable Dividend Measuring Period.

           (xx)  "Dividend Measuring Period" means the twenty (20) consecutive Trading Day period ending two (2) Trading Days immediately prior to the applicable Dividend Date.

          (xxi)  "Dividend Notice Due Date" means the twenty-third (23rd) Trading Day prior to the applicable Dividend Date.

         (xxii)  "Dividend Rate" means (A) eight percent (8.0%) per annum and (B) for the period from and after the occurrence of a Triggering Event through such time that such Triggering Event is cured, fifteen percent (15%) per annum.

        (xxiii)  "Dividend Share Ratio" means, as to any applicable date of determination, (i) the number of Pre-Dividend Shares delivered in connection with a Dividend Date divided by (ii) the number of Post-Dividend Shares relating to such Dividend Date.

        (xxiv)  "Eligible Market" means the Principal Market, NYSE, AMEX, The NASDAQ Global Select Market, The NASDAQ Global Market or the OTC Bulletin Board.

          (xxv)  "Equity Conditions" means: (A) on each day during the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), all shares of Common Stock issued and issuable upon conversion of the Preferred Shares (including Preferred Shares issued upon exercise of the Series B Warrants), as Dividend Shares and upon exercise of the Warrants shall be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; (B) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or an Eligible Market and shall not have been suspended from trading from all such exchanges or markets (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall proceedings for such delisting or suspension from any applicable exchanges or markets have been commenced, threatened or pending either, in the case of each such exchange or market, (1) in writing by such exchange or market or (2) by falling below the minimum listing maintenance requirements of such exchange or market unless, in the case of clause (1) or (2) above, the Company shall meet all minimum listing conditions of one or more other Eligible Markets; (C) on each day during the Equity Conditions Measuring Period, the Company shall have delivered Common Stock upon conversion of the Preferred Shares to the Holders on a timely basis as set forth in Section 2(d)(ii) hereof; (D) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 8 hereof or the rules or regulations of the applicable Principal Market; provided, however, that the foregoing shall not preclude the Company from issuing such number of shares that does not cause any such violation; (E) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (F) during the Equity Conditions Measuring Period, there shall not have occurred a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (G) the Company shall have no knowledge of any fact that would cause all shares of Common Stock issued and issuable upon conversion of the Preferred Shares (including Preferred Shares issued upon the exercise of the Series B Warrants), as Dividend Shares and upon exercise of the Warrants not to be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; (H) the arithmetic average of the Daily Dollar Volumes of the Trading Days during the Equity Conditions Measuring Period exceeds $200,000; and (I) on each day during the sixty (60) calendar days prior to the applicable date of determination and on ending on and including the date of determination the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

        (xxvi)  "Equity Conditions Failure" means that on each applicable date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

       (xxvii)  "Excluded Securities" means any Common Stock issued or issuable or deemed to be issued in accordance with Section 2(f) hereof by the Company: (A) under any Approved Stock Plan; (B) in respect of a conversion or redemption of the Preferred Shares in accordance herewith; provided however, that notwithstanding the foregoing, it is specifically acknowledged that any Post-Installment Conversion Shares issued, issuable or deemed issued in connection with the Installment Date occurring in June 2011 shall not be considered Excluded Securities hereunder and such shares of Common Stock shall be considered, for purposes of the adjustment pursuant to Section 2(f) hereof which shall be applicable to both Preferred Shares outstanding at such time and Preferred Shares underlying Series B Warrants to be issued in the future, to have been issued on the applicable Installment Settlement Date at a price equal to the lowest of (i) the Conversion Price as of such time and (ii) the Market Price as of such time; (C) as Dividend Shares hereunder; provided however, that notwithstanding the foregoing, it is specifically acknowledged that any Post-Dividend Shares issued, issuable or deemed issued in connection with the Dividend Date occurring in June 2011 shall not be considered Excluded Securities hereunder and such shares of Common Stock shall be considered, for purposes of the adjustment pursuant to Section 2(f) hereof which shall be applicable to both Preferred Shares outstanding at such time and Preferred Shares underlying Series B Warrants to be issued in the future, to have been issued on the applicable Installment Settlement Date at a price equal to the lowest of (i) the Conversion Price as of such time and (ii) the Market Price as of such time; (D) upon the exercise of the Warrants; (E) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Initial Issuance Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Initial Issuance Date and such Options or Convertible Securities are not amended, modified or changed on or after the Initial Issuance Date; (F) in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to Section 2(f)(ii); and (G) as the consideration issued to the stockholders of the target entity in a merger transaction or stock acquisition or to the partners in strategic business partnerships or joint ventures, in each case with non-affiliated third parties in a bona fide transaction and otherwise on an arm's length basis, the purpose of which is not to raise additional capital, which for purposes of clarity shall not include securities issued to any other party in connection with any such transaction.

      (xxviii)  "Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (iv) reorganize, recapitalize or reclassify its Common Stock, or (B) any Person or Persons makes a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (C) after the date hereof, any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (x) 50% or more of the outstanding shares of Voting Stock or (y) 50% or more of the shares of Voting Stock not held by the such Person or Persons as of the date hereof.

         (xxix)  "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

          (xxx)  "Initial Company Conversion Price" means, as of any date of determination, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) (x) if the Market Price on the date of determination is below $1.00, that price computed as 85% of the Market Price as of the applicable Company Installment Notice Date and (y) otherwise, that price computed as 90% of the Market Price as of the applicable Company Installment Notice Date. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during the applicable measuring period (although for the avoidance of doubt, the $1.00 price set forth above shall not be so adjusted).

         (xxxi)  "Initial Dividend Conversion Price" means, with respect to any Dividend Date, that price which shall be the arithmetic average of the six (6) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending two (2) Trading Days immediately prior to the applicable Dividend Notice Date (each, an "Initial Dividend

    Measuring Period"). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during the applicable Initial Dividend Measuring Period.

       (xxxii)  "Initial Issuance Date" means December 23, 2010.

      (xxxiii)  "Installment Amount" means with respect to each Installment Date, an amount equal to the aggregate Stated Value of 1,154 Preferred Shares, as any such Installment Amount for each Holder may be reduced pursuant to the terms hereof, whether upon conversion, redemption, failure to have exercised sufficient Series B Warrants by such Holder as of the applicable Installment Date or otherwise.

       (xxxiv)  "Installment Balance Conversion Shares" means, for any Installment Date, a number of shares of Common Stock, which may be positive or negative, equal to (i) the Post-Installment Conversion Shares with respect to such Installment Date minus (ii) the amount of any Pre-Installment Conversion Shares delivered with respect to the related Installment Date.

        (xxxv)  "Installment Date" means, the first (1st) Business Day of each month beginning on February 1, 2011 through the Maturity Date.

       (xxxvi)  "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

      (xxxvii)  "Make-Whole Additional Amount" means, as to the applicable event on any applicable date, the amount of any Dividends per applicable Preferred Share that, but for such event, would have accrued with respect to such Preferred Share if the Preferred Share had remained outstanding for the period from such event through the Maturity Date.

     (xxxviii)  "Market Price" means, the arithmetic average of the six (6) lowest VWAPs during the twenty (20) consecutive Trading Day period ending two (2) Trading Days immediately prior to the applicable date of determination pursuant hereto.

       (xxxix)  "Maturity Date" means, with respect to the Preferred Shares, February 1, 2012, unless extended pursuant to Section 2(d)(vii).

            (xl)  "N" means the number of days from, but excluding, the last Dividend Date with respect to which dividends have been paid in full by the Company on the applicable Preferred Share, or the Initial Issuance Date or Subsequent Issuance Date, as applicable, if no Dividend Date has occurred.

           (xli)  "NYSE" means The New York Stock Exchange, Inc.

          (xlii)  "Option Value" means the value of an Option based on the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined as of the day prior to the public announcement of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to 100%, (iii) the underlying price per share used in such calculation shall be the highest VWAP during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance and (iv) a 360 day annualization factor.

         (xliii)  "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         (xliv)  "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

          (xlv)  "Permitted Indebtedness" means (i) equipment leases, obligations to vendors and other Indebtedness, provided in good faith without intent to circumvent any restriction hereunder by Persons that are in the primary business of providing such leases, obligations or Indebtedness, that entails commercial benefits and obligations beyond merely the obligation to repay borrowed money, (ii) Company guarantees of a Subsidiary's project obligations provided in good faith without intent to circumvent any restriction hereunder if such Subsidiary Indebtedness is secured solely by Subsidiary assets; (iii) Indebtedness for borrowed money incurred by any Subsidiary solely to finance such Subsidiary's ordinary course projects which Indebtedness is provided in good faith without intent to circumvent any restriction hereunder and is secured solely by such Subsidiary's assets; and (iv) Indebtedness of the Company and its Subsidiaries outstanding on the Initial Issuance Date in connection with that certain promissory note issued to the Massachusetts Development Finance Agency and dated June 30, 2008 filed on the Company's Current Report on Form 8-K on July 7, 2008 with the SEC ("Initial Issuance Date Indebtedness"), provided, however that Indebtedness permitted pursuant to this clause (iv) shall not include extensions, refinancings or modifications of such Initial Issuance Date Indebtedness.

         (xlvi)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

        (xlvii)  "Post-Dividend Shares" means, for any Dividend Date, that number of shares of Common Stock equal to the applicable cash amount of Dividends elected or deemed elected to be paid in Dividend Shares hereunder on such Dividend Date divided by the Dividend Conversion Price (without taking into account the delivery of any Pre-Dividend Shares), rounded up to the nearest whole share of Common Stock.

       (xlviii)  "Post-Installment Conversion Shares" means, for any Installment Date, that number of shares of Common Stock equal to the applicable Company Conversion Amount for such Installment Date divided by the Company Conversion Price (without taking into account the delivery of any Pre-Installment Conversion Shares).

         (xlix)  "Principal Market" means The NASDAQ Capital Market.

              (l)  "Pro Rata Portion" means, for each Holder, at any time of determination a fraction the numerator of which is the number of Preferred Shares and Preferred Shares underlying Series B Warrants held by such Holder on the Initial Issuance Date and the denominator of which is the total number of Preferred Shares and Preferred Shares underlying Series B Warrants issued on the Initial Issuance Date. In the event that a Holder shall sell or otherwise transfer any of its Preferred Shares or Series B Warrants, the transferee shall be allocated a pro rata portion of the transferring Holder's Pro Rata Portion.

             (li)  "Redemption Prices" means, collectively, the Triggering Event Redemption Price, the Maturity Date Redemption Price, the Change of Control Redemption Price, any Installment Amount and any other redemption price set forth herein (including in each case any interest, damages and Make-Whole Additional Amount thereon), each of the foregoing, individually, a Redemption Price.

            (lii)  "Registration Statement" means, collectively, the Company's Registration Statements on Form S-3 (File numbers 333-152140 and 333-161648).

           (liii)  "Required Holders" means the Holders of Preferred Shares representing at least ninety percent (90%) of the aggregate Preferred Shares then outstanding.

           (liv)  "SEC" means the Securities and Exchange Commission.

            (lv)  "Series B Warrants" means the Series B Warrants to purchase Preferred Shares issued in connection with the Preferred Shares on the Initial Issuance Date. For purposes hereof, from the date of any Forced Exercise Notice (as defined in the Series B Warrants) delivered by the Company to the Holders, the Preferred Shares to be delivered pursuant to such Forced Exercise Notice shall be deemed outstanding for all purposes hereunder provided that the Holder delivers the applicable exercise price on the closing date for such applicable forced exercise; provided, however, that for purposes of determining amounts payable in respect of Installment Dates, the Preferred Shares issued in a Forced Full Exercise (as defined in the Series B Warrants) shall only participate in payments in respect of Installment Amounts on the first Installment Date (including with respect to such Installment Date, participating in any Pre-Installment Conversion Shares relating to such Installment Date) that occurs from and after the twenty-fourth (24th) Trading Day following the Forced Full Exercise Notice (as defined in the Series B Warrants).

           (lvi)  "Stated Value" means $1,000.

          (lvii)  "Subsequent Issuance Date" shall mean each date on which Preferred Shares are issued pursuant to an exercise of the Series B Warrants.

         (lviii)  "Subsidiaries" means any joint venture or entity in which the Company, directly or indirectly, owns capital stock or an equity or similar interest, including any subsidiaries formed or acquired after the Initial Issuance Date.

           (lix)  "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

            (lx)  "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

           (lxi)  "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under this Certificate of Designations.

          (lxii)  "Trading Day" means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

         (lxiii)  "Transaction Documents" means this Certificate of Designations, the Warrants and the Series B Warrants.

         (lxiv)  "Transfer Agent" means the transfer agent of the Company, which transfer agent must be a DTC participant.

          (lxv)  "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         (lxvi)  "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such Eligible Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)); (b) if the Common stock is not then listed or quoted on an Eligible Market, and if the Common Stock is listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. If the Company and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

        (lxvii)  "Warrants" means the Series A Warrants to purchase Common Stock issued in connection with the Preferred Shares on the Initial Issuance Date.

          (b)    Holder's Conversion Right.    Subject to the provisions of Section 8, at any time or times on or after the Initial Issuance Date, any Holder shall be entitled to convert any whole number of Preferred Shares, plus the amount of any accrued but unpaid Dividends per Preferred Share then remaining, into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below).

          (c)    Conversion.    The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

 Conversion Amount
Conversion Price

  No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

          (d)    Mechanics of Conversion.    The conversion of Preferred Shares shall be conducted in the following manner:

            (i)    Holder's Delivery Requirements.    To convert Preferred Shares into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Transfer Agent and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 15) (the "Preferred Stock Certificates").

            (ii)    Company's Response.    Upon receipt by the Company of copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Trading Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (A) (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its DWAC system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled and (B) pay to the Holder in cash, by wire transfer of immediately available funds, the Make-Whole Additional Amount per Preferred Share converted. In the event that a Holder converts, or the Company causes the conversion of, less than all of the Holder's remaining Preferred Shares (including any Preferred Shares issuable to such Holder pursuant to such Holder's Series B Warrants) pursuant to any provision, the Stated Value converted shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to such Holder, unless such Holder shall otherwise specify in the Conversion Notice or other applicable notice. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(d)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

            (iii)    Dispute Resolution.    In the case of a dispute as to the determination of the Closing Sale Price, Closing Bid Price, VWAP or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Company are unable to agree upon the determination of the Closing Sale Price, Closing Bid Price or VWAP or arithmetic calculation of the Conversion Rate within three (3) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within one (1) Business Day after approval of the investment bank or outside accountant by the Required Holders submit via facsimile (A) the disputed determination of the Closing Sale Price, Closing Bid Price or VWAP, as applicable, to an independent, reputable investment bank selected by the Company and approved by the Required Holders or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause, at the Company's expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

            (iv)    Record Holder.    The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

            (v)    Company's Failure to Timely Convert.

              (A)    Cash Damages.    If (x) within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares or (y) within three (3) Trading Days of the Company's receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 2(d)(ii), then in addition to all other available remedies which such holder may pursue hereunder, the Company shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Preferred Stock Delivery Date that such Preferred Stock Certificate is not delivered in an amount equal to one and one half percent (1.5%) of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Preferred Stock Certificate to the Holder on or prior to the Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the Preferred Stock Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Preferred Stock Delivery Date, in the case of failure to deliver a Preferred Stock Certificate. If the Company fails to pay the additional damages set forth in this Section 2(d)(v)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery Date, the Company shall fail to issue and deliver a certificate to a Holder or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion or the Company's Conversion, as applicable, of Preferred Shares, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Preferred Shares as required pursuant to the terms hereof.

              (B)    Void Conversion Notice; Adjustment of Conversion Price.    If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Trading Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Conversion Price of any Preferred Shares returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest VWAP of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

              (C)    Conversion Failure.    If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Preferred Shares (a "Conversion Failure"), then the Holder, upon written notice to the Company, may require that the Company redeem all Preferred Shares held by such Holder, including the Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3.

            (vi)    Disputes.    In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 2(d)(iii).

            (vii)    Mandatory Redemption at Maturity.    If any Preferred Shares remain outstanding on the Maturity Date after giving effect to any Company Conversions and Company Redemptions occurring on such date, the Company shall redeem such Preferred Shares in cash in an amount equal to the outstanding Conversion Amount for each such Preferred Share (the "Maturity Date Redemption Price"). The Company shall pay the Maturity Date Redemption Price on the Maturity Date by wire transfer of immediately available funds to an account designated in writing by such Holder. If the Company fails to redeem all of the Preferred Shares outstanding on the Maturity Date by payment of the Maturity Date Redemption Price for each such Preferred Share, then in addition to any remedy such Holder may have under any Transaction Document, (I) the applicable Maturity Date Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of one and one-half percent 1.5% per month, prorated for partial months, until paid in full, and (II) any Holder shall have the option to require the Company to convert any or all of such Holder's Preferred Shares for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into (on a per Preferred Share basis) shares of Common Stock equal to the number which results from dividing the Maturity Date Redemption Price (together with any interest thereon) by the lower of (x) the Conversion Price and (y) the

    Market Price. If the Company has failed to pay the Maturity Date Redemption Price in a timely manner as described above, then the Maturity Date may be extended at the option of any applicable Holder for any Preferred Shares held by such Holder until the date the Holders receive such shares of Common Stock or Maturity Date Redemption Price. The Maturity Date also may be extended at the option of any applicable Holder for any Preferred Shares held by such Holder for as long as (A) the conversion of such Preferred Shares would violate the provisions of Section 8 (provided, that in such case Dividends pursuant to Section 1 will cease to accrue as of the Maturity Date but that the other rights of the Preferred Shares, including, without limitation, the right to participate in dividends and distributions pursuant to Section 13, shall continue) or (B) a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event shall have occurred and be continuing or (C) the Equity Conditions have not been satisfied (as indicated in a notice from the Company to the Holders delivered thirty (30) Trading Days prior to the Maturity Date) or waived by the applicable Holder prior to and as of the Maturity Date. All redemptions shall be made on a pro-rata basis to all holders of outstanding Preferred Shares. Except as explicitly permitted herein, the Company does not have the right to require any Holder to redeem any of its outstanding Preferred Shares or any unpaid Dividends thereon.

            (viii)    Book-Entry.    Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. The Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Preferred Shares unless such Holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

      ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE AND ANY REMAINING INSTALLMENT AMOUNTS MAY HAVE BEEN REDUCED IN CONNECTION WITH CERTAIN PAYMENTS.

          (e)    Taxes.

              (i)  Any and all payments made by the Company hereunder, including any amounts received on a conversion or redemption of the Preferred Shares and any amounts on account of dividends or deemed dividends, must be made by it without any Tax Deduction, unless a Tax Deduction is required by law. If the Company is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must notify the affected Holders promptly.

             (ii)  If a Tax Deduction is required by law to be made by the Company, subject to Section 2(e)(i) above, the amount of the payment due from the Company will be increased to an amount which (after making the Tax Deduction, including a Tax Deduction applicable to additional sums payable pursuant to Section (e)) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. For the avoidance of doubt, the Company shall deliver to the Holder the same number of Dividend Shares and/or amount of Cash Dividends that such Holder would have received but for the Tax Deduction. If the Company is required to make a Tax Deduction, it must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law. The Company hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld.

    As soon as practicable after making a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

            (iii)  In addition, the Company agrees to pay in accordance with applicable law, and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Preferred Shares ("Other Taxes"). As soon as practicable after making a payment of Other Taxes, the Company must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

            (iv)  The obligations of the Company under this Section 2(e) shall survive the Maturity Date of the Preferred Shares and the payment for the Preferred Shares and all other amounts payable hereunder.

          (f)    Adjustments to Conversion Price.    The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

            (i)    Adjustment of Conversion Price upon Issuance of Common Stock.    If and whenever on or after the Initial Issuance Date, the Company issues or sells, or in accordance with this Section 2(f)(i) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issuance or sale (a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

              (A)    Issuance of Options.    If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

              (B)    Issuance of Convertible Securities.    If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

              (C)    Change in Option Price or Rate of Conversion.    If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Initial Issuance Date are changed in the manner described in the immediately preceding sentence, then such

      Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

              (D)    Calculation of Consideration Received.    In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received or receivable therefor will be deemed to be the net amount received by the Company therefor (although, for the avoidance of doubt, bona fide and customary underwriting discounts and offering expenses, in each case, paid in cash, shall not be deducted from such consideration). If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

              (E)    Record Date.    If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (ii)    Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.    If the Company at any time after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased; provided, however, that immediately subsequent to any such combination, the Conversion Price will be further adjusted (but not increased) to equal the product of (i) the quotient determined by dividing (A) the Conversion Price in effect immediately prior to such combination by (B) the arithmetic average of the VWAP during the fifteen (15) Trading Days immediately prior to such combination, and (ii) the arithmetic average of the VWAP during the fifteen (15) Trading Days immediately following the date of such combination.

            (iii)    Other Events.    If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

            (iv)    Voluntary Adjustment By Company.    The Company may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

          (g)    Notices.

              (i)  Immediately upon any adjustment of the Conversion Price pursuant to Section 2(f), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(d)(iii).

             (ii)  The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

            (iii)  The Company will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

        (3)    Redemption at Option of Holders.

          (a)    Triggering Event.    A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

              (i)  while the Registration Statement is required to be maintained, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for the issuance and sale of the shares upon conversion of the Preferred Shares or exercise of the Warrants or the Series B Warrants, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) days in any 365-day period;

             (ii)  the suspension from trading or failure of the Common Stock to be listed on the Principal Market or NYSE, AMEX, The NASDAQ Global Select Market or The NASDAQ

    Global Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

            (iii)  the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;

            (iv)  at any time following the tenth (10th) consecutive Business Day (x) from and after the Reservation Date that a Holder's Authorized Share Allocation is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full Conversion Amount of the Preferred Shares (without regard to any limitations on conversion set forth in Section 8 or otherwise) or (y) prior to the Reservation Date, the Initial Required Reservation Amount is not authorized or reserved;

             (v)  the Company's failure to pay to the Holder any amounts when and as due pursuant to this Certificate of Designations or any other Transaction Document;

            (vi)  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

           (vii)  the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action.

          (viii)  the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least five (5) Business Days;

          (b)    Redemption Option Upon Triggering Event.    In addition to all other rights of the Holders contained herein, after a Triggering Event, each Holder shall have the right, at such Holder's option, to require the Company to redeem (a "Triggering Event Redemption") all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the sum of (i) the greater of (A) 125% of the Conversion Amount and (B) the product of (1) the Conversion Rate in effect at such time as such Holder delivers a Notice of Redemption at Option of Holder (as defined below) and (2) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the Holder delivers the Notice of Redemption at Option of Holder and (ii) the Make-Whole Additional Amount per Preferred Share being redeemed (the sum of the foregoing clauses (i) and (ii), the "Triggering Event Redemption Price").

          (c)    Mechanics of Redemption at Option of Buyer.    Within one (1) Business Day after the occurrence of a qualifying Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each Holder. At any time after the earlier of a Holder's receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, any Holder of Preferred Shares then outstanding may require the Company to redeem up to all of such Holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Holder") to the Company, which Notice of Redemption at Option of Holder shall indicate the number of Preferred Shares that such Holder is electing to redeem.

          (d)    Payment of Redemption Price.    Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from any Holder, the Company shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Company's receipt of such notice(s). The Company shall deliver on the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder (the "Triggering Event Redemption Date") by wire transfer of immediately available funds, an amount in cash equal to the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder. To the extent redemptions required by this Section 3 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each Holder based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations, pay to each Holder interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full. In the event less than all a Holder's remaining Preferred Shares (including any Preferred Shares issuable to such Holder pursuant to such Holder's Series B Warrants) are redeemed pursuant hereto, the Stated Value redeemed shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the Notice of Redemption at Option of Holder. The Holders and Company agree that in the event of the Company's redemption of any Preferred Shares under this Section 3, the Holders' damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due under this Section 3 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty.

          (e)    Void Redemption.    In the event that the Company does not pay a Redemption Price within the applicable time period, at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Redemption Notice of Holder shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest VWAP of the Common Stock during the period beginning on the date on which the Redemption Notice is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

          (f)    Disputes; Miscellaneous.    In the event of a dispute as to the determination of the arithmetic calculation of any Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

        (4)    Redemption by the Company.

          (a)    Company Installment Conversion or Redemption.

            (i)    General.    On each applicable Installment Date, provided there has been no Equity Conditions Failure as of the applicable notice or payment dates, the Company shall convert from each Holder of the Preferred Shares its Pro Rata Portion of the Installment Amount due on such date by converting such Installment Amount, in accordance with this Section 4(a) (a "Company Conversion"); provided, however, that the Company may, at its option following notice to the Holders, pay the Installment Amount by redeeming such Installment Amount (a "Company Redemption") or by any combination of a Company Conversion and a Company Redemption so long as all of the outstanding applicable Installment Amount shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 4. On or prior to the date which is the twenty-third (23rd) Trading Day prior to each Installment Date (each, an "Installment Notice Due Date"), the Company shall deliver written notice (each, a "Company Installment Notice" and the date such notice is delivered to all of the Holders is referred to as the "Company Installment Notice Date"), to each Holder of Preferred Shares which Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of the Preferred Shares shall be converted in whole pursuant to a Company Conversion (such amount to be converted, the "Company Conversion Amount") or (B) state that the Company shall redeem for cash, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption (such amount to be redeemed, the "Company Redemption Amount") and the portion, if any, that the Company elects to convert pursuant to a Company Conversion (such amount also, a "Company Conversion Amount") which amounts when added together, must equal the applicable Installment Amount and (ii) if the Installment Amount is to be paid, in whole or in part, pursuant to a Company Conversion, certify that the Equity Conditions have been satisfied as of the date of the Company Installment Notice. Each Company Installment Notice shall be irrevocable. If the Company does not timely deliver a Company Installment Notice in accordance with this Section 4(a)(i), then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and shall be deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied. Except as expressly provided in this Section 4(a)(i), the Company shall convert and/or redeem the applicable Installment Amount of the Preferred Shares pursuant to this Section 4(a) pro rata among the Preferred Holders. The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 4(a)) shall be converted in accordance with Section 4(a)(ii) and the Company Redemption Amount shall be redeemed in accordance with Section 4(a)(iii).

            (ii)    Mechanics of Company Conversion.    (1) If the Company delivers a Company Installment Notice and confirms, or is deemed to have confirmed, in whole or in part, a Company Conversion in accordance with Section 4(a), then on the Company Installment Notice Date, the Company shall, or shall direct the Transfer Agent to, deliver to each Holder's account with DTC, or issue each Holder a certificate for, a number of shares of Common Stock equal to each Holder's quotient of (A) such Company Conversion Amount for such Holder divided by (B) the Initial Company Conversion Price (the "Pre-Installment Conversion Shares"). On the second (2nd) Trading Day immediately after the end of the Company Conversion Measuring Period (the "Installment Settlement Date"), the Company shall deliver a notice setting forth the calculation of the Installment Balance Conversion Shares (and the calculation of the component parts of such calculation) to the Holders and shall, or shall direct the Transfer Agent to, deliver to each Holder's account with DTC, or issue to each Holder a certificate for, a number of additional shares of Common Stock, if any, equal to each Holder's Installment Balance Conversion Shares. In the event that the number of Installment Balance Conversion Shares calculated with respect to any Installment Date is less than zero, then the Holders' Preferred Shares shall be automatically redeemed in accordance with the Holders' Pro Rata Portions in an aggregate number equal to the quotient of (i) the product of (A) that number of shares by which the Installment Balance Conversion Shares is less than zero (0) multiplied by (B) the Company Conversion Price applicable to such Installment Date divided by (ii) the Stated Value of one Preferred Share, applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to each Holder, unless a Holder shall notify the Company within five (5) Trading Days of the Installment Settlement Date that Installment Amounts relating to such Holder should be reduced in another manner; provided, however, that if the number of Installment Balance Conversion Shares is less than zero with respect to the final Installment Date or an Installment Date on which there are no Preferred Shares outstanding (after giving effect to any conversion or redemptions occurring as of such date), then, in lieu of the automatic redemption contemplated above, the Holder shall return to the Company within three (3) Trading Days of the determination thereof, either, at the Holder's election, (x) that number of shares by which the Installment Balance Conversion Shares is less than zero (0), or (y) an amount in cash equal to the product of (I) that number of shares by which the Installment Balance Conversion Shares is less than zero (0) multiplied by (II) the Company Conversion Price applicable to such final Installment Date. If an automatic redemption occurs as described in the foregoing sentence, the Company shall within one (1) Business Day of such event deliver a notice to each Holder setting forth: (i) the aggregate number of Preferred Shares redeemed in such automatic redemption and the calculation of such redemption, and (ii) the number of such Holder's Preferred Shares redeemed and the calculation of such redemption. If a Triggering Event occurs during the period from any Company Installment Notice Date through the Installment Settlement Date and a Holder elects a Triggering Event Redemption in accordance with Section 3(b), then, at the Holder's option, either (1) the Holder, upon receipt of the Triggering Event Redemption Price (which Redemption Price includes redemption of any portion of a Company Conversion

    Amount represented by Pre-Installment Conversion Shares that the Holder shall return to the Company), shall return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (2) the Conversion Amount used to calculate the Triggering Event Redemption Price shall be reduced by the product of (x) the number of Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date multiplied by (y) the Initial Company Conversion Price applicable to such Installment Date.

            (2)   If there is an Equity Conditions Failure at any time after the Company Installment Notice Date and prior to the Installment Settlement Date, then at the option of any Holder designated in writing to the Company (the "First Redemption Notice"), the Holder may require the Company to do either one or both of the following: (A) the Company shall redeem all or any part designated by the Holder of the applicable Company Conversion Amount (such designated amount is referred to as the "First Redemption Amount") on the third Trading Day after day of delivery of the applicable First Redemption Notice, and the Company shall pay to the Holder on such Trading Day, by wire transfer of immediately available funds, an amount in cash equal to 125% of such First Redemption Amount, and/or (B) the Company Conversion shall be null and void with respect to all or any part designated by the Holder of the applicable Company Conversion Amount and the Holder shall be entitled to all the rights of a holder of Preferred Shares with respect to such amount of the Company Conversion Amount; provided, however, that the Conversion Price for such applicable Company Conversion Amount shall thereafter be adjusted to equal the lowest of (1) the then applicable Conversion Price, (2) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (3) the Company Conversion Price as in effect on the date on which the Holder delivers a Conversion Notice relating thereto. In the event the Holder elects to require payment of the First Redemption Amount upon an Equity Conditions Failure following the Company Installment Notice Date, at the Holder's option, either (x) the Holder shall, upon receipt of a First Redemption Amount (which amount includes redemption of any portion of a Company Conversion Amount represented by Pre-Installment Conversion Shares that the Holder shall return to the Company), return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date to the Company or (y) any related First Redemption Amount shall be reduced by the product of (I) the Company Conversion Amount of such Holder applicable to such Installment Date multiplied by (II) the Conversion Share Ratio of such Holder. If the Company fails to redeem any First Redemption Amount on or before the applicable payment date, by payment of such amount on the applicable payment date, then the Holder shall have the rights set forth in Section 3(e) as if the Company failed to pay the applicable Company Redemption Price and all other rights as a Holder of Preferred Shares (including, without limitation, such failure constituting a Triggering Event described in Section 3(a)(v)). Notwithstanding anything to the contrary in this Section 4(a)(ii), but subject to Section 8, until the Company delivers Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 2. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Company Installment Notice Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

            (iii)    Mechanics of Company Redemption.    If the Company elects, or is deemed to have confirmed, a Company Redemption in accordance with Section 4(a)(i), then the Company Redemption Amount which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company, and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash (the

    "Company Installment Redemption Price") equal to 100% of the Company Redemption Amount. If the Company fails to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then at the option of the Holder designated in writing to the Company (any such designation shall be deemed a "Conversion Notice" pursuant to Section 2(d)), the Holder may require the Company to convert all or any part of the Company Redemption Amount at 75% of the Initial Company Conversion Price as of the Installment Date. Conversions required by this Section 4(a)(iii) shall be made in accordance with the provisions of Section 2. Notwithstanding anything to the contrary in this Section 4(a)(iii), but subject to Section 8, until the Company Installment Redemption Price (together with any interest thereon) is paid in full, the Company Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 2. In the event a Holder elects to convert all or any portion of the Company Redemption Amount applicable to such Holder prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

          (b)    Redemption at Option of Company.    At any time from and after the Initial Issuance Date, so long there shall not have been any Equity Conditions Failure as of the Company Optional Redemption Notice Date or Company Optional Redemption Date, the Company shall have the right at any time to redeem any or all of the Preferred Shares (a "Company Optional Redemption") pursuant to the terms hereof. Except as expressly provided in this Section 4(b), the Company shall redeem the applicable Preferred Shares in the same manner and in the same proportion pursuant to this Section 4(b) among the Preferred Holders. The Preferred Shares shall be redeemed by the Company by delivering thereon cash in an amount equal to 125% of the sum of the Conversion Amount and any Make-Whole Additional Amount thereon (the "Company Optional Redemption Price"). The Company may exercise its redemption right under this Section 4(b) by delivering a written notice thereof by confirmed facsimile and overnight courier to all, but not less than all, of the holders of the Preferred Shares (the "Company Optional Redemption Notice" and the date such notice is delivered to all the holders is referred to as the "Company Optional Redemption Notice Date"). A Company Optional Redemption Notice shall be irrevocable. Each Company Optional Redemption Notice shall state the date on which the Company Optional Redemption shall occur (the "Company Optional Redemption Date") which date shall be the twentieth (20th) Trading Day following the Company Optional Redemption Notice Date. Notwithstanding anything to the contrary in this Section 4(b), until the Company Optional Redemption Price is paid, in full, the number of Preferred Shares subject to redemption hereunder may be converted, in whole or in part, by the Holders into shares of Common Stock pursuant to Section 2(b). To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of the Preferred Shares under this Section 4(b) the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Company Optional Redemption Price on the Company Optional Redemption Date, then the Holders shall have the right to void the redemption pursuant to Section 3(e).

          (c)   Other than as specifically permitted by this Certificate of Designations, the Company may not redeem any of the outstanding Preferred Shares and any unpaid Dividends thereon.

        (5)    Other Rights of Holders.

          (a)    Assumption.    The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by such Holder and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) unless the Preferred Shares will be, and the agreement providing for such transaction require that the Preferred Shares be, redeemed concurrently with such transaction as set forth in Section 9(a), the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction unless the Preferred Shares shall have been redeemed concurrently with the closing of such transaction as set forth in Section 9(a), the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted to reflect the value of such Fundamental Transaction, in accordance with the provisions of this Certificate of Designations. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares.

          (b)    Purchase Rights.    If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

        (6)    Reservation of Shares.

          (a)   The Company shall have sufficient authorized and unissued shares of Common Stock for each of the Preferred Shares (including those underlying the Series B Warrants) equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate

  (without regard to any limitations herein on any such conversion) with respect to the Conversion Amount of each such Preferred Share as of no later than ninety (90) days following the Initial Issuance Date (the "Reservation Date"); provided, that until such time all previously unreserved and unissued shares of Common Stock shall be reserved for the conversion of or payments of Dividends, the Preferred Shares (including those underlying the Series B Warrants), which amount shall not be less than 80% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate (without regard to any limitations herein on any such conversion) with respect to the Conversion Amount of each such Preferred Share (the "Initial Required Reservation Amount") and, until the Reservation Date, the Company shall not be required to issue shares of Common Stock hereunder in excess of the Initial Required Reservation Amount. The Company shall, so long as any of the Preferred Shares are outstanding following the Reservation Date, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares (including those underlying the Series B Warrants), such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding (and all Preferred Shares underlying the Series B Warrants); provided that at no time following the Reservation Date shall the number of shares of Common Stock so reserved be less than 130% of the number of shares of Common Stock for which the Preferred Shares (including the Preferred Shares underlying the Series B Warrants) are at any time convertible (without regard to any limitations on conversions) (such 130% and, prior to the Reservation Date, the Initial Required Reservation Amount, the "Required Reservation Amount"); provided, further, that following the Reservation Date any Dividend Shares issued by the Company shall not be issued from any Common Stock so reserved. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares (including those underlying the Series B Warrants) and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares (including those underlying the Series B Warrants) held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares or Series B Warrants, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold or have the right to acquire any Preferred Shares (including those underlying the Series B Warrants) (other than pursuant to a transfer of Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Preferred Shares and Series B Warrants, pro rata based on the number of Preferred Shares and Preferred Shares underlying the Series B Warrants then held by such Holders.

          (b)    Insufficient Authorized Shares.    If at any time while any of the Preferred Shares or the Series B Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares (including the Preferred Shares underlying the Series B Warrants) at least a number of shares of Common Stock equal to the Required Reservation Amount (an "Authorized Share Failure"), then the Company shall immediately deliver a notice to the Holders specifying the number of shares unavailable to satisfy the Required Reservation Amount and shall take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reservation Amount for the Preferred Shares then outstanding and Preferred Shares issuable upon exercise of the Series B Warrants. Without limiting the generality of the foregoing sentence, as soon as practicable after each of (a) the Initial Issuance Date and (b) the date of the occurrence of an Authorized Share Failure, but, in each case, in no event later than ninety (90) days after the Initial Issuance Date or the occurrence of such Authorized Share Failure, assuming an Authorized Share

  Failure then exists, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

        (7)    Voting Rights.    The Preferred Stock shall confer no voting rights upon the holders thereof, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders of Preferred Shares, in which case the Holders of Preferred Shares only shall vote as a separate class.

        (8)    Limitation on Beneficial Ownership.    The Company shall not effect any conversion of, or make any dividend, distribution or other issuance or grant in respect of, Preferred Shares, and no Holder shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 4.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in this Section beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 8, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, or Form 8-K, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Company shall within one (1) Business Day following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Shares, by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. To the extent the above limitation applies, the determination of whether the Preferred Shares shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as the case may be, as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% or less than 4.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder providing such written notice and not to any other Holder. In the event that the Company is prohibited from paying any Dividend Shares, Pre-Installment Conversion Shares, Post-Installment Conversion Shares or any other dividend, distribution, grant or issuance hereunder (including pursuant to Section 5(b)) to a Holder by reason of this Section 8 (such shares, the "Limited Shares"), the

Company shall pay and deliver such shares or other securities or rights on the dates and to the extent such limitation would not apply to the delivery of the Limited Shares on any such date as set forth in a notice from the Holder to the Company or, if Limited Shares have not been delivered at or prior to the Maturity Date, the Holder may extend the Maturity Date in accordance with Section 2(d)(vii) hereof for so long as such restriction continues. Dividends pursuant to Section 1 (but not pursuant to Section 13 or otherwise) shall cease to accrue with respect to the Stated Value that would otherwise have been converted as of an Installment Date but for the limitations of this Section 8.

        (9)    Change of Control Redemption Right; Dissolution, Winding-Up.

          (a)    Change of Control.    No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of Control Notice") setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date if then known. The Company shall redeem (a "Change of Control Redemption") all outstanding Preferred Shares concurrently with the consummation of a Change of Control (the "Change of Control Redemption Date"). Each Preferred Share will be redeemed in cash at a price equal to the sum of (I) 125% of the greater of (i) the Conversion Amount being redeemed and (ii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the greatest Closing Sale Price of the Common Stock during the period commencing as of the Trading Day immediately prior to the public announcement of such proposed Change of Control and ending as of the Trading Day immediately prior to the consummation of such Change of Control by (2) the Conversion Price and (II) the applicable Make-Whole Additional Amount (the sum of the foregoing clauses (I) and (II), the "Change of Control Redemption Price"). To the extent redemptions required by this Section 9(a) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 9(a), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Preferred Shares may be converted, in whole or in part, by any Holder for shares of Common Stock, or shares or equity interests of the Successor Entity substantially equivalent to the Common Stock pursuant to Section 5(a). The parties hereto agree that in the event of the Company's redemption of the Preferred Shares under this Section 9(a) the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due under this Section 9(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then the Holders shall have the right to void the redemption pursuant to Section 3(e).

          (b)    Liquidation.    In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the Capital Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of the Conversion Amount plus the Make-Whole Additional Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the

  Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 2, to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of, shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

        (10)    Equal Treatment of Holders.    No consideration shall be offered or paid to any of the Holders to amend or waive or modify any provision of the Preferred Shares, Warrants or Series B Warrants, unless the same consideration is also offered to all of the Holders. This provision constitutes a separate right granted to each of the Holders by the Company and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

        (11)    Negative Covenants.    As long as any Preferred Shares are outstanding, unless the Required Holders shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness. For so long as any Preferred Shares or Series B Warrants remain outstanding, other than the Preferred Shares, the Warrants outstanding on the date hereof and the Series B Warrants outstanding on the date hereof, in each case on the terms existing on the date hereof, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price.

        (12)    Ranking.    All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon a Liquidation Event. The Company shall be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon the liquidation, dissolution and winding up of the Company, provided, that the maturity date (or any other date requiring redemption, repayment or any other payment, including, without limitation, dividends in respect of any such preferred shares) of any such junior preferred shares is not on or before 91 days after the Maturity Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may not be pari passu with, or junior to, any Capital Stock of the successor entity) and no merger shall result inconsistent therewith.

        (13)    Participation.    Subject to the rights of the holders, if any, of the Pari Passu Shares, the Holders shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

        (14)    Vote to Change the Terms of or Issue Preferred Shares.    In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Preferred Shares; (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase shares upon the termination of services at cost and other than pursuant to any Option pursuant to terms existing on the Initial Issuance Date giving the holder thereof the right to exercise in a "cashless" exercise); (e) pay dividends or make any other distribution on the Common Stock or other Capital Stock (other than the Preferred Shares); (f) increase the amount of any securities issuable pursuant to any Approved Stock Plan if at such time an Authorized Share Failure shall exist or be likely to exist thereafter; (g) amend any provision of the Certificate of Designation with respect to the Preferred Shares; (h) issue any Preferred Shares following the Initial Issuance Date other than in respect of exercises of the Series B Warrants; or (i) or (h) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares. Any Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately cancelled and shall not be reissued, sold or transferred.

        (15)    Lost or Stolen Certificates.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

        (16)    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.    The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

        (17)    Construction.    This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

        (18)    Failure or Indulgence Not Waiver.    No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

        (19)    Notice.    Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with the following instructions: (a) if within the domestic United States, by first class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first class registered or certified domestic mail, three business days after being so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after being so mailed, (iii) if delivered by International Federal Express, two business days after being so mailed, and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

          (a)   if to the Company, to:

    Beacon Power Corporation
    65 Middlesex Road
    Tyngsboro, Massachusetts 01879
    Attention: James M. Spiezio, Chief Financial Officer
    Facsimile: (978) 988-1337

    with a copy to:

    Edwards Angell Palmer & Dodge LLP
    111 Huntington Avenue
    Boston, Massachusetts 02199-7613
    Attention: Albert L. Sokol
    Facsimile: (617) 227-4420

          (b)   if to a Holder, at such address or addresses or facsimile numbers as may have been furnished to the Company in writing.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Certificate of Designation, including in reasonable detail a description of such action and the reason therefor. The Company may update its notice information by written notice to the Holders in accordance herewith.

        (20)    Transfer of Preferred Shares.    A Holder may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws. Holders shall have the right to transfer and to exercise rights with respect to fractional Preferred Shares and any redemptions of Preferred Shares by the Company shall be made calculating the number of applicable Preferred Shares to one-ten thousandth of a Preferred Share.

        (21)    Preferred Share Register.    The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

        (22)    Stockholder Matters.    Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Preferred Shares or the Common Stock issuable upon conversion thereof may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the Principal Market and the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

        (23)    Disclosure.    Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

        (24)    Trading Activities.    It is understood and acknowledged by the Company that the Holders have not been asked to agree, nor have the Holders agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Warrants, Series B Warrants, Preferred Shares or Common Stock for any specified term. The Company further understands and acknowledges that the Holder may engage in hedging and/or trading activities at various times during the period that the Warrant, Series B Warrant, Preferred Shares, Common Stock, Pre-Dividend Shares, Post-Dividend Shares, Dividend Balance Shares, Pre-Installment Conversion Shares, Post-Installment Conversion Shares, Installment Balance Conversion Shares or Warrant Shares under the Series B Warrant or Warrant are outstanding, including, without limitation, during the periods that the value of the Pre-Dividend Shares, Post-Dividend Shares, Dividend Balance Shares, Pre-Installment Conversion Shares, Post-Installment Conversion Shares, Installment Balance Conversion Shares or Warrant Shares under the Series B Warrant or Warrant are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.

        (25)    Independent Nature of Holders' Obligations and Rights.    The rights and obligations of each Holder under any Transaction Document are several and not joint with the obligations of any other

Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Certificate of Designations or out of any other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

* * * * *

        IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by [NAME], its [OFFICE], as of the                        day of December, 2010.

BEACON POWER CORPORATION
By:	Name: Title:

EXHIBIT I

BEACON POWER CORPORATION

CONVERSION NOTICE

        Reference is made to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Beacon Power Corporation (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of Beacon Power Corporation, a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

        Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:
Facsimile Number:

Authorization:

By:
Title:
Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

Installment Amounts to be reduced and amount of reduction:

        [NOTE TO HOLDER—THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

Exhibit B

 BEACON POWER CORPORATION
FORM OF
SERIES B WARRANT TO PURCHASE PREFERRED STOCK

Series B Warrant No.:
Number of Shares of Preferred Stock:
Date of Issuance:                                    , 201 [    •    ] ("Issuance Date")

        Beacon Power Corporation, a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                                     , the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect (including any Series B Warrants to Purchase Preferred Stock issued in exchange, transfer or replacement hereof, this "Warrant"), at any time or times on or after the date hereof (the "Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),                                     (                                    )(1) fully paid nonassessable shares of Preferred Stock (as defined below) (the "Warrant Shares"). The Warrant Shares shall be governed by the terms and conditions set forth in the Certificate of Designations. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to purchase Preferred Stock (the "Warrants") issued pursuant to (i) the Company's prospectus supplements dated December 22, 2010 (together, the "Prospectus") and (ii) the Company's Registration Statements on Form S-3 (File numbers 333-152140 and 333-161648) (together, the "Registration Statement").

(1)
Insert a number equal to 0.5% of the number of shares of Preferred Stock the Holder was issued on the Issuance Date.

        1.    EXERCISE OF WARRANT.

          (a)    Mechanics of Exercise.    Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery to the Company of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (such number of Warrant Shares, the "Exercise Notice Warrant Shares" and such aggregate Exercise Price, the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds. No exercise of this Warrant pursuant to this Section 1(a) shall be for less than one share of Preferred Stock unless less than one share of Preferred Stock remains exercisable hereunder , in which case this Warrant may be exercised in respect of such fractional number of shares. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice (such date, the "Exercise Date"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). Promptly following the date on which the Company has received the Exercise Notice so long as the Holder delivers the applicable Aggregate Exercise Price on or prior to the third (3rd) Trading Day following the date of the Exercise Notice (the "Share Delivery Date"), the Company shall issue a certificate (the "Share Certificate"), registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Preferred Stock to which the Holder is entitled pursuant to such exercise and deliver the Share Certificate by overnight courier to the address as specified in the Exercise Notice; provided, that, if the Holder delivers the applicable Aggregate Exercise Price by the second (2nd) Trading Day following the date of the Exercise Notice, the Company shall, by no later than the Share Delivery Date, deliver to the Holder a Portable Document Format (PDF) copy of such certificate by electronic mail and deliver the Share Certificate by overnight courier to the address as specified in the Exercise Notice to arrive no later than the date that is four (4) Trading Days after the date of the Exercise Notice. The Company shall be responsible for all fees and expenses, if any, of the Transfer Agent and all other fees and expenses, if any, with respect to the issuance of Warrant Shares upon such an exercise. Upon delivery of the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price on or prior to the Share Delivery Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Holder may simultaneously submit with the Exercise Notice, a Conversion Notice (as defined in the Certificate of Designations). If the Holder delivers any such Conversion Notice, so long as the Holder delivers the Aggregate Exercise Price on or prior to the Share Delivery Date, the Company shall treat such Conversion Notice in accordance with all of the applicable provisions of the Certificate of Designations as if the Preferred Shares relating to such Exercise Notice were outstanding on the Exercise Date for all applicable purposes of the Certificate of Designations If, at any time from the time the Holder sends an Exercise Notice through the related Share Delivery Date, the Registration Statement is unavailable for the issuance of the applicable Warrant Shares and underlying Common Stock, the Holder shall not be required to deliver the Exercise Price relating to such Exercise Notice and, instead of issuing Warrant Shares to the Holder, on the applicable Share Delivery Date the Company shall pay the Holder in cash by wire transfer of immediately available funds an amount (the "Cash Exercise Amount") equal to (i) the greater of (A) 125% of the Stated Value (as defined in the Certificate of Designations) of the number of Exercise Notice Warrant Shares, and (B) an amount equal to (I) the product of (x) the number of Exercise Notice Warrant Shares in the applicable Exercise Notice, multiplied by (y) the Conversion Rate (as defined in the Certificate of Designations) in effect on the Trading Day immediately prior to the date of the applicable Exercise Notice (the "Measurement Date"), multiplied by (z) the Closing Sale Price of a share of Common Stock on the Measurement Date, plus (II) an amount equal to the Make-Whole Additional Amount that would have been applicable upon voluntary conversion of such Exercise Notice Warrant Shares if such Exercise Notice Warrant Shares had been outstanding and converted as of the Measurement Date, minus (ii) the applicable Aggregate Exercise Price.

          (b)    Exercise Price.    For purposes of this Warrant, "Exercise Price" means $1,000.

          (c)    Company's Failure to Timely Deliver Securities.    If the Company shall fail (an "Exercise Delivery Failure") for any reason or for no reason to issue to the Holder within three (3) Trading Days (such third (3rd) Trading Day, a "Warrant Share Delivery Date") of receipt of the Exercise Notice, so long as the Holder delivers, if required hereunder, the Aggregate Exercise Price on or prior to the Share Delivery Date, in compliance with the terms of this Section 1, a certificate for the number of shares of Preferred Stock to which the Holder is entitled and register such shares of Preferred Stock on the Company's share register, then (A) the Company shall pay damages to the Holder for each Trading Day of such Exercise Delivery Failure in an amount equal to 1.5% of the product of (1) the sum of the number of shares of Common Stock into which the Preferred Stock in respect of which this Warrant was exercised and which were not delivered to the Holder on or prior to the Warrant Share Delivery Date and to which the Holder is entitled, and (2) the Closing Sale Price of the Common Stock on the Warrant Share Delivery Date and (B) the Holder, upon written notice to the Company, may void the exercise and retain or have returned, as the case may be, any portion of this Warrant that has not been converted pursuant to such Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued.

          (d)    Adjustment of Warrant Forced Exercise Amounts.    Upon the exercise by Holder of this Warrant from time to time, the number of Warrant Shares for which this Warrant is exercised (or, where a Cash Exercise Amount is payable, the number of Exercise Notice Warrant Shares) shall reduce the number of Warrant Shares that would otherwise be included in any subsequent Forced Installment Exercise or Forced Full Exercise, applying such reduction to any Forced Exercise in the chronological order in which they occur (i.e., first to the first such Forced Installment Exercise Date, or the Forced Full Exercise Date, as the case may be, and then to the second such Forced Installment Exercise Date, etc.).

          (e)    Disputes.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

          (f)    Reservation of Authorized Shares.    At all times after the Issuance Date while any of the Warrants remain outstanding the Company shall reserve a sufficient number of authorized shares of Preferred Stock equal to the number of shares of Preferred Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding and shall issue no additional shares of Preferred Stock except upon the exercise of Warrants.

          (g)    Disclosure of Transactions and Other Material Information.    On or before 8:30 a.m., New York Time, on the first Business Day following each Exercise Date and Forced Exercise Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the exercise of this Warrant in the form required by the Securities Exchange Act of 1934, as amended, to the extent that any such exercise or group of exercises of the Warrants is greater than $500,000 or the Company otherwise determines such event to constitute material non-public information.

          (h)    Issuances of Adjustable Rate Instruments.    For so long as this Warrant remains outstanding, other than the Preferred Stock, the Warrants outstanding on the date hereof and the Series A Warrants outstanding on the date hereof, in each case on the terms existing on the date hereof, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations).

        2.    RIGHTS UPON DISTRIBUTION OF ASSETS.    If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder will be entitled to receive the amount of any such Distribution which the Holder would have received if the Holder had held the number of shares of Preferred Stock (which for avoidance of doubt includes, without limitation, the rights of the Preferred Stock to participate in dividends and distributions in respect of Common Stock) issuable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the declaration or payment of the Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the declaration or payment of the Distribution.

        3.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS; CHANGE OF CONTROL.

          (a)    Purchase Rights.    If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Preferred Stock (which for avoidance of doubt includes, without limitation, the rights of the Preferred Stock to receive the Purchase Rights in respect of Common Stock) issuable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (b)    Fundamental Transactions.    The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for the Holder's Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and exercisable for a security substantially similar to the Preferred Stock including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Preferred Stock and having similar ranking to the Preferred Stock, and satisfactory to the Holder and (ii) unless the Warrants will be, and the agreement providing for such transaction require that the Warrants be, redeemed concurrently with such transaction as set forth in Section 3(c), the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, unless this Warrant shall have been redeemed concurrently with the closing of such transaction as set forth in Section 3(c), the Successor Entity shall deliver to the Holder confirmation that there shall be issued (x) upon exercise of this Warrant at any time upon after the consummation of a Fundamental Transaction, in lieu of shares of Preferred Stock (or other securities, cash, assets or other property) issuable upon exercise of this Warrant prior to such Fundamental Transaction, such number, as adjusted to reflect the value of such Fundamental Transaction, of shares of preferred stock (or their equivalent) of the Successor

  Entity (including its Parent Entity) having the same rights as the Preferred Stock, and (y) upon conversion of the Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Preferred Stock prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted to reflect the value of such Fundamental Transaction, in accordance with the provisions of the Certificate of Designations. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on exercise of the Warrants or the conversion of the Preferred Stock.

          (c)    Change of Control.    No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control (as defined in the Certificate of Designations), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of Control Notice") setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date if then known. The Company shall redeem (a "Change of Control Redemption") this Warrant in full concurrently with the consummation of a Change of Control (the "Change of Control Redemption Date"). The Warrant will be redeemed in cash at a price equal to the sum of (I) 125% of the greater of (i) the Stated Value of the number of Warrant Shares for which the Warrant is exercisable (the "Warrant Share Stated Value Amount") and (ii) the product of (A) the Warrant Share Stated Value Amount and (B) the quotient determined by dividing (1) the greatest Closing Sale Price of the Common Stock during the period commencing as of the Trading Day immediately prior to the public announcement of such proposed Change of Control and ending as of the Trading Day immediately prior to the consummation of such Change of Control by (2) the Conversion Price and (II) the applicable Make-Whole Additional Amount (as defined in the Certificate of Designations) that would have been payable on the number of Warrant Shares for which the Warrant is exercisable if such Warrant Shares had been outstanding at the time of the Change of Control Redemption Date (the sum of the foregoing clauses (I) and (II), the "Change of Control Redemption Price"). Notwithstanding anything to the contrary in this Section 3(c), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, this Warrant may be exercised, in whole or in part, by the Holder in respect of Warrant Shares, or shares or equity interests of the Successor Entity substantially equivalent to the Warrant Shares pursuant to Section 3(b). The parties hereto agree that in the event of the Company's redemption of the Warrant under this Section 3(c) the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3(c) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then the Holder shall have the right to void the redemption.

        4.    FORCED EXERCISE.

          (a)    Forced Installment Exercise.

            (i)    General.    On any Warrant Installment Date, provided that there is not an Equity Conditions Failure during the period from the applicable Forced Exercise Notice Date to the applicable Forced Exercise Date, the Company shall have the right to require the Holder to exercise the unexercised portion of this Warrant in an amount up to the Warrant Installment Exercise Amount applicable to such Warrant Installment Date, into fully paid, validly issued and nonassessable shares of Preferred Stock at the Exercise Price as of such Warrant Installment Date (any such exercise, a "Forced Installment Exercise").

            (ii)    Mechanics.    (A) The Company may exercise its right to require Forced Installment Exercise under this Section 4(a) by delivering a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Warrants, on the twenty-third (23rd) Trading Day prior to the Warrant Installment Date (the "Forced Installment Exercise Notice" and the date the Forced Installment Exercise Notice is delivered to all Holders is referred to as the "Forced Installment Exercise Notice Date"). The Forced Installment Exercise Notice shall be irrevocable. The Forced Installment Exercise Notice shall: (i) state (A) the Trading Day for the closing of the Forced Full Exercise, which Trading Day shall be the next calendar Warrant Installment Date (the "Forced Installment Exercise Date"), (B) the aggregate number of Warrant Shares subject to Forced Installment Exercise from the Holder and all of the holders of the Warrants pursuant to this Section 4 (and analogous provisions under the other Warrants), and (C) the number of shares of Preferred Stock to be issued to the Holder on the Forced Installment Exercise Date; (ii) provide the information required to provided to holders of the Preferred Stock in a Dividend Election Notice (as defined in the Certificate of Designations) and Company Installment Notice (as defined in the Certificate of Designations) with respect to a Dividend or Installment Amount coinciding with the applicable Warrant Installment Date and (iii) certify that there has been no Equity Conditions Failure. Concurrently with the delivery of the Forced Installment Exercise Notice, the Company shall deliver to the Holder Pre-Dividend Shares and Pre-Installment Conversion Shares that would be delivered to the holders of the Preferred Stock as of the applicable Dividend Date or Installment Date pursuant to the Certificate of Designations, and from the Forced Installment Exercise Notice Date the Preferred Stock to be delivered pursuant to the Forced Installment Exercise Notice shall be deemed outstanding for all purposes under the Certificate of Designations provided that the Holder delivers the applicable Exercise Price on the Forced Installment Exercise Date.
    (B)    If at any time, there remain outstanding shares of Preferred Stock that were issued on the Issuance Date with an aggregate Stated Value of less than $500,000 (the first such occurrence, the "    Reduction Event"), the Company shall be entitled to deliver a notice (the "Revised Initial Warrant Installment Date Notice") to all, but not less than all, the holders of the Warrants, which notice shall be irrevocable, by facsimile and overnight courier designating the first Installment Date (as defined in the Certificate of Designations) occurring no earlier than twenty-four (24) Trading Days following the date of the Revised Initial Warrant Installment Date Notice as the first Warrant Installment Date (the "Revised Initial Warrant Installment Date").

          (b)    Forced Full Exercise.

            (i)    General.    If on any date (i) the Closing Bid Price of the Common Stock shall have exceeded 150% of the initial Conversion Price of the Preferred Stock on the Issuance Date (which for the purposes of this Section 4(b) shall only be adjusted by proportionately reducing or increasing the Conversion Price upon, respectively, subdivisions (by an stock split, stock dividend, recapitalization or otherwise) and combinations (by combination, reverse stock split or otherwise) of the Common Stock) on twenty (20) Trading Days during any thirty (30) consecutive Trading Day period (the first occurrence of such event, the "Early Pricing Trigger"), or (ii) the Company shall have consummated an underwritten public offering of its Common Stock with net proceeds to the Company at the time of such issuance equal to or in excess of $10,000,000, (the earlier of the Early Pricing Trigger and the consummation of the issuance set forth in clause (ii), the "Early Trigger Date"), provided that there is not an Equity Conditions Failure during the period from the applicable Forced Exercise Notice Date to the applicable Forced Exercise Date, the Company shall be entitled to require the Holder to exercise this Warrant in full, but not in part, into fully paid, validly issued and nonassessable shares of Preferred Stock as of the Exercise Price as of the Forced Full Exercise Notice Date (as defined below) ("Forced Full Exercise").

            (ii)    Mechanics.    The Company may exercise its right to require Forced Full Exercise under this Section 4(b) by delivering a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Warrants, within not more than three (3) Trading Days following the Early Trigger Date (the "Forced Full Exercise Notice" and the date the Forced Full Exercise Notice is delivered to all Holders is referred to as the "Forced Full Exercise Notice Date"). The Forced Full Exercise Notice shall be irrevocable. The Forced Full Exercise Notice shall: (i) state (A) the Trading Day for the closing of the Forced Full Exercise, which Trading Day shall be six (6) Trading Days following the date of the Early Trigger Date (the "Forced Full Exercise Date"), (B) the aggregate number of Warrant Shares subject to Forced Full Exercise from the Holder and all of the holders of the Warrants pursuant to this Section 4 (and analogous provisions under the other Warrants), and (C) the number of shares of Preferred Stock to be issued to the Holder on the Forced Exercise Date; and (ii) certify that there has been no Equity Conditions Failure. From the Forced Full Exercise Notice Date, the Preferred Stock to be delivered in the Forced Full Exercise shall be deemed outstanding for all purposes under the Certificate of Designations provided that the Holder delivers the applicable Exercise Price on the Forced Full Exercise Date; provided, however, that for purposes of determining amounts payable in respect of Installment Dates under the Certificate of Designations, the Preferred Stock issued in such Forced Full Exercise shall only participate in payments in respect of Installment Amounts on the first Installment Date (including with respect to such Installment Date, participating in any Pre-Installment Conversion Shares (as defined in the Certificate of Designations) relating to such Installment Date) that occurs from and after the twenty-fourth (24th) Trading Day following the Forced Full Exercise Notice.

          (c)   If the Equity Conditions were satisfied as of the Forced Exercise Notice Date but the Equity Conditions are no longer satisfied at any time prior to the Forced Exercise Date, the Company shall provide the Holder a subsequent notice to that effect indicating that unless the Holder waives the Equity Conditions, the Forced Exercise Notice shall be void ab initio and of no further force or effect. The Company shall deliver to the Holder a notice no later than 10:00 a.m., New York time, on the Forced Exercise Date which notice shall certify whether or not the Equity Conditions have been satisfied. Notwithstanding the foregoing, (i) the Company shall not be entitled to cause a Forced Exercise if after the Issuance Date and prior to the date of such purported Forced Exercise, there shall have occurred a Change of Control or Triggering Event, and (ii) nothing in this subsection shall prevent the Holder from exercising this Warrant, in whole or part, on or prior to the Forced Exercise Date. The Company covenants and agrees that it will honor all Exercise Notices tendered from the time of delivery of the Forced Exercise Notice through the Forced Exercise Date. Upon an Equity Conditions Failure, the Holder may revoke any Exercise Notice delivered after the Forced Exercise Notice is received by the Holder and the Company, within one (1) Business Day of such revocation, shall return the Aggregate Exercise Price applicable to any such Exercise Notice(s) to the Holder by wire transfer of immediately available funds and any Warrants so exercised shall be deemed reinstated and returned to the Holders, if applicable.

          (d)    Pro Rata Forced Exercise Requirement.    If the Company elects a Forced Exercise of this Warrant pursuant to Section 4(a) or Section 4(b) , then it must simultaneously take the same action in the same proportion with respect to all of the Warrants. If the Company elects a Forced Exercise of this Warrant pursuant to Section 4(a) or 4(b) (or similar provisions under the other

  Warrants) with respect to less than all of the Warrant Shares then outstanding under this Warrant, then the Company shall require a forced exercise of a number of Warrant Shares from each of the holders of the Warrants equal to each Holders' pro rata number (based on the number of Warrants issued to such Holder and the other holders on the Issuance Date) of the total number of warrant shares subject to such Forced Exercise pursuant to all of the Warrants (such fraction with respect to each holder is referred to as its "Forced Exercise Allocation Percentage," and such amount with respect to each holder is referred to as its "Pro Rata Forced Exercise Amount"); provided, however, that in the event that any holder's Pro Rata Forced Exercise Amount exceeds the outstanding number of warrant shares of such holder's Warrant, then such excess Pro Rata Forced Exercise Amount shall be allocated amongst the remaining holders of Warrants in accordance with the foregoing formula. In the event that the initial holder of any Warrants shall sell or otherwise transfer any of such holder's Warrants, the transferee shall be allocated a pro rata portion of such holder's Forced Exercise Allocation Percentage and the Pro Rata Forced Exercise Amount.

          (e)    Damages.    If within fifteen (15) Trading Days following an applicable Forced Exercise Notice Date, assuming there has not been an Equity Conditions Failure, the Holder shall fail to deliver the Aggregate Exercise Price in respect of the applicable Warrant Installment Exercise Amount, then the Holder shall owe the Company 115% of such Aggregate Exercise Price, which amount shall constitute liquidated damages and not a penalty; provided, however, that if such amount is paid the applicable amount of Warrant Shares shall be issued to the Holder upon the payment of such amount.

        5.    NONCIRCUMVENTION.

          (a)   The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Preferred Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Preferred Stock and, following the Reservation Date (as defined in the Certificate of Designations), Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Preferred Stock issuable upon exercise of the Warrants then outstanding (without regard to any limitations on exercise) and the required number of shares of Common Stock related thereto as set forth in the Certificate of Designations. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally or to the holders of the Preferred Stock, contemporaneously with the giving thereof to such stockholders (it being understood that notices and other information filed or furnished with the Securities and Exchange Commission on its Electronic Data Gathering and Retrieval (EDGAR) System shall satisfy this requirement).

          (b)   As long as this Warrant remains outstanding, unless the holders of a majority of the then outstanding Warrants have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly (a) incur or guarantee, assume or suffer to exist any Indebtedness (as defined in the Certificate of Designations), other than Permitted Indebtedness (as defined in the Certificate of Designations); (b) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (c) increase or decrease (other than by conversion) the authorized number of shares of Preferred Stock; (d) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (e) purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase shares upon the termination of services at cost and other than pursuant to any Option (as defined in the Certificate of Designations) pursuant to terms existing on the Issuance Date giving the holder thereof the right to exercise in a "cashless" exercise); (f) pay dividends or make any other distribution on the Common Stock or other Capital Stock (as defined in the Certificate of Designations) (other than the Preferred Stock); (g) increase the amount of any securities issuable pursuant to any Approved Stock Plan (as defined in the Certificate of Designations) if at such time an Authorized Share Failure (as defined in the Certificate of Designations) shall exist or be likely to exist thereafter; (h) amend any provision of the Certificate of Designations with respect to the Preferred Stock; (i) issue any Preferred Stock following the Issuance Date other than in respect of exercises of the Series B Warrants; or (j) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Stock. Any Preferred Stock which is converted, repurchased or redeemed shall be automatically and immediately cancelled and shall not be reissued, sold or transferred.

        6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

        7.    REISSUANCE OF WARRANTS.

          (a)    Transfer of Warrant.    If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

          (b)    Lost, Stolen or Mutilated Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

          (c)    Exchangeable for Multiple Warrants.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

          (d)    Issuance of New Warrants.    Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

        8.    NOTICES.    Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the following instructions: (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified domestic mail, three (3) Business Days after being so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after being so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after being so mailed, and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

          (a)   if to the Company, to:

    Beacon Power Corporation
    65 Middlesex Road
    Tyngsboro, Massachusetts 01879
    Attention: James M. Spiezio, Chief Financial Officer
    Facsimile: (978) 988-1337

    with a copy to:

    Edwards Angell Palmer & Dodge LLP
    111 Huntington Avenue
    Boston, Massachusetts 02199-7613
    Attention: Albert L. Sokol
    Facsimile: (617) 227-4420

          (b)   if to the Holder, at its address on the Exercise Notice, annexed as Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this

  Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

        9.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders.

        10.    GOVERNING LAW.    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

        11.    CONSTRUCTION; HEADINGS.    This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

        12.    DISPUTE RESOLUTION.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

        13.    REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.    The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder or the Company to pursue actual damages for any failure by the Company or the Holder, respectively, to comply with the terms of this Warrant. The Company and, by acceptance hereof, the Holder each acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Holder or the Company, respectively, and that the remedy at law for any such breach may be inadequate. The Company and, by acceptance hereof, the Holder each therefore agree that, in the event of any such breach or threatened breach, the holder of this Warrant or the Company, respectively, shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

        14.    TRANSFER.    This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

        15.    TRADING ACTIVITIES.    It is understood and acknowledged by the Company that the Holder has not been asked to agree, nor has the Holder agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Warrants, Series A Warrants, Preferred Stock or Common Stock for any specified term. The Company further understands and acknowledges that the Holder may engage in hedging and/or trading activities at various times during the period that the Warrant, Series A Warrant, Preferred Stock, Common Stock, Pre-Dividend Shares (as defined in the Certificate of Designations), Post-Dividend Shares (as defined in the Certificate of Designations), Dividend Balance Shares (as defined in the Certificate of Designations), Pre-Installment Conversion Shares (as defined in the Certificate of Designations), Post-Installment Conversion Shares (as defined in the Certificate of Designations), Installment Balance Conversion Shares (as defined in the Certificate of Designations) or Warrant Shares under the Series B Warrant or Warrant are outstanding, including, without limitation, during the periods that the value of the Pre-Dividend Shares, Post-Dividend Shares, Dividend Balance Shares, Pre-Installment Conversion Shares, Post-Installment Conversion Shares, Installment Balance Conversion Shares or Warrant Shares under the Series B Warrant or Warrant are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.

        16.    CERTAIN DEFINITIONS.    For purposes of this Warrant, the following terms shall have the following meanings:

          (a)   "Bloomberg" means Bloomberg Financial Markets.

          (b)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or governmental authority to remain closed.

          (c)   "Certificate of Designations" means Certificate of Designations, Preferences and Rights of the Preferred Stock in the form of Exhibit B attached hereto.

          (d)   "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

          (e)   "Common Stock" means (i) the Company's shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

          (f)    "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock

          (g)   "Daily Dollar Volume" means with respect to a Trading Day the product of (i) the VWAP for such Trading Day, multiplied by (ii) the daily volume for such day as reported by Bloomberg.

          (h)   "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., The NYSE Amex Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or the OTC Bulletin Board.

          (i)    "Equity Conditions" means: (A) on each day during the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), all shares of Preferred Stock and Common Stock issued and issuable upon exercise of the Warrants shall be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; (B) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or an Eligible Market and shall not have been suspended from trading from any applicable exchanges or markets (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall proceedings for such delisting or suspension from all such exchanges or markets have been commenced, threatened or pending either (1) in writing by all relevant exchanges and markets or (2) by falling below the minimum listing maintenance requirements of all relevant exchanges and markets unless, in the case of clause (1) or (2) above, the Company shall meet all minimum listing conditions of one or more other Eligible Markets; (C) on each day during the Equity Conditions Measuring Period, the Company shall have delivered Preferred Stock upon exercise of the Warrants (and Common Stock upon conversion of the Preferred Stock) to the Holder on a timely basis as set forth in Section 1(a) hereof; (D) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the applicable Principal Market; provided, however, that the foregoing shall not preclude the Company from issuing such number of shares that does not cause any such violation; (E) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document (as defined in the Certificate of Designations); (F) during the Equity Conditions Measuring Period, there shall not have occurred a Triggering Event (as defined in the Certificate of Designations) or an event that with the passage of time or giving of notice would constitute a Triggering Event; (G) the Company shall have no knowledge of any fact that would cause all shares of Preferred Stock issued and issuable upon exercise of the Warrants and Common Stock issued and issuable upon conversion of the Preferred Stock not to be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; (H) the arithmetic average of the Daily Dollar Volumes for the Common Stock on the Trading Days during the Equity Conditions Measuring Period exceeds $200,000; and (I) on each day during the sixty (60) calendar days prior to the applicable date of determination and ending on the applicable date of determination, the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

          (j)    "Equity Conditions Failure" means that during the period beginning with the first Trading Day of the Forced Exercise Measuring Period through the applicable Forced Exercise Notice Date or Forced Exercise Date, as the case may be, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

          (k)   "Expiration Date" means the Maturity Date (as defined in the Certificate of Designations) or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

          (l)    "Forced Exercise" means, as applicable, a Forced Installment Exercise or Forced Full Exercise.

          (m)  "Forced Exercise Notice" means, as applicable, a Forced Installment Exercise Notice or Forced Full Exercise Notice.

          (n)   "Forced Exercise Notice Date" means, as applicable, a Forced Installment Exercise Notice Date or Forced Full Exercise Notice.

          (o)   "Forced Exercise Date" means, as applicable, a Forced Installment Exercise Date or Forced Full Exercise Date.

          (p)   "Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person as a result of which such other Person become the beneficial owner of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (iv) reorganize, recapitalize or reclassify its Common Stock, or (B) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (C) any "person" or "group" (as these terms are used for purposes of Sections 12(d) and 13(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (x) 50% or more of the aggregate ordinary voting power represented by issued and outstanding Common Stock or (y) 50% or more of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by the such Person or Persons as of the date hereof.

          (q)   "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

          (r)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent

  Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

          (s)   "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

          (t)    "Principal Market" means The NASDAQ Capital Market.

          (u)   "Preferred Stock" means shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company.

          (v)   "Required Holders" means the holders of the Warrants representing more than 60% of shares of Preferred Stock underlying the Warrants then outstanding.

          (w)  "Series A Warrants" means the Series A Warrants to purchase Common Stock issued in connection with the Preferred Stock on the Issuance Date.

          (x)   "Successor Entity" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

          (y)   "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

          (z)   "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such Eligible Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)); (b) if the Common stock is not then listed or quoted on an eligible market, and if the Common Stock is listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

          (aa) "Warrant Installment Dates" means, collectively, the first Business Day of October 2011, November 2011, December 2011, January 2012 and February 2012; provided, however, if a Revised Initial Warrant Installment Date is designated pursuant to Section 4(a), "Warrant Installment Dates" shall mean, collectively, such Revised Initial Warrant Installment Date and the first Business Day of the four months immediately following such Revised Initial Warrant Installment Date.

          (bb) "Warrant Installment Exercise Amount" shall mean (a) with respect to the Warrant Installment Date falling on the first Business Day of October 2011 (or, if applicable, the Revised Initial Warrant Installment Date), [    •    ](2) Warrant Shares, and (b) with respect to each other Warrant Installment Date, [    •    ](3) Warrant Shares, in each case as any such Warrant Installment Exercise Amount may be reduced pursuant to the terms hereof.

(2)
This will be the pro rata portion of 384 Warrant Shares attributable to the individual warrant.

(3)
This will be the pro rata portion of 1,154 Warrant Shares attributable to the individual warrant.

        IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Preferred Stock to be duly executed as of the Issuance Date set out above.

BEACON POWER CORPORATION
By:	Name: Title:

Acknowledged and agreed:

[HOLDER]
By:	Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE PREFERRED STOCK

BEACON POWER CORPORATION

        The undersigned holder hereby exercises the right to purchase                                    shares of Preferred Stock ("Warrant Shares") of Beacon Power Corporation, a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Preferred Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

        1.     Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as a "Cash Exercise" with respect to Warrant Shares.

        2.     Payment of Exercise Price. The holder shall pay the Aggregate Exercise Price in the sum of $            to the Company in accordance with the terms of the Warrant.

        3.     Delivery of Warrant Shares. The Company shall deliver to the holder                                    Warrant Shares in accordance with the terms of the Warrant.

Date:                                    ,

Acknowledged and agreed:

Name of Registered Holder
By:	Name: Title:

Exhibit C

BEACON POWER CORPORATION
FORM OF
SERIES A WARRANT TO PURCHASE COMMON STOCK

Series A Warrant No.:
Number of Shares of Common Stock:
Date of Issuance: December     , 2010 ("Issuance Date")

        Beacon Power Corporation, a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                        , the registered holder hereof or its permitted assigns (the "Holder"), is entitled, pursuant to the terms set forth in this Series A Warrant to Purchase Common Stock (including any Series A Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this "Warrant"), to purchase from the Company, at the Exercise Price (as defined below) then in effect at any time or times on or after the date hereof (the "Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),                (                )(1) fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to purchase Common Stock (the "Warrants") issued pursuant to (i) the Company's prospectus supplements dated December 22, 2010 (together, the "Prospectus") and (ii) the Company's Registration Statements on Form S-3 (File numbers 333-152140 and 333-161648) (together, the "Registration Statement").

(1)
Insert a number equal to 75% of the number of shares of Common Stock the Holder would receive if the maximum number of shares of Preferred Stock purchasable by Holder (including, without limitation, by exercise in full of the Series B Warrant) were converted at the initial Conversion Price (as defined in the Certificate of Designations).

        1.    EXERCISE OF WARRANT.

          (a)    Mechanics of Exercise.    Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery to the Company of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds or (B) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d) ). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice (such date, the "Exercise Date"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice (the "Share Delivery Date"), so long as the Holder delivers the Aggregate Exercise Price (or notice of Cashless Exercise) on or prior to the Share Delivery Date, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the Share Delivery Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

          (b)    Exercise Price.    For purposes of this Warrant, "Exercise Price" means (i) $0.25234, or (ii) during the period beginning on June 1, 2011, and ending on the earlier of (i) 91 days after the Maturity Date (as defined in the Certificate of Designations) and (ii) the date that all Series B Warrants have been exercised in full, the lower of (A) the Exercise Price referenced in clause (i) above, and (B) the Alternate Exercise Price, each subject to adjustment as provided herein; provided, however, that notwithstanding anything to the contrary herein, the Aggregate Exercise Price of this Warrant exercised utilizing the Alternate Exercise Price may not exceed [                        ](2) in any calendar month.

(2)
Insert the Holder's pro rata portion of $1,000,000.

          (c)    Company's Failure to Timely Deliver Securities.    If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Trading Days (such third (3rd) Trading Day, a "Warrant Share Delivery Date") of receipt of the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of Cashless Exercise) on or prior to the Share Delivery Date, in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, and if on or after such Warrant Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Warrant Shares) or credit such Holder's balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

          (d)    Cashless Exercise.    Notwithstanding anything contained herein to the contrary, if a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares"), or an exemption from registration, is not available for the issuance or resale of such Unavailable Warrant Shares, the Holder shall exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number	=	(A×B) - (A×C) D

          For purposes of the foregoing formula:

A	=	the total number of shares with respect to which this Warrant is then being exercised.
B	=	the arithmetic average of the VWAP of the Common Stock on each of the five (5) Trading Days immediately preceding the date of the Exercise Notice.
C	=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
D	=	the VWAP of the Common Stock on the Exercise Date.

          (e)    Rule 144.    For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Prospectus.

          (f)    Disputes.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

          (g)    No exercise that exceeds 4.99% Beneficial Ownership.    The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% or less than 4.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of the Warrants. For the avoidance of doubt, to the extent the limitation set forth in this Section 1(g) applies, the determination (i) of whether the exercise of this Warrant may be effected (vis-a-vis other Options or Convertible Securities owned by the Holder or any of its Affiliates) and (ii) of which such Options or Convertible Securities shall be convertible, exercisable or exchangeable (as the case may be, as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

          (h)    Insufficient Authorized Shares.    If at any time from and after the ninetieth (90th) day following the Issuance Date and while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least 130% of the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (without regard to any limitations on exercise) (the "Required Reserve Amount") (an "Authorized Share Failure"), then the Company shall immediately deliver a notice to the Holder specifying the number of shares unavailable to satisfy its obligations under this Warrant and shall take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, and assuming such Authorized Share Failure still exists, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

          (i)    In the event that upon any exercise of this Warrant at any time from and after the ninetieth (90th) day following the Issuance Date, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such exercise, the Company shall pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the product of (i) the number of Warrant Shares that the Company is unable to deliver pursuant hereto and (ii) the value of such portion of the Warrant relating to such Warrant Shares based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day prior to the date of the applicable Exercise Notice and reflecting (x) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the applicable date of determination, (y) an expected volatility equal to 100%, and (z) a 360-day annualization factor.

        2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.    The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

          (a)    Adjustment upon Issuance of shares of Common Stock.    If the Company at any time on or after the Issuance Date issues or sells, or in accordance with this Section 2(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

            (i)    Issuance of Options.    If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of any such Options or upon conversion, exercise or exchange of any such Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

            (ii)    Issuance of Convertible Securities.    If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii) , the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

            (iii)    Change in Option Price or Rate of Conversion.    If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

            (iv)    Calculation of Consideration Received.    In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received or receivable by the Company therefor (although for the avoidance of doubt, bona fide and customary underwriting discounts and offering expenses, in each case paid in cash, shall not be deducted from such consideration). If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

            (v)    Record Date.    If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (vi)    Voluntary Adjustment By Company.    The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

          (b)    Adjustment upon Subdivision or Combination of Common Stock.    If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any reverse stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares (each, a "Stock Combination Event"), the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or Stock Combination Event becomes effective.

          (c)    Stock Combination Event Adjustment.    If at any time and from time to time on or after the Issuance Date there occurs a Stock Combination Event and the product of (i) the quotient determined by dividing (A) the Exercise Price in effect immediately prior to the Stock Combination Event by (B) the arithmetic average of the VWAP during the fifteen (15) Trading Days immediately prior to the Stock Combination Event; and (ii) the arithmetic average of the VWAP during the fifteen (15) Trading Days immediately following the date of such Stock Combination Event (each, an "Event Market Price") is less than the Exercise Price then in effect (after giving effect to the adjustment in clause (b) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event, the Exercise Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in clause (b) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made.

          (d)    Other Events.    If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

        3.    RIGHTS UPON DISTRIBUTION OF ASSETS.    If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder will be entitled to receive the amount of any such Distribution which the Holder would have received if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the declaration or payment of the Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the declaration or payment of the Distribution.

        4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

          (a)    Purchase Rights.    In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (b)    Fundamental Transaction.    In the event of any Fundamental Transaction, then at the request of the Holder delivered before the ninetieth (90th) day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

        5.    FORCED EXERCISE.    (a) If at any time from and after the Issuance Date (the "Forced Exercise Eligibility Date"), (1) the arithmetic average of the VWAP of the Common Stock for any twenty (20) Trading Days during a consecutive thirty (30) Trading Day period that commences following the Forced Exercise Eligibility Date (the "Forced Exercise Measuring Period") equals or exceeds 200% of the Exercise Price on the Issuance Date (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Issuance Date) and (2) there is not then an Equity Conditions Failure, the Company shall have the right to require the Holder to exercise all or any portion of the unexercised portion of this Warrant, in each case as designated in the Forced Exercise Notice (as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 1(a) hereof at the Exercise Price as of the Forced Exercise Date (as defined below) (a "Forced Exercise"). The Company may exercise its right to require forced exercise under this Section 5 by delivering within not more than two (2) Trading Days following the end of such Forced Exercise Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Warrants and the Transfer Agent (the "Forced Exercise Notice" and the date all of the holders received such notice by facsimile is referred to as the "Forced Exercise Notice Date"). The Forced Exercise Notice shall be irrevocable. The Forced Exercise Notice shall (i) state (A) the Trading Day selected for the Forced Exercise, which Trading Day shall be no sooner than twenty (20) Trading Days nor later than forty (40) Trading Days following the Forced Exercise Notice Date (the "Forced Exercise Date"), (B) the aggregate number of Warrant Shares subject to Forced Exercise from the Holder (the "Forced Exercise Share Number") and all of the holders of the Warrants pursuant to this Section 5 (the "Holders' Aggregate Forced Exercise Share Number") (and analogous provisions under the other Warrants), and (C) the number of shares of Common Stock to be issued to the Holder on the Forced Exercise Date; and (ii) certify that there has been no Equity Conditions Failure; provided, however, that the Company may not effect a Forced Exercise under this Section 5 if the product of (A) the Holder's Forced Exercise Share Number and (B) the arithmetic average of the VWAP of the Common Stock for the Trading Days during the Forced Exercise Measuring Period is in excess of the Holder Pro Rata Amount of the applicable Forced Exercise Volume Limitation. Notwithstanding the foregoing, the Company may not deliver more than two (2) Forced Exercise Notices hereunder (or in the event that the number of shares that are Force Exercised pursuant to any Forced Exercise Notice is less than the Forced Exercise Share Number (the number of shares unable to be exercised, the "Forced Exercise Limitation Number") as a result of the application of Section 1(g) hereof, then the Company may deliver one (1) additional Forced Exercise Number for a Forced Exercise Share Number not in excess of the number of shares equal to the Forced Exercise Limitation Number) and a Forced Exercise Notice may not be delivered until at least thirty (30) Trading Days after the immediately preceding Forced Exercise Date. If the Equity Conditions were satisfied as of the Forced Exercise Notice Date but the Equity Conditions are no longer satisfied at any time prior to the Forced Exercise Date, the Company shall provide the Holder a subsequent notice to that effect indicating that unless the Holder waives the Equity Conditions, the Forced Exercise Notice shall be void ab initio and of no further force or effect. The Company shall deliver to the Holder a notice no later than 10:00 a.m., New York time, on the Forced Exercise Date which notice shall certify whether or not the Equity Conditions have been satisfied. Notwithstanding the foregoing, nothing in this subsection shall prevent the Holder from exercising this Warrant, in whole or part, on or prior to the Forced Exercise Date. The Company covenants and agrees that it will honor all Exercise Notices tendered from the time of delivery of the Forced Exercise Notice through the Forced Exercise Date. Upon an Equity Conditions Failure, the Holder may revoke any Exercise Notice delivered after the Forced Exercise Notice is received by the Holder and the Company, within one (1) Business Day of such revocation, shall return the Aggregate Exercise Price applicable to any such Exercise Notice(s) to the Holder by wire transfer of immediately available funds and any Warrants so exercised shall be deemed reinstated and returned to the Holders, if applicable.

        (b)    Pro Rata Forced Exercise Requirement.    If the Company elects a Forced Exercise of this Warrant pursuant to Section 5(a), then it must simultaneously take the same action in the same proportion with respect to all of the Warrants. If the Company elects a Forced Exercise of this Warrant pursuant to Section 5(a) (or similar provisions under the other Warrants) with respect to less than all of the Warrant Shares then outstanding under this Warrant, then the Company shall require a forced exercise of a number of Warrant Shares from each of the holders of the Warrants equal to each Holders' Pro Rata Amount of the total number of warrant shares subject to such Forced Exercise pursuant to all of the Warrants (such fraction with respect to each holder is referred to as its "Forced Exercise Allocation Percentage," and such amount with respect to each holder is referred to as its "Pro Rata Forced Exercise Amount"); provided, however, that in the event that any holder's Pro Rata Forced Exercise Amount exceeds the outstanding number of warrant shares of such holder's Warrant, then such excess Pro Rata Forced Exercise Amount shall be allocated amongst the remaining holders of Warrants in accordance with the foregoing formula. In the event that the initial holder of any Warrants shall sell or otherwise transfer any of such holder's Warrants, the transferee shall be allocated a pro rata portion of such holder's Forced Exercise Allocation Percentage and the Pro Rata Forced Exercise Amount.

        6.    NONCIRCUMVENTION.    The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, after the expiration of the ninetieth (90th) day following the Issuance Date and so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the Required Reserve Amount. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders (it being understood that notices and other information filed or furnished with the Securities and Exchange Commission on its Electronic Data Gathering and Retrieval (EDGAR) System shall satisfy this requirement).

        7.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

        8.    REISSUANCE OF WARRANTS.

          (a)    Transfer of Warrant.    If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

          (b)    Lost, Stolen or Mutilated Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

          (c)    Exchangeable for Multiple Warrants.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

          (d)    Issuance of New Warrants.    Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

        9.    TRADING ACTIVITIES.    It is understood and acknowledged by the Company that the Holder has not been asked to agree, nor has the Holder agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Warrant Shares for any specified term. The Company further understands and acknowledges that the Holder may engage in hedging and/or trading activities at various times during the period that the Warrant Shares are outstanding (including, without limitation, during the periods that the value of the Warrant Shares is being determined), and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.

        10.    NOTICES.    Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the following instructions: (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified domestic mail, three (3) Business Days after being so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after being so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after being so mailed, and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

          (a)   if to the Company, to:

    Beacon Power Corporation
    65 Middlesex Road
    Tyngsboro, Massachusetts 01879
    Attention: James M. Spiezio, Chief Financial Officer
    Facsimile: (978) 988-1337

    with a copy to:

    Edwards Angell Palmer & Dodge LLP
    111 Huntington Avenue
    Boston, Massachusetts 02199-7613
    Attention: Albert L. Sokol
    Facsimile: (617) 227-4420

          (b)   if to the Holder, at its address on the Exercise Notice, annexed as Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

        11.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

        12.    GOVERNING LAW.    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

        13.    CONSTRUCTION; HEADINGS.    This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

        14.    DISPUTE RESOLUTION.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

        15.    REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.    The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

        16.    TRANSFER.    This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

        17.    CERTAIN DEFINITIONS.    For purposes of this Warrant, the following terms shall have the following meanings:

          (a)   "Alternate Exercise Price" means a price equal to (x) if the applicable Average VWAP Price is less than $1.00, that price computed as 85% of the applicable Average VWAP Price and (y) otherwise, that price computed as 90% of the applicable Average VWAP Price. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Exercise Price Measuring Period (although for the avoidance of doubt, the reference to $1.00 shall not be so adjusted).

          (b)   "Average VWAP Price" means the arithmetic average of the six (6) lowest VWAPs for the Common Stock during the twenty (20) consecutive Trading Days immediately prior to the applicable Exercise Date (each such period, an "Alternate Exercise Price Measuring Period").

          (c)   "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg as of the day immediately following the public announcement of the consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

          (d)   "Bloomberg" means Bloomberg Financial Markets.

          (e)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or governmental authority to remain closed.

          (f)    "Certificate of Designations" means Certificate of Designations, Preferences and Rights of the Preferred Shares.

          (g)   "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 14. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

          (h)   "Common Stock" means (i) the Company's shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

          (i)    "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the Warrants.

          (j)    "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock

          (k)   "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., The NYSE Amex Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or the OTC Bulletin Board.

          (l)    "Equity Conditions" means: (A) on each day during the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), all shares of Common Stock issued and issuable upon exercise of the Warrants shall be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; (B) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or an Eligible Market and shall not have been suspended from trading from any applicable exchanges or markets (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall proceedings for such delisting or suspension from all such exchanges or markets have been commenced, threatened or pending either (1) in writing by all relevant exchanges and markets or (2) by falling below the minimum listing maintenance requirements of all relevant exchanges and markets unless, in the case of clause (1) or (2) above, the Company shall meet all minimum listing conditions of one or more other Eligible Markets; (C) on each day during the Equity Conditions Measuring Period, the Company shall have delivered Common Stock upon exercise of the Warrants to the Holder on a timely basis as set forth in Section 1(a) hereof; (D) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 1(g) hereof or the rules or regulations of the applicable Principal Market; provided, however, that the foregoing shall not preclude the Company from issuing such number of shares that does not cause any such violation; (E) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document (as defined in the Certificate of Designations); (F) during the Equity Conditions Measuring Period, there shall not have occurred a Triggering Event (as defined in the Certificate of Designations) or an event that with the passage of time or giving of notice would constitute a Triggering Event; (G) the Company shall have no knowledge of any fact that would cause all shares of Common Stock issued and issuable upon exercise of the Warrants not to be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; and (H) on each day during the Equity Conditions Measuring Period, the Company otherwise shall be in material compliance with and shall not be in breach of any provision, covenant, representation or warranty of any Transaction Document.

          (m)  "Equity Conditions Failure" means that during the period beginning with the first Trading Day of the Forced Exercise Measuring Period through the applicable Forced Exercise Notice Date or Forced Exercise Date, as the case may be, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

          (n)   "Excluded Securities" means any Common Stock issued or issuable or deemed to be issued in accordance with Section 2(a) hereof by the Company: (A) under any Approved Stock Plan (as defined in the Certificate of Designations); (B) in respect of a conversion or redemption of the Preferred Shares or as Dividend Shares (as defined in the Certificate of Designations) in accordance with the Certificate of Designations or upon the exercise of the Warrants; (C) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Issuance Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Issuance Date and such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date; (D) in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to Section 2(b) hereof; and (E) as the consideration issued to the stockholders of the target entity in a merger transaction or stock acquisition or to the partners in strategic business partnerships or joint ventures, in each case with non-affiliated third parties in a bona fide transaction and otherwise on an arm's length basis, the purpose of which is not to raise additional capital, which for purposes of clarity shall not include securities issued to any other party in connection with any such transaction.

          (o)   "Expiration Date" means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

          (p)   "Forced Exercise Volume Limitation" means 250% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the Forced Exercise Measuring Period.

          (q)   "Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person as a result of which such other Person become the beneficial owner of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (iv) reorganize, recapitalize or reclassify its Common Stock, or (B) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (C) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the

  "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (x) 50% or more of the aggregate ordinary voting power represented by issued and outstanding Common Stock or (y) 50% or more of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by the such Person or Persons as of the date hereof.

          (r)   "Holder Pro Rata Amount" means a fraction (i) the numerator of which is the number of Warrants issued to the Holder issued on the Issuance Date and (ii) the denominator of which is the aggregate number of Warrants issued on the Issuance Date.

          (s)   "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

          (t)    "Option Value" means the value of an Option based on the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined as of the day prior to the public announcement of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to 100%, (iii) the underlying price per share used in such calculation shall be the highest VWAP of the Common Stock during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance and (iv) a 360-day annualization factor.

          (u)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

          (v)   "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

          (w)  "Principal Market" means The NASDAQ Capital Market.

          (x)   "Preferred Shares" means shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company.

          (y)   "Required Holders" means the holders of the Warrants representing more than 60% of shares of Common Stock underlying the Warrants then outstanding.

          (z)   "Series B Warrants" means those certain Warrants to Purchase Preferred Stock issued on the Issuance Date pursuant to the Prospectus and the Registration Statement.

          (aa) "Successor Entity" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

          (bb) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

          (cc) "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such Eligible Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)); (b) if the Common stock is not then listed or quoted on an eligible market, and if the Common Stock is listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

BEACON POWER CORPORATION
By:	Name: Title:

Acknowledged and agreed:
[HOLDER]
By:
Name: Title:

 EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
BEACON POWER CORPORATION

        The undersigned holder hereby exercises the right to purchase              shares of Common Stock ("Warrant Shares") of Beacon Power Corporation, a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

        1.     Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                 a "Cash Exercise" with respect to              Warrant Shares; and/or

                 a "Cashless Exercise" with respect to              Warrant Shares.

        2.     Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $             to the Company in accordance with the terms of the Warrant.

        3.     Delivery of Warrant Shares. The Company shall deliver to the holder              Warrant Shares in accordance with the terms of the Warrant.

        4.     The undersigned holder hereby certifies that the number of shares of Common Stock owned by the holder and a detailed computation of the number of shares of Common Stock the holder is entitled to acquire by exercise or conversion of any security or instrument without regard to any time, cap or other limitation on such exercise or conversion, are set forth below.

Date:	,
Name of Registered Holder

By:	Name: Title:

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may offer common stock, preferred stock, depositary shares and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings up to a total amount of $60,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. We may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements. Forward-looking statements can generally be identified by our use of words such as "anticipates," "believes," "continue," "estimates," "expects," "intends," "may," "opportunity," "plans," "potential," "predicts," or "will," the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements.

        These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Our beliefs and assumptions could prove incorrect. New risks and uncertainties emerge from time to time, and it is not possible for us to predict which factors will arise or how they may affect us.

        These and other factors, including those factors set forth under "Risk Factors," could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf. You should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

 BEACON POWER CORPORATION

Overview

        Beacon Power Corporation designs, develops, and is taking steps to commercialize advanced products and services to support stable, reliable and efficient electricity grid operation. We believe that our sustainable energy storage solutions can help provide reliable electric power for the utility, renewable energy, and distributed generation markets. Beacon is a development-stage company that was incorporated in Delaware on May 8, 1997.

        The focus of our research and development has been to establish a patent-protected technology that can provide highly reliable energy solutions for the worldwide electricity grid at competitive costs. Our primary commercial market strategy is to become a provider of frequency regulation services to operators of the electricity grid in the United States.

        In six geographic regions in the United States, the grid has been placed under the supervision of regional operators that are responsible for its maintenance and operation in these regions. All of these regional operators purchase frequency regulation services from independent providers. We are seeking to become one such provider. We believe our technology will offer greater reliability, faster response time, cleaner operation, lower maintenance costs and better overall economic attributes than the majority of the incumbent generators that provide frequency regulation services.

        Our principal corporate offices and research and development laboratory are located at 65 Middlesex Road, Tyngsboro, Massachusetts, 01879. The telephone number at our principal corporate offices is 978-694-9121. Our website is located at www.beaconpower.com . Information contained on our website does not constitute part of this prospectus. References in the prospectus to "Beacon," "we," "our," "us," and the "Company" refer, collectively, to Beacon Power Corporation and its subsidiary.

 SECURITIES WE MAY OFFER

        We may offer shares of our common stock and preferred stock, depositary shares representing fractional shares of our preferred stock and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $60,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  Designation or classification

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  Aggregate offering price

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  Rates and times of payment of dividends

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  Redemption, conversion or exchange terms

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  Conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange

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  Ranking

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  Restrictive covenants

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  Voting or other rights and

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  Important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We may sell the securities directly to investors or through agents, underwriters or dealers. We and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

  •
  The names of those agents, underwriters or dealers

  •
  Applicable fees, discounts and commissions to be paid to them

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  Details regarding over-allotment options, if any; and

  •
  The net proceeds to us.

Common Stock

        We may issue shares of our common stock from time to time. Subject to any preferential rights, holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

        We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Depositary Shares

        We may issue receipts for depositary shares representing fractional shares of preferred stock from time to time. The fractional share of the applicable series of preferred stock represented by such depositary shares will be set forth in the applicable prospectus supplement.

        Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. In this prospectus, we have summarized certain general features of the depositary shares. We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. We urge you to read the prospectus supplements related to any depositary shares being offered, as well as the complete deposit agreement and depositary receipt that contains the terms of the depositary shares.

Warrants

        We may issue warrants for the purchase of common stock, preferred stock, depositary shares in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock or depositary shares, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. We urge you to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the applicable series of warrants.

Units

        We may issue units representing any combination of common stock, preferred stock, depositary shares and/or warrants from time to time.

        The units will be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement under which the units are designated, describing the terms of the units we are offering before the issuance of the related units. We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement designating the units.

RISK FACTORS

        Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q, which are incorporated by reference. In addition, for any securities offered under this prospectus we will include risk factors, if appropriate, in the applicable prospectus supplement relating to those securities.

USE OF PROCEEDS

        Unless otherwise provided in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes, including the repayment of future indebtedness, and potential acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to this offering.

 DESCRIPTION OF CAPITAL STOCK

        Our certificate of incorporation authorizes us to issue an aggregate of 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following summary of provisions of our securities, various provisions of our corporate charter, by-laws and Rights Agreement, as amended, and provisions of applicable law is not intended to be complete and is qualified by reference to the provisions of applicable law and to our corporate charter, by-laws and Rights Agreement, which we have previously filed with the SEC.

Common Stock

        The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of common stock present in person or represented by proxy, voting together as a single class.

Preferred Stock

        Our certificate of incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, in one or more series and to establish the rights, preferences, privileges and restrictions of any series of preferred stock, including dividend rights, dividend rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any designated series. We may, from time to time, amend our certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of both a majority of the members of the board of directors then in office and a majority of the voting power of all of the shares of capital stock entitled to vote for directors, without a separate vote of the holders of preferred stock or any series of preferred stock unless a separate vote of any such holder is otherwise required pursuant to the certificate of designations establishing a series of preferred stock.

        We have 10,000,000 shares of preferred stock authorized, of which 1,100,000 shares have been designated as Series A Junior Participating Preferred Stock, which may be issued upon the occurrence of a triggering event under our rights agreement.

Rights Agreement

        We have entered into a rights agreement with EquiServe Trust Company, N.A. (now known as Computershare Limited), pursuant to which our board of directors declared a dividend distribution of one preferred share purchase right for each share of our common stock outstanding on October 7, 2002. Our board of directors further authorized and directed the issuance of one right to each share of common stock that is issued between the record date of October 7, 2002 and the earlier of the distribution date and the date the rights terminate. The rights trade with, and are inseparable from, our common stock until a distribution date occurs. Once the rights become exercisable, each right will allow its holder to purchase from us one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, at a purchase price of $22.50, subject to adjustment from time to time. This portion of a preferred share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of our common stock. Prior to exercise, the rights do not give their holders any dividend, voting or liquidation rights.

        The rights only become exercisable on the earlier of: (a) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions, has become an acquiring person by beneficially owning 15% (except that such percentage is 20% for

Quercus Trust and persons who are beneficial owners through it) or more of our outstanding common stock, or (b) such date, if any, as may be designated by our board of directors after the date of a person's or group's commencement of a tender or exchange offer the consummation of which would result in that person or group becoming an acquiring person.

        Once a person or group becomes an acquiring person, the rights have the following "flip-in" and "flip-over" features:

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  Flip-In:    If a person or group becomes an acquiring person, all holders of rights except the acquiring person may, for $22.50 per right, subject to adjustment from time to time, purchase shares of our common stock with a market value two times the exercise price of such right.

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  Flip-Over:    If we are later acquired in a merger or similar transaction after a distribution date has occurred, all holders of rights except the acquiring person may, for $22.50 per right, purchase shares of common stock of the acquiring corporation with a market value two times the exercise price of such right.

        Each one one-hundredth of a preferred share, once issued:

  •
  Will not be redeemable

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  Will entitle holders to quarterly dividend payments of $1.00, or an amount equal to 100 times the dividend paid on one share of our common stock, whichever is greater

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  Will entitle holders upon liquidation either to receive $22.50 per share, subject to adjustment from time to time, or an amount equal to 100 times the payment made on one share of our common stock, whichever is greater

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  Will have the same voting power as one share of our common stock; and

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  If shares of Beacon common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a payment equal to the payment made on one share of our common stock.

        The value of one one-hundredth of a preferred share should approximate the value of one share of our common stock.

        We may, at the option of our board of directors and at any time prior to a person becoming an acquiring person, redeem all, but not less than all, of the rights at a redemption price of $0.01 per right, payable at our option in cash, shares of our common stock or such other form of consideration as our board of directors shall determine. We may also redeem the rights as a whole, but not in part, at any time prior to the earlier of (a) the close of business on the tenth business day following the first date of public announcement by us or an acquiring person that an acquiring person has become such or (b) September 30, 2012, at a price of $0.01 per right. After the redemption period has expired, our right of redemption may be reinstated if an acquiring person reduces his beneficial ownership to less than 15% of the outstanding shares of our common stock in a transaction or series of transactions not involving us and there are no other acquiring persons.

        The terms of the rights agreement may be amended by our board of directors without the consent of the rights holders with the exception of certain economic terms of the rights. After a distribution date has occurred, the board of directors may not amend the rights agreement in any way that adversely affects the holders of the rights.

Dividends

        Holders of our common stock will share ratably in any dividends declared by our board of directors. Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock.

Other Rights

        All holders of our common stock are entitled to share ratably in any assets available for distribution to holders of shares of our common stock upon our liquidation, dissolution or winding up. No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock. All shares of common stock that are outstanding on the date of this prospectus are, and all shares of common stock that we may offer under a prospectus supplement will be, fully paid and nonassessable.

Warrants

        We have outstanding seven series of warrants to purchase our common stock. These warrants are now exercisable for shares of our common stock.

        The exercise price and the number of shares of our common stock to be issued upon exercise of the warrants will be adjusted under certain circumstances, including:

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  Subdivisions, stock dividends or combinations of our common stock

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  Reclassifications, exchanges, substitutions, or in-kind distributions that result in a change in the number and/or class of the securities issuable upon exercise of the warrants

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  Reorganizations, mergers and similar transactions; and

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  The issuance of additional shares of our common stock or securities convertible into our common stock at a price per share less than the exercise price in effect immediately prior to the issuance of the additional securities.

        Holders of the warrants are not entitled to receive dividends, vote, receive notice of any meetings of stockholders or otherwise have any right as stockholders.

        As of the date of this prospectus, warrants outstanding were as follows:

        April 2005 Financing Warrant.    In connection with the investment in Beacon by Perseus 2000 Expansion, L.L.C., we issued a warrant for 800,000 shares of our common stock, at an exercise price of $1.008. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. This warrant is exercisable at any time until May 25, 2010.

        November 2005 Financing Warrants.    As part of a financing, we issued warrants to ten "accredited investors". Following adjustments required by the February 2007 financing described below, these warrants are exercisable for an aggregate of 3,287,821 shares of our common stock at an exercise price of $1.99 per share. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be further adjusted from time to time. Also in connection with the same financing, we issued placement agent warrants exercisable for an aggregate of 450,000 shares of our common stock at an exercise price of $2.21 per share. Each investor warrant is exercisable at any time until May 9, 2011, and each placement agent warrant is exercisable at any time until November 8, 2008.

        February 2007 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 6,261,786 shares of our common stock to eight persons. The per-share exercise price for the warrant shares is $1.33. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until February 15, 2012.

        July 2007 GFI Tyngsboro Landlord Warrant.    We issued this warrant as additional consideration on our lease. The landlord received a warrant to purchase 500,000 shares of our common stock. The per-share exercise price for the warrant shares is $1.77. The number of shares of our common stock issuable upon exercise of this warrant and the exercise price per share may be adjusted from time to time. The warrant is exercisable for seven years commencing July 23, 2007.

        September 2007 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 6,275,510 shares of our common stock to 2 persons. The per-share exercise price for the warrant shares is $1.99. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable for five years commencing March 11, 2008.

        October 2007 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 11,316,260 shares of our common stock to 5 persons. The per-share exercise price for the warrant shares is $2.97. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable for five years commencing May 1, 2008.

        June 2008 Loan Warrants.    As part of a loan we received through a funding collaboration between the Emerging Technology Fund of Massachusetts Development Finance Agency and the Massachusetts Technology Collaborative's Business Expansion Initiative, we issued two warrants to purchase an aggregate of 171,958 shares of our common stock. The per-share exercise price for the warrant shares is $1.89. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable for seven years commencing June 30, 2008.

Limitation of Liability and Indemnification

        Our certificate of incorporation limits the liability of our directors, officers and various other parties whom we have requested to serve as directors, officers, trustees or in similar capacities with other entities to it or its stockholders for any liability arising from an action to which such persons were party by reason of the fact that they were serving us or at our request to the fullest extent not prohibited by the Delaware General Corporation Law.

        We have entered into indemnification agreements with our directors and officers. Subject to certain limited exceptions, under these agreements, we will be obligated, to the fullest extent not prohibited by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were Beacon directors or officers. We also maintain liability insurance for our directors and executive officers in order to limit our exposure to liability for indemnification of our directors and executive officers.

        As of the date of this prospectus, there is no pending material litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted.

Provisions of Certificate of Incorporation and By-laws Which May Have Anti-Takeover Effect

        A number of provisions of our certificate of incorporation and by-laws concern matters of corporate governance and the rights of stockholders. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers, which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and those of our stockholders. Our board of directors has no present plans to adopt any further measures or devices, which may be deemed to have an "anti-takeover effect."

Special Meetings of Stockholders

        Our by-laws provide that a special meeting of stockholders may be called only by our President or board of directors unless otherwise required by law. Our by-laws also provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law. In addition, our by-laws include notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at a special meeting of stockholders.

Director Vacancies and Removal

        Our by-laws provide that vacancies in our board of directors may be filled only by the affirmative vote of a majority of the remaining directors. Our by-laws provide that directors may be removed from office with or without cause and only by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors, except that directors elected by a particular class or series of stock can only be removed without cause by the affirmative vote of holders of a majority of shares of that series or class.

Amendment of By-laws

        Our certificate of incorporation and by-laws provide that our by-laws may be amended or repealed by our board of directors or by our stockholders. Such action by the board of directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of holders of at least two-thirds of the shares then entitled to vote.

Statutory Business Combination Provision

        Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from consummating a "business combination," except under certain circumstances, with an "interested stockholder" for a period of three years after the date such person became an "interested stockholder" unless:

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  Before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination

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  Upon the closing of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans; or

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  Following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

        The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the prior three years, owned, 15% or more of a corporation's outstanding voting stock. The term "business combination" includes mergers, asset sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from an amendment approved by holders of a least a majority of the outstanding voting stock. Neither our certificate of incorporation nor our by-laws contains any such exclusion.

Trading on the NASDAQ Capital Market System

        Our common stock is listed on the NASDAQ Capital Market, under the symbol "BCON."

Transfer Agent and Registrar

        The name and address of the transfer agent and registrar for our common stock is Computershare Limited, P.O. Box 43078 Providence, RI 02940-3078.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue receipts for depositary shares representing fractional shares of preferred stock. The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

        The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following summaries of material provisions of the deposit agreement, the depositary shares and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.

        These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

Withdrawal of Underlying Preferred Stock

        Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

        If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

        Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

        If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder's depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

        We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

Reports

        The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counselor accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $60,000,000.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase common stock (which we refer to as common stock warrants), preferred stock (which we refer to as preferred stock warrants) or depositary shares (which we refer to as depositary share warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

        While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

Other Warrants

        We will describe the terms of any preferred stock warrants, common stock warrants or depositary share warrants in the applicable prospectus supplement. Those terms will include, to the extent applicable:

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  The offering price and the aggregate number of warrants offered

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  The total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise

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  The designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share

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  The date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares

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  The number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise

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  The terms of any rights to redeem or call, or accelerate the expiration of, the warrants

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  The date on which the right to exercise the warrants begins and the date on which that right expires

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  United States federal income tax consequences of holding or exercising the warrants; and

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  Any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

        Warrants for the purchase of common stock, preferred stock or depositary shares will be in registered form only.

        A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "Warrant Adjustments" below.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash shares of preferred stock, common stock or depositary shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities, shares of preferred stock, common stock purchasable or depositary shares upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

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  Issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock

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  Pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock

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  Issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

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  Issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

        Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

        Holders of common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

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  Certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable

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  Certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

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  Certain sales or dispositions to another entity of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

 DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will issue the warrants under a warrant agreement. We use the term "warrant unit agreement" to refer to any of these unit agreements.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

        We may issue units comprised of one or more shares of common stock, shares of preferred stock, depositary shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

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  The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately

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  Any provisions of the governing unit agreement that differ from those described below; and

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  Any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Depositary Shares," and "Description of Warrants" and will apply to each unit and to any common stock, preferred stock, depositary share or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice, even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders, but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

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  How it handles securities payments and notices

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  Whether it imposes fees or charges

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  How it would handle a request for the holders' consent, if ever required

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  Whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future

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  How it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  If the securities are global securities, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all global securities issued under this prospectus.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations when a Global Security will be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers.

        We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

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  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

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  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

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  An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

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  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security will be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

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  If the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days

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  If we notify any applicable trustee that we wish to terminate that global security; or

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  If an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

 PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following methods from time to time:

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  To underwriters for resale to the public or to investors

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  A block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction

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  Purchases by a broker or dealer, including purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus

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  Through ordinary brokerage transactions and transactions in which the broker solicits purchasers

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  Through agents to the public or to investors

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  Directly to investors in privately negotiated transactions; or

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  Through a combination of any of these methods of sale.

        The securities may be sold from time to time in one or more transactions at:

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  Fixed prices, which may be changed

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  The prevailing market price at the time of sale

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  Varying prices determined at the time of sale; or

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  At negotiated prices.

        Sales may be affected in transactions:

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  On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NASDAQ in the case of shares of our common stock

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  In the over-the-counter market

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  In transactions otherwise than on such exchanges or services or in the over-the-counter market

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  Though the writing of options; or

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  Through the settlement of short sales.

        We may enter into derivative or other hedging transactions with financial institutions, or sell securities not covered by this prospectus to financial institutions in privately negotiated transactions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may loan, pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

        We will describe in a prospectus supplement the terms of the offering of securities, including:

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  The name or names of any underwriters or agents

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  The purchase price of the securities being offered and the proceeds we will receive from the sale

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  Any over-allotment options under which underwriters may purchase additional securities from us

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  Any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation

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  Any initial public offering price; and

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  Any discounts or concessions allowed or re-allowed or paid to dealers.

Underwriters and Agents

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow, re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

        An underwriter, agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on NASDAQ or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby will be passed upon by Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts.

EXPERTS

        Miller Wachman LLP, independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Miller Wachman LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        You may also obtain copies of this information by mail at prescribed rates by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement on the SEC's website at www.sec.gov.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

        We are incorporating by reference the following reports, which we have filed with the SEC:

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  Our Annual Report on Form 10-K for the year ended December 31, 2007

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  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008

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  Our Current Reports on Form 8-K filed on February 21, 2008, February 29, 2008, June 16, 2008 and July 7, 2008; and

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  The description of our common stock contained in our registration statement on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        We will furnish without charge to you, on written or oral request, a copy of all of the documents incorporated by reference, including exhibits to these documents. You should direct any request for documents to Beacon Power Corporation, Attention: Corporate Secretary, 65 Middlesex Road, Tyngsboro, Massachusetts 01879.

10,000 Shares of Series B Convertible Preferred Stock, Initial Stated Value $1,000 per Share
Warrants to Purchase 5,000 Shares of Series B Convertible Preferred Stock
Warrants to Purchase 44,582,707 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

LAZARD CAPITAL MARKETS

December 22, 2010